Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (this “Amendment”) dated as of September 27, 2023 by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”; together with PREIT and PREIT-RUBIN, each individually, a “Borrower” and collectively, the “Borrower”), each of the Lenders party hereto and WILMINGTON SAVINGS FUND SOCIETY, FSB, as administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the financial institutions from time to time party thereto as Lenders and the Administrative Agent, are parties to that certain Amended and Restated First Lien Credit Agreement, dated as of December 10, 2020 (as amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 among Wells Fargo Bank, National Association, as resigning administrative agent, the Administrative Agent, as the successor administrative agent, the Borrower and the lenders party thereto, and that certain First Amendment to Amended and Restated First Lien Credit Agreement, dated as of May 12, 2023, and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment; and

WHEREAS, the parties hereto are willing to amend the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement referred to below. Section 1.2 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.

Section 2. Amendments to the Existing Credit Agreement. Effective as of the Second Amendment Effective Date (as defined in Section 3 below):

(a) the Existing Credit Agreement, excluding schedules and exhibits thereto, is hereby amended in the form of Annex I hereto (as amended, the “Amended Credit Agreement”), with deletions of the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and the additions of the double-underlined text (indicated textually in the same manner as the following example: double-underlined text; and

(b) a new Schedule 1.1(F) in the form of Annex II hereto is hereby attached to the Amended Credit Agreement.

Section 3. Conditions to Amendment Effective Date. The amendments contemplated by Section 2 of this Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which the following conditions are satisfied:

(a) Execution and Delivery. The Administrative Agent (or its counsel) shall have received counterparts of this Amendment from the Lenders that, at a minimum, collectively represent the Super Majority Revolving Lenders and the Borrower.

(b) Expenses. The Administrative Agent shall have received reimbursement of all costs and expenses (including legal counsel fees and expenses) required to be reimbursed by the Borrower pursuant to the Existing Credit Agreement to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date; and the Borrower shall have paid the fees and expenses of Paul Hastings, LLP, as counsel to certain Lenders, to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date.

Section 4. Representations and Warranties of the Credit Parties. Each Borrower party hereto, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

(a) the execution, delivery and performance of this Amendment by such Borrower has been duly authorized by all necessary corporate or other organizational action;

(b) no Default or Event of Default has occurred or is continuing; and

(c) each of the representations and warranties of the Borrower and each other Loan Party contained in Article VII of the Amended Credit Agreement and each other Loan Document are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of the Second Amendment Effective Date to the same extent as though made on and as of the date hereof, except to such extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of such earlier date.

Section 5. Credit Agreement Unaffected. Each reference to the Existing Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Existing Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Loan Documents shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

Section 6. Counterparts; Integration; Effectiveness.

2

(a) This Amendment may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Delivery of an executed counterpart via facsimile, portable document format (“PDF”) or electronic mail shall constitute delivery of an original. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in this Amendment or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. The parties hereto hereby consent to the use of electronic signatures and records in connection with this Amendment.

(b) This Amendment, together with the Existing Credit Agreement and the other Loan Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall be binding upon and inure to the benefit of the Borrower, each other Borrower party hereto, the Administrative Agent, the Issuer, each Lender and their respective successors and assigns.

Section 7. Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. The jurisdiction and waiver of right to trial by jury provisions in Section 12.5 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

Section 8. Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 9. Headings. Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

PREIT ASSOCIATES, L.P.,
a Delaware limited partnership

By:	Pennsylvania Real Estate Investment Trust, a
Pennsylvania business trust
its general partner

	By:	/s/ Andrew Ioannou
	Name:	Andrew Ioannou
	Title:	Executive Vice President, Finance &
Acquisitions and Treasurer

PREIT-RUBIN, INC., a Pennsylvania corporation

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signature Page to Second Amendment to Amended and Restated First Lien Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent

By:	/s/ Patrick J. Healy
Name: Patrick J. Healy
Title: Senior Vice President

[Signature Page to Second Amendment to Amended and Restated First Lien Credit Agreement]

(Required Lender Signature Pages on File with the Administrative Agent)

ANNEX I

Amended Credit Agreement

[See attached.]

As amended through the ~~First~~Second Amendment to Amended and Restated First Lien Credit Agreement

Loan Number: 1019791

AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

Dated as of December 10, 2020,

as amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021 among Wells Fargo Bank, National Association, as resigning administrative agent, the Administrative Agent, as the successor administrative agent, the Borrower and the lenders party thereto ~~and~~, as further amended by that certain First Amendment to Amended and Restated First Lien Credit Agreement, dated as of May 12, 2023, and as further amended by that certain Second Amendment to Amended and Restated First Lien Credit Agreement, dated as of September 27, 2023 by and among

PREIT ASSOCIATES, L.P. AND PREIT-RUBIN, INC.,

each, as a Borrower,

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST,

as Parent and as a Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 12.6(B),

as Lenders

and

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Administrative Agent

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	3

Section 1.1	Definitions	3

Section 1.2	General; References to Times	~~46~~53

Section 1.3	Rates	~~47~~53

Section 1.4	Divisions	~~47~~53

ARTICLE II	CREDIT FACILITIES	~~47~~54

Section 2.1	Revolving Loans	~~47~~54

Section 2.2	Term Loans	~~49~~55

Section 2.3	Intentionally Omitted	~~50~~56

Section 2.4	Intentionally Omitted	~~50~~56

Section 2.5	Letters of Credit	~~50~~56

Section 2.6	Rates and Payment of Interest on Loans	~~54~~60

Section 2.7	Number of Interest Periods	~~55~~61

Section 2.8	Repayment of Loans	~~55~~61

Section 2.9	Late Charges	~~55~~62

Section 2.10	Prepayments	~~56~~62

Section 2.11	Continuation	~~62~~68

Section 2.12	Conversion	~~63~~69

Section 2.13	Notes	~~63~~69

Section 2.14	Expiration or Maturity Date of Letters of Credit Past Termination	~~64~~70

Section 2.15	Extension of Revolving Termination Date and Term Loan Maturity Date	~~64~~70

Section 2.16	Voluntary Reduction of the Commitments	~~66~~72

Section 2.17	Joint and Several Liability of the Borrower	~~66~~72

Section 2.18	Actions of the Borrower	~~67~~74

Section 2.19	Amount Limitations	~~67~~74

Section 2.20	Funds Transfer Disbursements	~~68~~74

Section 2.21	Reallocations of the Existing Bridge Loans on the Effective Date	~~68~~74

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ARTICLE III	PAYMENTS, FEES AND OTHER GENERAL PROVISIONS	~~69~~75

Section 3.1	Payments	~~69~~75

Section 3.2	Pro Rata Treatment	~~70~~76

Section 3.3	Sharing of Payments, Etc.	~~70~~77

Section 3.4	Several Obligations	~~71~~77

Section 3.5	Fees	~~71~~77

Section 3.6	Computations	~~72~~78

Section 3.7	Usury	~~72~~79

Section 3.8	Statements of Account	~~73~~79

Section 3.9	Defaulting Lenders	~~73~~79

Section 3.10	Taxes	~~76~~83

ARTICLE IV	BORROWING BASE PROPERTIES	~~81~~87

Section 4.1	Borrowing Base Properties	~~81~~87

Section 4.2	Release of Borrowing Base Properties; Release of Out-Parcels	~~81~~87

Section 4.3	Designated Collateral Proceeds Account	~~86~~92

Section 4.4	Continuity of Liens	~~86~~93

ARTICLE V	YIELD PROTECTION, ETC.	~~86~~93

Section 5.1	Additional Costs; Capital Adequacy	~~86~~93

Section 5.2	Inability to Determine Rates	~~88~~95

Section 5.3	Illegality	~~89~~96

Section 5.4	Compensation	~~90~~96

Section 5.5	Treatment of Affected Loans	~~90~~97

Section 5.6	Affected Lenders	~~91~~97

Section 5.7	Assumptions Concerning Funding of SOFR Loans	~~91~~98

Section 5.8	Change of Lending Office	~~92~~98

ARTICLE VI	CONDITIONS PRECEDENT	~~92~~98

Section 6.1	Initial Conditions Precedent	~~92~~98

Section 6.2	Conditions Precedent to All Credit Events	~~96~~103

- ii -

ARTICLE VII	REPRESENTATIONS AND WARRANTIES	~~97~~104

Section 7.1	Representations and Warranties	~~97~~104

Section 7.2	Survival of Representations and Warranties, Etc.	~~104~~111

ARTICLE VIII	AFFIRMATIVE COVENANTS	~~105~~111

Section 8.1	Financial Reporting and Other Information	~~105~~111

Section 8.2	Preservation of Existence and Similar Matters	~~111~~118

Section 8.3	Compliance with Applicable Law	~~112~~118

Section 8.4	Maintenance of Property	~~112~~118

Section 8.5	Conduct of Business	~~112~~119

Section 8.6	Insurance	~~112~~119

Section 8.7	Payment of Taxes and Claims	~~112~~119

Section 8.8	Books and Records; Visits and Inspections	~~113~~119

Section 8.9	Use of Proceeds	~~113~~120

Section 8.10	Environmental Matters	~~113~~120

Section 8.11	Further Assurances	~~114~~120

Section 8.12	Material Contracts	~~114~~121

Section 8.13	REIT Status	~~114~~121

Section 8.14	SNDAs and Ground Lease Estoppels	~~114~~121

Section 8.15	Guarantors; Release of Guarantors	~~115~~121

Section 8.16	Rental and Leased Properties	~~116~~122

Section 8.17	Collateral	~~116~~123

Section 8.18	Existing Sale Agreements	~~117~~123

Section 8.19	Affirmative Leasing Covenants	~~117~~123

Section 8.20	Updated Appraisals	~~118~~124

Section 8.21	[Intentionally Omitted]	~~118~~124

Section 8.22	Liens, Encumbrances and Charges on Borrowing Base Properties	~~118~~124

Section 8.23	Subdivision Maps	~~118~~125

ARTICLE IX	NEGATIVE COVENANTS	~~119~~125

Section 9.1	Financial Covenants	~~119~~125

Section 9.2	Restricted Payments; Certain Payments of Indebtedness	~~120~~126

- iii -

Section 9.3	Liens; Negative Pledge	~~120~~127

Section 9.4	Restrictions on Intercompany Transfers	~~121~~128

Section 9.5	Mergers and Sales of Assets	~~122~~128

Section 9.6	Fiscal Year	~~123~~130

Section 9.7	Modifications of Organizational Documents and Material Contracts	~~123~~130

Section 9.8	Transactions with Affiliates	~~124~~130

Section 9.9	Environmental Matters	~~124~~131

Section 9.10	ERISA Exemptions	~~124~~131

Section 9.11	Derivatives Contracts	~~124~~131

Section 9.12	Intentionally Omitted	~~125~~131

Section 9.13	Use of Proceeds	~~125~~131

Section 9.14	Indebtedness	~~126~~133

Section 9.15	[Intentionally Omitted]	~~127~~134

Section 9.16	Investments	~~127~~134

Section 9.17	Parking Cash	~~127~~134

Section 9.18	Cash Sweep Period; Cash Collateral Account	~~127~~134

Section 9.19	Negative Leasing Covenants	~~129~~136

Section 9.20	Assessments and Community Facilities Districts	~~130~~137

ARTICLE X	DEFAULT	~~130~~137

Section 10.1	Events of Default	~~130~~137

Section 10.2	Remedies Upon Event of Default	~~135~~142

Section 10.3	Remedies Upon Default	~~136~~143

Section 10.4	Marshaling; Payments Set Aside	~~136~~143

Section 10.5	Allocation of Proceeds	~~137~~144

Section 10.6	Letter of Credit Collateral Account	~~138~~145

Section 10.7	Performance by Administrative Agent	~~139~~146

Section 10.8	Rescission of Acceleration by Requisite Lenders	~~139~~146

Section 10.9	Rights Cumulative	~~139~~146

ARTICLE XI	THE ADMINISTRATIVE AGENT	~~140~~147

Section 11.1	Appointment and Authorization	~~140~~147

Section 11.2	Administrative Agent’s Reliance, Etc.	~~141~~148

- iv -

Section 11.3	Notice of Defaults	~~142~~149

Section 11.4	Administrative Agent and Titled Agents as Lender or Specified Derivatives Provider	~~142~~149

Section 11.5	Approvals of Lenders	~~143~~150

Section 11.6	Lender Credit Decision, Etc.	~~143~~150

Section 11.7	Indemnification of Administrative Agent	~~144~~151

Section 11.8	Successor Administrative Agent	~~145~~152

Section 11.9	Titled Agents	~~146~~153

Section 11.10	Collateral Matters; Protective Advances	~~146~~153

Section 11.11	Specified Derivatives Providers	~~148~~155

Section 11.12	Intercreditor Agreement	~~151~~158

Section 11.13	Post-Foreclosure Plans	~~151~~159

Section 11.14	Committees; Participation of all Lenders	~~152~~160

ARTICLE XII	MISCELLANEOUS	~~153~~160

Section 12.1	Notices	~~153~~160

Section 12.2	Expenses	~~154~~161

Section 12.3	Stamp, Intangible and Recording Taxes	~~155~~162

Section 12.4	Setoff	~~155~~162

Section 12.5	Litigation; Jurisdiction; Other Matters; Waivers	~~156~~163

Section 12.6	Successors and Assigns	~~157~~164

Section 12.7	Amendments and Waivers	~~162~~169

Section 12.8	Nonliability of Administrative Agent and Lenders	~~165~~172

Section 12.9	Confidentiality	~~165~~173

Section 12.10	Indemnification	~~166~~173

Section 12.11	Termination; Survival	~~168~~175

Section 12.12	Severability of Provisions	~~168~~176

Section 12.13	GOVERNING LAW	~~169~~176

Section 12.14	Counterparts	~~169~~176

Section 12.15	Independence of Covenants	~~169~~176

Section 12.16	Obligations with Respect to Loan Parties	~~169~~177

Section 12.17	Limitation of Liability	~~169~~177

Section 12.18	Entire Agreement	~~170~~177

Section 12.19	Construction	~~170~~177

- v -

Section 12.20	Time of the Essence	~~170~~177

Section 12.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~170~~178

Section 12.22	No Novation	~~171~~178

Section 12.23	Acknowledgement Regarding Any Supported QFCs	~~171~~178

Section 12.24	Reservation of Rights	~~172~~179

SCHEDULE I

SCHEDULE 1.1(B)

SCHEDULE 1.1(C)

SCHEDULE 1.1(D)

SCHEDULE 1.1(E)

SCHEDULE 1.1(F)

SCHEDULE 6.1(a)

SCHEDULE 7.1(b)

SCHEDULE 7.1(f)

SCHEDULE 7.1(g)

SCHEDULE 7.1(h)

SCHEDULE 7.1(i)

SCHEDULE 7.1(x)

SCHEDULE 7.1(z)

SCHEDULE 7.1.(cc)

SCHEDULE 8.6

Commitments

Borrowing Base Properties; Allocated Loan Amounts

Existing Letters of Credit

Legal Descriptions of Woodland Mall Property and

Woodland Anchor Parcel

Specified Property Acquisition

Existing Sales Agreements

Summary of Terms for PM Gallery Modification

Ownership Structure

Title to Properties; Excluded Properties

Indebtedness

Material Contracts

Litigation

Non-Guarantor Subsidiaries

Specified Derivatives Contracts

Existing Ground Leases

Insurance

EXHIBIT A EXHIBIT B EXHIBIT C EXHIBIT D EXHIBIT E EXHIBIT F EXHIBIT G EXHIBIT H EXHIBIT I EXHIBIT J EXHIBITS K EXHIBIT L EXHIBIT M EXHIBIT N

Form of Assignment and Assumption Agreement

Form of Guaranty

Form of Notice of Continuation

Form of Notice of Conversion

Form of Notice of Borrowing

Form of Intercreditor Agreement

Form of Disbursement Instruction Agreement

Form of Revolving Note

Form of Term Note

Intentionally Omitted

Form of Tax Compliance Certificates

Form of Compliance Certificate

Secured Swap Intercreditor Agreement

Benchmark Replacement Provisions

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THIS AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (this “Agreement”) dated as of December 10, 2020, by and among PREIT Associates, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”; together with PREIT and PREIT-RUBIN, each individually, a “Borrower” and collectively, the “Borrower”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.6.(b) and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent.

WHEREAS, capitalized terms used herein and not otherwise defined elsewhere in this Agreement will have the meanings given to such terms in Section 1.1 hereof;

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent previously entered into that certain Credit Agreement dated August 11, 2020 (as amended, supplemented or otherwise modified and in effect on the date hereof, the “Existing Bridge Credit Agreement”), pursuant to which the lenders thereunder (the “Existing Bridge Lenders”) made term loans in an aggregate principal amount of $55,000,000 (the “Existing Bridge Loans”).

WHEREAS, the Borrower, the lenders party thereto (the “Existing Term Loan Lenders”), and Wells Fargo Bank, National Association, as administrative agent, are parties to that certain Seven-Year Term Loan Agreement, dated as of January 8, 2014 (as amended, amended and restated, supplemented or otherwise modified and in effect as of the date hereof, the “Existing Term Loan Agreement”), pursuant to which the Existing Term Loan Lenders have made term loans thereunder to the Borrower in an aggregate outstanding principal amount of $244,545,454.54 (the “Existing Term Loans”);

WHEREAS, the Borrower, the lenders party thereto (the “Existing Revolver/Term Loan Lenders”), and Wells Fargo Bank, National Association, as administrative agent, are parties to that certain Amended and Restated Credit Agreement, dated as of May 24, 2018 (as amended, amended and restated, supplemented or otherwise modified and in effect as of the date hereof, the “Existing Revolver/Term Loan Agreement”), pursuant to which the Existing Revolver/Term Loan Lenders have made revolving loans thereunder to the Borrower in an aggregate outstanding principal amount of $375,000,000 and term loans thereunder to the Borrower in an aggregate outstanding principal amount of $293,454,545.46 (such revolving loans and term loans, collectively, the “Existing Revolver/Term Loans”);

WHEREAS, on November 1, 2020 (the “Petition Date”), each Borrower and certain of its respective affiliates and subsidiaries filed a voluntary petition relief under chapter 11 of title 11 of the United States Code (collectively, the “Bankruptcy Cases”), which Bankruptcy Cases were jointly administered under Case No. 20-12737 (KBO) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, (i) on the Petition Date, the Debtors filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of its Direct and Indirect Subsidiaries (as subsequently amended, modified or supplemented from time to time, the “Prepackaged Plan”), (ii) on November 30, 2020, the Bankruptcy Court confirmed the Prepackaged Plan and entered the Findings of Fact, Conclusions of Law, and Order Approving the

Adequacy of the Debtors’ Disclosure Statement For, and Confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of its Direct and Indirect Subsidiaries (Case 20-12737-KBO, Doc 213) (the “Confirmation Order”), and (iii) on December 10, 2020, and subject to the simultaneous effectiveness of this Agreement the effective date under the Prepackaged Plan occurred;

WHEREAS, pursuant to the Prepackaged Plan, the Existing Bridge Loan Agreement shall be amended and restated to, among other things, (i) provide for new Revolving Commitments thereunder for Revolving Loans to be made by the Revolving Lenders up to a maximum aggregate principal amount of $130,000,000, which shall include a sub-facility for Letters of Credit to be issued thereunder in an aggregate stated amount of up to $10,000,000, (ii) convert as of the date hereof all of the Existing Bridge Loans into Revolving Loans hereunder, and (iii) provide for a new tranche of Term Loans in an aggregate principal amount of $384,488,000, into which an equivalent amount of the Existing Term Loans and the Existing Revolver/Term Loans shall be exchanged on a pro rata basis as of the Effective Date;

WHEREAS, concurrently herewith the Borrower and pursuant to the Prepackaged Plan, the Second Lien Lenders and the Second Lien Administrative Agent are entering into the Second Lien Credit Agreement that is subordinate in lien priority to this Agreement and pursuant to which the Second Lien Lenders will make available to the Borrower Second Lien Loans in an aggregate principal amount of $~~540,521,993.81~~535,246,882.70 , into which the remaining outstanding principal balance of the Existing Term Loans and the Existing Revolver/Term Loans and all accrued and unpaid interest thereunder will be exchanged on a pro rata basis;

WHEREAS, after giving effect to the entry of this Agreement and the Second Lien Credit Agreement, and the exchange of the Existing Term Loans and Existing Revolver/Term Loans contemplated herein, therein and pursuant to the Prepackaged Plan and the Confirmation Order, all loans and other obligations under the Existing Term Loan Agreement and Existing Revolver/Term Loan Agreement will have been deemed paid in full and such agreements shall be terminated;

WHEREAS, concurrently herewith, all amounts on deposit in the “Cash Collateral Account” (as defined in the Existing Bridge Credit Agreement) being maintained by the Administrative Agent under the Existing Bridge Credit Agreement shall be applied as a principal prepayment of the Revolving Loans hereunder; and

WHEREAS, on or around October 19, 2020, Wells Fargo Bank, National Association, as administrative agent under the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver Term Loans, transmitted certain notices to Borrower alleging, among other things, that an event of default had occurred under each of the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver Term Loans (the “Reservation of Rights Letters”). The Reservation of Rights Letters, among other things, sought to charge interest at the default rate under the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver Term Loans, respectively. The Borrower timely disputed that an event of default had occurred under each of the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver Term Loans, and continues to dispute that an event of default had occurred. Notwithstanding the foregoing, the parties hereto have executed this Agreement, subject to a reservation of rights on the issue of whether default interest is due and owing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Bridge Credit Agreement is amended and restated as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 5.1(b).

“Adjusted Borrowing Base NOI” means, for a given period, the Adjusted NOI attributable to the Borrowing Base Properties for such period.

“Adjusted Borrowing Base NOI Exclusion Period” the meaning given that term in the definition of “Debt Yield Ratio (Senior Debt)”.

“Adjusted NOI” means, with respect to any Property and for a given period and without duplication, the amount equal to: (a) rents and other revenues recognized in the ordinary course from such Property (including proceeds of rent loss insurance but excluding (i) pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent, and (ii) any Lease termination payments received during such period, which exceed $2,000,000 in the aggregate over the four (4) fiscal quarters preceding the date of determination) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower) minus (c) the Reserve for Replacements for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of three percent (3.0%) of the base rent revenues for such Property for such period. Notwithstanding the foregoing, (i) for purposes of determining Adjusted Borrowing Base NOI, the calculation of Adjusted NOI shall not include tenant improvement costs and leasing commissions incurred during the relevant period with respect to a given Borrowing Base Property as a deduction in clause (b) above, and (ii) without duplication of any adjustments in accordance with GAAP to account for the same as a bad debt expense, rents received from tenants who are subject to insolvency or bankruptcy proceeding (unless any such lease has been fully and finally authorized by a court of competent jurisdiction overseeing such insolvency or bankruptcy proceedings) shall be excluded from the calculation of Adjusted NOI. Adjusted NOI shall be calculated in accordance with GAAP and consistent with the Borrower’s historical accounting practices, including, without limitation, with respect to write-offs and write-downs of accounts receivable, treatment of any deferred or abated rents, other deferral arrangements and lease modifications; and the inclusion or exclusion of non-recurring payments (such as the receipt of received casualty/condemnation proceeds not applied toward restoration) or other non-recurring amounts received as income, which inclusion shall be subject to the $2 million limitation on Lease termination proceeds set forth above.

“Adjusted NOI Exclusion Period” has the meaning given that term in the definition of “Debt Yield Ratio (Corporate Debt)”.

“Adjusted Term SOFR” means, for the purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined shall ever be less than 0.50%, then Adjusted Term SOFR shall be deemed to be 0.50%.

“Administrative Agent” means Wells Fargo, as contractual representative for the Lenders under the terms of this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 5.6.

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent, any Issuing Bank or any Lender be deemed to be an Affiliate of any Borrower.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Aggregate Outstanding Balance” means, as of any date of determination, the sum of (i) the aggregate principal balance of all Loans and (ii) all Letter of Credit Liabilities.

“Allocated Loan Amount” means, with respect to each Borrowing Base Property, the allocated loan amount as set forth on Schedule 1.1(B) attached hereto.

“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery, corruption or money laundering, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means (a) with respect to each Revolving Loan, (i) 3.50% per annum with respect to SOFR Loans, and (ii) 2.50% per annum for Base Rate Loans and (b) with respect to each Term Loan, (i) 5.74% per annum with respect to SOFR Loans, and (ii) 4.74% per annum for Base Rate Loans.

“Appraisal” means a written appraisal ordered by the Administrative Agent and prepared by an independent MAI appraiser acceptable to the Administrative Agent and subject to the Administrative Agent’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time, subject to review and adjustment consistent with the Administrative Agent’s standard practices; provided that, with respect to the Dartmouth Mall, it means that certain appraisal prepared by Collier International and provided to the Lenders prior to the Second Amendment Effective Date.

“Appraised Value” means, with respect to any Borrowing Base Property, the “as is” market value of such Borrowing Base Property as reflected in the most recent Appraisal of such Borrowing Base Property.

“Approved Annual Business Plan” has the meaning given to such term in Section 8.1(a)(xxiv).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Asset Disposition” means any transaction in which a Person sells, transfers or otherwise disposes (including pursuant to a sale-leaseback transaction, but excluding pursuant to an Insurance and Condemnation Event) of any property or asset, but excluding, for the avoidance of doubt, any issuance of Equity Interests and any leases entered into in accordance with this Agreement.

“Assignment and Assumption Agreement” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.6), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Cases” has the meaning set forth in the recitals hereto.

“Bankruptcy Code” means the Bankruptcy Code of 1978.

“Bankruptcy Court” has the meaning set forth in the recitals hereto.

“Bankruptcy Event” means with respect to a Person, any of the events of the type described or referred to in Section 10.1(e) or Section 10.1(f).

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided, however, that the Base Rate shall not be less than 1.50% per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” means a Revolving Loan or Term Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.

“Benchmark” has the meaning given that term in Exhibit N.

“Benchmark Replacement” has the meaning given that term in Exhibit N.

“Benchmark Replacement Conforming Changes” has the meaning given that term in Exhibit N.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Benefit Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding six (6) years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means each of PREIT, PREIT-RUBIN and the Parent, individually and collectively, and shall include their respective successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.6(c).

“Borrowing” means a borrowing of Revolving Loans or Term Loans, as the context may require.

“Borrowing Base Property” means, as of any date of determination, each Property identified on Schedule 1.1(b) which is subject to a Mortgage, the Dartmouth Mall following the consummation of the Dartmouth Mall Refinancing, the Specified Property following the consummation of the Specified Property Acquisition and any Property added to the Collateral pursuant to Section 8.17(b), but excluding any Parcels of the foregoing Properties now existing or in the future created and released in accordance with this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days and, with respect to a SOFR Loan or Term SOFR Borrowing, “Business Day” shall mean a “U.S. Government Securities Business Day”.

“Capital Event” means a Debt Issuance, an Asset Disposition, an Equity Issuance, Insurance and Condemnation Event or a Non-Guarantor Prepayment Event, provided, that notwithstanding the foregoing, no Excluded Stimulus Transaction or Permitted Investment shall be a Capital Event.

“Capital Lease” means a lease that is determined to be a capital or finance lease in accordance with GAAP.

“Capitalized Lease Obligation” means obligations under a Capital Lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Cash Collateral Account” has the meaning given to such term in Section 9.18(c).

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks, the Revolving Lenders or the Specified Derivatives Providers, as applicable, as collateral for Letter of Credit Liabilities, the obligations of Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, or Specified Derivatives Obligations, respectively, cash or deposit account balances or, if the Administrative Agent and the Issuing Banks or the Specified Derivatives Providers, as applicable, shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Banks or the Specified Derivatives Providers, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one (1) year from the date acquired; (b) certificates of deposit with maturities of not more than one (1) year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven (7) days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one (1) year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Cash Sweep Period” has the meaning given to such term in Section 9.18(a).

“Class” means, when used in reference to any Loan, whether such Loan was made by the Lenders to the Borrower pursuant to Section 2.1 or 2.2.

“Closing Date Appraised Values” means, with respect to each Borrowing Base Property, the Appraised Value of such Borrowing Base Property as set forth in the Appraisal obtained most recently by the Administrative Agent prior to the Effective Date, as set forth on a stand-alone schedule approved by the Borrower, the Administrative Agent and the Lenders.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the Amended and Restated Collateral Agreement of even date herewith executed by the Loan Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Commitment” means a Revolving Commitment or a Term Loan Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” has the meaning given that term in Section 8.1(a)(iii).

“Confirmation Order” has the meaning set forth in the recitals hereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Affiliate” means (a) any Variable Interest Entity, or (b) with respect to a Person (the “Minority Investor”), any other Person (other than a Subsidiary or an Unconsolidated Affiliate of the Minority Investor) in whom the Minority Investor directly or indirectly holds an ownership interest which is less than a majority of the ownership interests in such Person, but by reason of the structure or contracts binding on such Person, the financial results of such Person are consolidated in accordance with GAAP with those of the Minority Investor.

“Consolidation Exempt Entities” means, with respect to any Person, such Person’s Consolidated Affiliates, Unconsolidated Affiliates and Non-Wholly Owned Subsidiaries.

“Contingent Obligation” as applied to any Person, means (a) any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other payment obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto or (b) any obligation of such Person with respect to any total return swap entered into by such Person. Contingent Obligations shall include (i) any Guaranty of the Indebtedness of another (other than of such Person for liabilities arising from Nonrecourse Exceptions), (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the Indebtedness of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or otherwise supported.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a SOFR Loan from one Interest Period to another Interest Period pursuant to Section 2.11.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.12.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning given to such term in Section 12.23.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the continuation of a SOFR Loan, (c) the Conversion of a Base Rate Loan into a SOFR Loan and (d) the issuance of a Letter of Credit or the amendment of a Letter of Credit that extends the maturity, or increases the Stated Amount, of such Letter of Credit.

“Dartmouth Mall” means that certain property at Dartmouth Mall with a street address of 200 North Dartmouth Mall, Dartmouth, Massachusetts 02747.

“Dartmouth Mall Conditions” means, substantially contemporaneously with the closing of the Dartmouth Mall Refinancing:

(a) The Administrative Agent shall have received a payoff letter and all UCC termination statements, mortgage release documents and such other instruments of release and discharge pertaining to the security interests, mortgages and other liens on the Dartmouth Mall securing the Indebtedness owing by PR North Dartmouth, that is secured by Dartmouth Mall as the Administrative Agent and the Super Majority Revolving Lenders (which may be pursuant to a Direction of the Relevant Lenders) may reasonably request to effectuate, or reflect of public record, the release and discharge of all such security interests, mortgages and liens on the Dartmouth Mall in connection with the Dartmouth Mall Refinancing.

(b) The Administrative Agent shall have received the following in connection with the joinder of PR North Dartmouth as a Guarantor (and comparable documents have been entered into with the Second Lien Administrative Agent with respect to the Second Lien Credit Agreement):

(i) an Accession Agreement to the Guaranty duly executed by PR North Dartmouth;

(ii) a joinder to the Intercreditor Agreement duly executed by PR North Dartmouth, in form and substance reasonably acceptable to the Administrative Agent and the Super Majority Revolving Lenders (which acceptance may be communicated pursuant to a Direction of the Relevant Lenders);

(iii) a joinder to the Pledge Agreement duly executed by PR North Dartmouth, in form and substance reasonably acceptable to the Administrative Agent and the Super Majority Revolving Lenders (which acceptance may be communicated pursuant to a Direction of the Relevant Lenders);

(iv) a joinder to the Collateral Agreement duly executed by PR North Dartmouth, in form and substance reasonably acceptable to the Administrative Agent and the Super Majority Revolving Lenders (which acceptance may be communicated pursuant to a Direction of the Relevant Lenders);

(v) a certificate of the Secretary or Assistant Secretary (or other officer performing similar functions) of PR North Dartmouth attaching and certifying with respect to PR North Dartmouth (a) a certificate of incumbency signed by each of the officers authorized to execute and deliver the Loan Documents to which it is a party, (b) the articles of formation, certified as of a recent date by the Secretary of State of the State of Delaware, (c) a Certificate of Good Standing, issued as of a recent date by the Secretary of State of the State of Delaware, (d) the operating agreement and (e) resolutions authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and

(vi) a customary legal opinion in form and substance reasonably acceptable to the Administrative Agent and the Super Majority Revolving Lenders (which acceptance may be communicated pursuant to a Direction of the Relevant Lenders).

(c) The Administrative Agent shall have received in respect of the Dartmouth Mall (and comparable documents have been received by the Second Lien Administrative Agent with respect to the Second Lien Credit Agreement; provided that, with respect to item (iii) below, title insurance shall not be required under the Second Lien Credit Agreement):

(i) a Mortgage with respect to such Property in favor of the Administrative Agent duly executed and delivered by the record owner of such real property (together with UCC fixture filings if requested by the Super Majority Revolving Lenders (which request may be communicated pursuant to a Direction of the Relevant Lenders));

(ii) the Appraisal of such Property;

(iii) a policy or policies of title insurance (or a commitment on behalf of the title insurance company to issue its title policy as of the closing of the Dartmouth Mall Refinancing in the form of a pro forma policy approved by the Super Majority Revolving Lenders (which approval may be communicated pursuant to a Direction of the Relevant Lenders)) in the amount equal to $54,000,000 issued by the Title Company, with re-insurance in the amounts and from such other title companies as the Super Majority Revolving Lenders require (which may be communicated pursuant to a Direction of the Relevant Lenders), insuring the Lien of each such Mortgage as a first priority Lien on the real property described therein, free of any other Liens except for Permitted Liens, together with such customary endorsements as the Super Majority Revolving Lenders may reasonably request (which request may be communicated pursuant to a Direction of the Relevant Lenders) to the extent available in the applicable jurisdiction at commercially reasonable rates and available based upon the existing survey and zoning reports for such Property, together with evidence reasonably satisfactory to the Super Majority Revolving Lenders (which may be communicated pursuant to a Direction of the Relevant Lenders) of payment of all expenses and premiums of the Title Company and all other sums required in connection with the issuance of each title policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the appropriate real estate records;

(iv) (A) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to Property (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such real property) and (B) if such Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the FRB and the other Flood Insurance Laws and as required under Section 8.6;

(v) customary legal opinions (including any local opinions) in form and substance reasonably satisfactory to the Administrative Agent and the Super Majority Revolving Lenders (which approval may be communicated pursuant to a Direction of the Relevant Lenders) with respect to the mortgagor of such Mortgage and the enforceability and perfection of the applicable Mortgage and such other matters as the Super Majority Revolving Lenders shall reasonably require (which may be communicated pursuant to a Direction of the Relevant Lenders);

(vi) an ALTA (American Land Title Association/National Society of Professional Surveyors) survey of such Property;

(vii) owner’s title affidavits in reasonable form if necessary to induce the Title Company to issue the title policies and endorsements contemplated above; and

(viii) zoning reports with respect to such Property; and

(d) the Dartmouth Mall Payment set forth in the Second Amendment Payment Letter shall have been paid.

“Dartmouth Mall Payment” has the meaning given to that term in the Second Amendment Payment Letter.

“Dartmouth Mall Refinancing” means the refinancing of Indebtedness owing by PR North Dartmouth that is secured by Dartmouth Mall.

“Debt Issuance” means any transaction in which a Person incurs any Indebtedness for borrowed money other than (a) under the Loan Documents, (b) under the Second Lien Documents in effect as of the Effective Date (including, for the avoidance of doubt, any paid in kind or capitalized interest under the Second Lien Documents), (c) the PM Gallery Loan Modification Documents, (d) the Woodland Mall Secured Loan Modification Documents or (e) an Excluded Stimulus Transaction.

“Debt Yield Ratio (Corporate Debt)” means, as of any date of determination, the quotient, expressed as a percentage, of (a) the Adjusted NOI for all Properties owned or leased by the Borrower and its Wholly Owned Subsidiaries, and the Borrower’s Ownership Share of the Adjusted NOI for all Properties owned or leased by its Consolidation Exempt Entities, in each case for the relevant period, annualized (if applicable) as of the last day of the most recently completed fiscal quarter for which financial statements are required to be delivered pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii), as applicable, divided by (b) the sum of (without duplication) (i) the Aggregate Outstanding Balance and the principal amount of all outstanding Second Lien Loans, (ii) the aggregate outstanding principal amount of all other Indebtedness for borrowed money of the Parent and its Wholly Owned Subsidiaries plus (iii) the greater of the Parent’s Investment Share or Recourse Share of the aggregate outstanding principal amount of all Indebtedness for borrowed money of its Consolidation Exempt Entities, in the case of the foregoing clause (i), as of the date of determination, and in each case of the foregoing clauses (ii) and (iii), as of the last day of such period. Solely for determining Adjusted NOI for purposes of this definition for any given period: (x) with respect to any First-Year After-Acquired Property, Adjusted NOI attributable to such First-Year After-Acquired Property shall be excluded from the calculation of Debt Yield (Corporate Debt) for each date of determination occurring within twelve (12) months after the date of acquisition of such First-Year After-Acquired Property (the “Adjusted NOI Exclusion Period”), provided, that, following the end of the Adjusted NOI Exclusion Period, Adjusted NOI attributable to such First-Year After-Acquired Property shall be included in the calculation of Debt Yield (Corporate Debt) in the same manner as any other Property but only to the extent relating to the period following the Adjusted NOI Exclusion Period (y) with respect to any Property acquired during the calculation period but after the Adjusted NOI Exclusion Period, Adjusted NOI attributable to such Property shall be included in the calculation of Debt Yield Ratio (Corporate Debt) on a pro forma basis reasonably acceptable to the Administrative Agent and (z) with respect to any Property or Parcel disposed of during such period, Adjusted NOI attributable to such Property or Parcel shall be excluded from the calculation of Debt Yield Ratio (Corporate Debt). Notwithstanding the foregoing, with respect to any Property acquired by a Loan Party after the Effective Date, Adjusted NOI attributable to such Property shall be excluded from the calculation of Debt Yield (Corporate Debt) unless such Property is a Borrowing Base Property as of the date of determination.

“Debt Yield Ratio (Senior Debt)” means, as of any date of determination, the quotient, expressed as a percentage, of (a) the Adjusted Borrowing Base NOI for the relevant period, annualized (if applicable), as of the last day of the most recently completed fiscal quarter for which financial statements are required to be delivered pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii), as applicable, divided by (b) the Aggregate Outstanding Balance as of such date of determination. Solely for determining Adjusted Borrowing Base NOI for purposes of this definition for any given period: (x) with respect to any Borrowing Base Property that is a First-Year After-Acquired Property, Adjusted Borrowing Base NOI attributable to such First-Year After-Acquired Property shall be excluded from the calculation of Debt Yield Ratio (Senior Debt) for each date of determination occurring within twelve (12) months after the date of acquisition of such First-Year After-Acquired Property (the “Adjusted Borrowing Base NOI Exclusion Period”) provided, that, following the end of the Adjusted Borrowing Base NOI Exclusion Period, Adjusted NOI attributable to such First-Year After-Acquired Property shall be included in the calculation of Debt Yield (Senior Debt) in the same manner as any other Borrowing Base Property but only to the extent relating to the period following the Adjusted Borrowing Base NOI Exclusion Period, (y) with respect to any Borrowing Base Property acquired during the calculation period but after the Adjusted Borrowing Base NOI Exclusion Period, Adjusted NOI attributable to such Borrowing Base Property shall be included in the calculation of Debt Yield Ratio (Senior Debt) on a pro forma basis reasonably acceptable to the Administrative Agent and (z) with respect to any Borrowing Base Property disposed of during such period, Adjusted Borrowing Base NOI attributable to such Borrowing Base Property shall be excluded from the calculation of Debt Yield Ratio (Senior Debt).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 3.9(e), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding set forth in Article V (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Banks or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Banks in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding set forth in Article V (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9(e)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Delaware LLC” means any limited liability company formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Deposit Account Control Agreements” means, with respect to each deposit account that is required by the Collateral Agreement to be subject to a control agreement, a deposit account control agreement executed by the Borrower, the Administrative Agent as the secured party thereto, and the deposit bank, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, crosscurrency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Designated Collateral Proceeds” has the meaning given to such term in Section 4.2(c)(ii).

“Designated Collateral Proceeds Account” has the meaning given to such term in Section 4.2(c)(ii).

“Direction of the Relevant Lenders” means a written direction or instruction from Lenders constituting the Requisite Lenders, Requisite Revolving Lenders, Requisite Term Loan Lenders, Super Majority Lenders, Super Majority Revolving Lenders or Super Majority Term Loan Lenders, as applicable, which may be in the form of an email or other form of written communication and which may come from legal counsel acting with the consent of Lenders constituting the Requisite Lenders, Requisite Revolving Lenders, Requisite Term Loan Lenders, Super Majority Lenders, Super Majority Revolving Lenders or Super Majority Term Loan Lenders, as applicable, it being understood and agreed that the Administrative Agents may conclusively rely on any such written direction or instruction from such legal counsel.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit G, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by any Borrower, any other Loan Party or any other Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, by way of liquidation, winding-up or dissolution, or by way of the issuance of Equity Interests of a Subsidiary (each referred to for the purposes of this definition as a “Disposition”), of: (a) any Equity Interests of a Subsidiary (other than directors’ qualifying shares or shares required by Applicable Law to be held by a Person other than a Borrower or any other Subsidiary); (b) all or substantially all the assets of any division or line of business of any Borrower, any other Loan Party or any other Subsidiary; or (c) any other assets of any Borrower, any other Loan Party or any other Subsidiary outside of the ordinary course of business of such Borrower, such other Loan Party or such other Subsidiary; provided, however, a disposition by a Subsidiary to a Borrower or any other Loan Party or by a Borrower or any other Subsidiary to a Wholly Owned Subsidiary (including a Person that will become a Wholly Owned Subsidiary immediately following such disposition) shall not constitute a “Disposition”.

“Dollars” or “$” means the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1 shall have been fulfilled or waived in accordance with the provisions of Section 12.7.

“Effective Date Annual Business Plan” means the annual financial and business plan of the Parent, its Subsidiaries and Affiliates of PREIT for each calendar year through the Initial Maturity Date, prepared by the Borrower and delivered to the Administrative Agent on the Effective Date in accordance with Section 6.1(a)(xvii).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) a Borrower or any of its respective Affiliates or Subsidiaries, or (B) an Affiliate of a Lender or an Approved Fund that (1) if organized under the laws of the United States of America, any state thereof or the District of Columbia, does not have total assets in excess of $5,000,000,000, or if organized under the laws of any other country or a political subdivision thereof, is not organized in such a country that is a member of the Organization for Economic Co-operation and Development, does not have total assets in excess of $10,000,000,000, or does not act through a branch or agency located in the United States or (2) does not have a rating of BBB or higher by S&P, Baa2 or higher by Moody’s or the equivalent or higher of either such rating by another rating agency acceptable to the Administrative Agent with respect to such Affiliate of a Lender or Approved Fund’s (or if such Affiliate or Approved Fund is a Subsidiary, such Affiliate’s or Approved Fund’s parent’s) senior unsecured long term indebtedness.

“Environmental Laws” means any Applicable Law relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act to the extent the same relates to Hazardous Materials; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any Applicable Law: conditioning transfer of a property upon a negative declaration or other approval of a governmental authority of the environmental condition of such property; requiring notification or disclosure of any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in such property; imposing conditions or requirements in connection with related permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action relating to Hazardous Materials related to any property; and relating to wrongful death, personal injury, or property or other damage relating to Hazardous Materials in connection with any physical condition or use of any property.

“Equity Interest” means, with respect to any Person (a) any share of Preferred Stock, common stock, units or other capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any share of Preferred Stock, common stock, units or other capital stock of (or other ownership or profit interests in) such Person whether or not certificated, (c) any security convertible into or exchangeable for any Preferred Stock, common stock, units or other share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares or units (or such other interests), and (d) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, unit, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any transaction in which a Person issues Equity Interests, excluding any transaction described in clause (i) of the definition of “Excluded Equity Issuance”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the

ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Benefit Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Benefit Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan under Section 4042 of ERISA or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of a Lien in favor of the PBGC under Title IV of ERISA upon any member of the ERISA Group; or (j) a determination that a Benefit Plan is in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means each Borrower, the other Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excess Cash Flow” means, for each calendar month, the sum of (a) the gross revenues received from the Borrowing Base Properties and all other cash received by the Borrower from its Subsidiaries and Consolidation Exempt Entities for such period, minus (b) the sum of (x) expenses or costs incurred or paid by the Borrower and its Subsidiaries for such period consistent with the Approved Annual Business Plan and (y) debt service of the Borrower and its Subsidiaries for such period consistent with the Approved Annual Business Plan.

“Excluded Equity Issuance” means (i) any issuance of Equity Interest by a member of the Restricted Group to another member of the Restricted Group, (ii) any issuance of Equity Interests by the Borrower pursuant to an equity incentive or compensation plan or pursuant to a dividend reinvestment or share purchase plan, and (iii) any issuance of Equity Interest in Parent to acquire limited partnership interests in PREIT.

“Excluded Specified Derivatives Obligations” means with respect to any Guarantor, any obligations in respect of Specified Derivatives Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Specified Derivatives Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor becomes effective with respect to such related Specified Derivatives Obligation.

“Excluded Stimulus Transaction” means any loans, equity investments, grants or other transaction pursuant to which the Borrower, any Guarantor, any Subsidiary of the Borrower, or any joint venture directly or indirectly owned by the Borrower or any Guarantor receives funds in connection with local, state or federal COVID-19 stimulus efforts, provided that (i) any such transaction is not secured by any property or Equity Interests of any Borrower, any Guarantor, any Subsidiary of the Borrower or any joint venture directly or indirectly owned by the Borrower or any Guarantor, (including, for the avoidance of doubt, any Borrowing Base Property), and (ii) to the extent any such funds are required to be repaid in connection with such transaction, there shall not be any repayments of principal (mandatory, voluntary or scheduled) prior to the Revolving Termination Date.

“Excluded Subsidiary” means any (a) Subsidiary (i) which holds title to assets which are collateral for any Secured Indebtedness of such Subsidiary (or are to become collateral for any Refinancing of such Secured Indebtedness to the extent permitted hereunder), is an owner of the Equity Interests of a Subsidiary holding title to such assets (but has no assets other than such Equity Interests and other assets of nominal value incidental thereto), or is required to be a single purpose entity in connection with any Secured Indebtedness and (ii) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (A) the Woodland Mall Secured Loan Modification Documents, (B) any document, instrument or agreement evidencing such Secured Indebtedness in effect as of the Effective Date (or entered into in connection with any Refinancing of such Secured Indebtedness so long as such loan documents are not materially more restrictive on such Person’s ability to Guaranty other Indebtedness than the loan documents evidencing the Secured Indebtedness being Refinanced), (C) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness and is in effect as of the Effective Date or entered into in connection with any Refinancing of such Secured Indebtedness so long as such loan documents are not more restrictive on such Person’s ability to Guaranty other Indebtedness than the loan documents evidencing the Secured Indebtedness being Refinanced) or (D) any fiduciary obligation owing to the holders of an Equity Interest in such Subsidiary and imposed under Applicable Law or (b) Non-Wholly Owned Subsidiary that is prohibited from Guarantying the Indebtedness of any Person other than a Wholly Owned Subsidiary of such Non-Wholly Owned Subsidiary pursuant to (i) such Non-Wholly Owned Subsidiary’s organizational documents either (A) in effect as of the Effective Date or (B) entered into or amended as a condition to the negotiated arms-length business arrangement with the un-Affiliated holder of an Equity Interest in such Non-Wholly Owned Subsidiary in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or a Wholly Owned Subsidiary,(2) in connection with the Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders or (ii) any fiduciary obligation owing to the holders of an Equity Interest in such Non-Wholly Owned Subsidiary and imposed under Applicable Law.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Bridge Credit Agreement” has the meaning set forth in the recitals hereto.

“Existing Bridge Lender” has the meaning set forth in the recitals hereto.

“Existing Bridge Loans” has the meaning set forth in the recitals hereto.

“Existing Letters of Credit” means the letters of credit described on Schedule 1.1(C).

“Existing Revolver/Term Lenders” has the meaning set forth in the recitals hereto.

“Existing Revolver/Term Loan Agreement” has the meaning set forth in the recitals hereto.

“Existing Revolver/Term Loans” has the meaning set forth in the recitals hereto.

“Existing Sale Agreements” means the sales agreements as set forth on Schedule 1.1(E).

“Existing Term Loan Agreement” has the meaning set forth in the recitals hereto.

“Existing Term Loans” has the meaning set forth in the recitals hereto.

“Extension Request” has that meaning set forth in Section 2.15.

“Fashion District Philadelphia Property” means the retail Property commonly known as “Fashion District Philadelphia”, and owned by certain Subsidiaries or joint ventures of PM Gallery LP and 801-Gallery C-3 Associates, L.P., and bounded to the south by Market Street, to the north by Filbert Street, to the west by 11th Street, to the east by 8th Street, in Philadelphia, Pennsylvania.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(i) of the Internal Revenue Code and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent. If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.

“Federal Reserve Board” has the meaning given that term in Exhibit N.

“Fee Letter” means that certain fee letter dated as of April 13, 2021, by and among the Parent, PREIT, PREIT-RUBIN and Wilmington Savings Fund Society, FSB and each other fee letter entered into with an Arranger in connection with the facilities under this Agreement.

“Fees” means the fees and commissions provided for or referred to in Section 3.5 and any other fees payable by the Borrower hereunder or under any Loan Document or under the Fee Letter.

“First-Year After-Acquired Property” means any Property acquired on or before the first anniversary of the Effective Date.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as each of the foregoing is now or hereafter in effect and any successor statute to any of the foregoing.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fronting Exposure” means, at any time there is a Revolving Lender that is a Defaulting Lender, with respect to the applicable Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities with respect to Letters of Credit issued by such Issuing Bank other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the Effective Date.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), or any arbitrator with authority to bind a party at law. For clarity, property owners’ and condominium associations are not Governmental Authorities.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor”.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 6.1 or Section 8.15(a)(ii) and substantially in the form of Exhibit B.

“Hazardous Materials” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a material negative impact on human health or the environment, including but not limited to toxic Microbial Matter, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations or held for sale in a retail shopping mall and otherwise in compliance with all Environmental Laws.

“Income Producing Parcel” means each portion of a Borrowing Base Property that, as an independent parcel, is (x) generating revenue as of the date of the applicable Parcel Release, or (y) has been developed with any vertical improvements.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business); (b) obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all master lease obligations; (d) Capitalized Lease Obligations of such Person; (e) all reimbursement obligations of such Person under and in respect of any letters of credit or acceptances that have been presented for payment net of any cash collateral provided therefor; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person; (g) all Indebtedness of other Persons which (i) such Person has Guaranteed (other than Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions) or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person; provided, that such Indebtedness shall be limited to the value of such property so encumbered; and (h) the Recourse Share of all Indebtedness of any partnership of which such Person is a general partner. For purposes of this definition preferred equity (other than Mandatorily Redeemable Stock) of a Person shall not be considered to be Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Initial Maturity Date” means December 10, 2022.

“Insurance and Condemnation Event” means, with respect to a Person, any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any property or asset of such Person.

“Intellectual Property” has the meaning given that term in Section 7.1(s).

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, substantially in the form of Exhibit F, by and among the Administrative Agent, the Second Lien Administrative Agent and the Loan Parties named as Grantors therein, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Interest Period” means, as to any SOFR Loan, the period commencing on the date of such SOFR Loan and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period in respect of any SOFR Loan shall extend beyond the Revolving Termination Date or the Term Loan Maturity Date, as applicable, and (iv) no tenor that has been removed from this definition pursuant to the terms of Exhibit N shall be available for specification in any Notice of Borrowing. For purposes hereof, the date of a SOFR Loan initially shall be the date on which such SOFR Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such SOFR Loan.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. The foregoing shall not include advances and allowances to tenants of a Person in the ordinary course of business.

“Investment Share” means, with respect to any Consolidation Exempt Entity of the Parent or any of its Subsidiaries, the ratio (expressed as a percentage) of (a) the aggregate amount of the Investment by the Parent or such Subsidiary in such Consolidation Exempt Entity to (b) the aggregate amount of all Investments by all Persons in such Consolidation Exempt Entity, subject to review of calculation of such ratio by the Administrative Agent.

“Issuing Bank” means, any Revolving Lender which is requested by the Borrower, and which agrees in its sole discretion, to issue Letters of Credit pursuant to Section 2.5 (and/or any Affiliate of the foregoing Persons performing obligations on its behalf and reasonably acceptable to the Borrower).

“L/C Commitment Amount” has the meaning given that term in Section 2.5(a).

“L/C Disbursement” has the meaning given to that term in Section 3.9(b).

“Lease” means any and all present and future leases (including, without limitation, ground leases, operating leases and master leases), subleases, licenses or occupancy agreements of a Borrowing Base Property or any portion thereof.

“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.5(a).

“Letter of Credit Collateral Account” means a special deposit account maintained pursuant to Section 10.6 by the Administrative Agent and under its sole dominion and control.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Lender (other than the Revolving Lender that is the Issuing Bank for such Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.5 in the related Letter of Credit, and the Revolving Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the other Revolving Lenders of their participation interests under such Section.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Liquidity” means the sum of (i) unrestricted cash of the Borrower held in deposit accounts that are subject to Deposit Account Control Agreements, plus (ii) up to $5,000,000 held in the Excluded Deposit Account (as defined in the Collateral Agreement), plus (iii) unused Revolving Loan Commitments under this Agreement (to the extent available to be drawn at the date of determination in accordance with this Agreement, but solely for the purposes of calculating Liquidity, without giving effect to any prohibition on borrowing caused by the presence of Designated Collateral Proceeds in the Designated Collateral Proceeds Account), plus (iv) Designated Collateral Proceeds on deposit in the Designated Collateral Proceeds Account, plus (v) cash on deposit in the Cash Collateral Account.

“Loan” means, individually or collectively, as the context suggests or requires, a Revolving Loan or a Term Loan.

“Loan Document” means this Agreement, each Note, the Guaranty, the Security Documents, the Intercreditor Agreement and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter, the Second Amendment Payment Letter and any Derivatives Contract).

“Loan Party” means each Borrower and each Guarantor.

“Loan Specified Event of Default” means, without limiting the rights and remedies of the Lenders with respect to any Event of Default hereunder or under any of the other Loan Documents, any Loan Party asserts, challenges or initiates a suit or action, (a) contesting or seeking to invalidate the payment or lien priority with respect to the Collateral (other than with respect to Permitted Priority Liens) of the Loans as set forth herein, or (b) asserting that any other Indebtedness or Lien (other than Permitted Priority Liens) is senior in right of payment or lien priority to the Loans with respect to the Collateral, or such payment or lien priority of the Loans is held to be junior to any other Indebtedness (in each case, other than any such Indebtedness permitted to be incurred by this Agreement and secured by a Permitted Priority Lien).

“Major Lease” means any Lease of a Borrowing Base Property which (x) demises equal to or greater than 35,000 square feet of gross leasable area of a Borrowing Base Property, (y) has a combined tenant improvement and tenant allowance budget in an amount of equal to or greater than $2,000,000 or (z) is a ground lease and demises equal to or greater than 15,000 square feet of a Borrowing Base Property, but in all cases specifically excluding all Temporary Leases and Tower Leases.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest or any Person controlling such issuer), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities or financial condition of the Parent and its Subsidiaries taken as a whole, provided that solely with respect to this clause (a), the impacts of COVID-19 on the business, assets, liabilities or financial condition of the Parent and its Subsidiaries taken as a whole that occurred and were disclosed in writing to the Administrative Agent (on behalf of the Lenders) as of the Effective Date or otherwise publicly available on or prior to the Effective Date will be disregarded, (b) the legal ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

“Material Contract” means any contract or other arrangement (other than Loan Documents, Specified Derivatives Contracts, the Second Lien Documents and Leases), whether written or oral, to which a Borrower, any other Loan Party or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party to such contract or other arrangement could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” has the meaning given that term in Section 10.1(d)(i).

“Material Property Event” means the occurrence of any event or circumstance occurring or arising after the date hereof that results in a (a) material adverse effect with respect to the financial condition, operations or condition of any Borrowing Base Property, (b) material adverse effect on the value of any Borrowing Base Property, or (c) material adverse effect on the ownership of any Borrowing Base Property.

“Material Subsidiary” means a Subsidiary (other than any Borrower) which owns a Borrowing Base Property or any other Subsidiary that owns assets that, as of the date of determination, have a gross cost value of at least $2,000,000 in the aggregate.

“Microbial Matter” means fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, and viruses, whether or not such Microbial Matter is living.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate to the Administrative Agent for its benefit and the benefit of the other Secured Parties as security for the payment of the Secured Obligations.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six (6) plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six (6) year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Cash Proceeds” means the aggregate amount of all cash (and including proceeds received in the form of cash as set forth in the last sentence of this definition) and Cash Equivalents received by such Person with respect to any Capital Event, net of:

(i) in the case of any Asset Disposition and any Insurance and Condemnation Event, (a) all customary out of pocket fees and expenses paid in connection therewith to non-Affiliates (or paid to Affiliates upon fair and reasonable terms which are no less favorable to the payer of such fees and expenses than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate) including, without limitation, those set forth on the settlement sheet, if any, for such Asset Disposition, (b) amounts required to be applied to repay principal, interest and any prepayment premiums or penalties on any Indebtedness secured by a lien on the asset (other than the Secured Obligations and the Second Lien Obligations) which is the subject of such Asset Disposition or Insurance and Condemnation Event, (c) taxes paid or payable as a result thereof to the extent required to be paid or payable, including taxes reasonably estimated to be actually payable within sixteen (16) months of the date of the relevant transaction as a result of any gain recognized in connection therewith and including Restricted Payments of the types described in Sections 9.2(a)(i) and (iii) as a result of each such Asset Disposition or Insurance and Condemnation Event and reserved for in accordance with GAAP; provided that, if the amount of any estimated taxes or estimated Restricted Payment pursuant to this subclause (c) exceeds the amount of taxes or Restricted Payment actually required to be paid in cash in respect of such Asset Disposition or Insurance and Condemnation Event, the aggregate amount of such excess shall constitute Net Cash Proceeds at the time that the amount of the taxes due or Restricted Payment actually required are finally calculated, (d) with respect to an Asset Disposition only, amounts reasonably and in good faith provided as a reserve, in accordance with GAAP, in respect of any retained liabilities or purchase price adjustments, or under any indemnification obligations, associated with such Asset Disposition, (e) with respect to an Insurance and Condemnation Event only, any amounts applied or required to be applied to repair or restore the applicable property or asset that is the subject of the Insurance and Condemnation Event or required to be so applied by Indebtedness secured by a lien on the asset which is the subject of such Insurance and Condemnation Event, and (f) with respect to an Insurance and Condemnation Event only, any amounts applied to Administrative Agent’s expenses in settling, prosecuting or defending any claim in accordance with this Agreement;

(ii) in the case of a Debt Issuance or an Equity Issuance, (a) the amounts used to Refinance Indebtedness and (b) all customary out of pocket fees and expenses actually incurred by or on behalf of such Person in connection therewith and paid or payable to a Person other than an Affiliate of such Person (or paid to an Affiliate of such Person upon fair and reasonable terms which are no less favorable to the payer of such fees and expenses than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate), including any investment banking fees, legal fees, accountants fees, underwriting discounts and commissions, title and recording tax expenses and other customary fees and expenses;

(iii) in the case of any Non-Guarantor Prepayment Event, in addition to any deductions made pursuant to the foregoing clauses (i) and (ii), any other payments required to be made by the applicable Subsidiary or joint venture involved in such Non-Guarantor Prepayment Event prior to distribution of any proceeds therefrom pursuant to (a) any applicable Indebtedness, joint venture agreements, organizational document or other contractual arrangement of the applicable Subsidiary or joint venture or pursuant to Applicable Law and (b) amounts used to Refinance Indebtedness.

If any consideration received in connection with a Capital Event are in a form other than cash or Cash Equivalents and such consideration is subsequently converted into cash or Cash Equivalents, then such converted cash or Cash Equivalents shall be treated as Net Cash Proceeds for purposes of this definition and applied in accordance with Section 2.10(b) at such time of conversion.

“Non-BBP Operating Shortfalls” has the meaning given to such term in Section 9.13(c).

“Non-BBP Refinancings” has the meaning given to such term in Section 9.13(c).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 12.7(b) and (b) has been approved by the Super Majority Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Prepayment Event” means the occurrence of an Asset Disposition, Debt Issuance, Equity Issuance (other than an Excluded Equity Issuance where the Net Cash Proceeds received thereunder are less than $50,000) or Insurance or Condemnation Event by, or with respect to the assets of, (a) a Subsidiary that is not a Loan Party or (b) a joint venture of Borrower or a Guarantor; provided, that (i) the occurrence of any of the events described in this definition of Non-Guarantor Prepayment Event shall not constitute a Non-Guarantor Prepayment Event to the extent that the organizational documents of such Person (as such organizational documents are (A) in effect as of the Effective Date or (B) entered into or amended as a condition to the arms-length negotiated business arrangement with the un-Affiliated holder of an Equity

Interest in such Person in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or a Wholly Owned Subsidiary, (2) in connection with the Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders) require that any proceeds resulting from any such event be retained by such Person, (ii) the incurrence of Indebtedness by a Subsidiary that is not a Loan Party or a joint venture of a Borrower or a Guarantor, the proceeds of which are used to finance construction of improvements on any property owned by such Person, shall not constitute a Non-Guarantor Prepayment Event, and (iii) capital contributions in the form of cash or Cash Equivalents (whether or not accompanied by or comprised of an Equity Issuance or Debt Issuance) made to a joint venture of a Borrower or a Guarantor by a Person other than the Parent, the Borrower or any other Loan Party shall not constitute a Non-Guarantor Prepayment Event.

“Non-Income Producing Parcel” means any parcel of any Borrowing Base Property that is not an Income Producing Parcel.

“Non-Wholly Owned Subsidiary” means any Subsidiary of a Person that is not a Wholly Owned Subsidiary.

“Nonrecourse Exceptions” means, with respect to Nonrecourse Indebtedness, reasonable and customary exceptions for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney’s fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to nonrecourse liability. Nonrecourse Exceptions shall also include the contingent liability of a Person in respect of Nonrecourse Indebtedness of another Person providing for liability arising upon the occurrence of a Bankruptcy Event with respect to such other Person or the occurrence of other contingent events such as a violation of a due on sale clause or a due on finance clause or a violation of special purpose entity covenants (whether such liability arises under a Guaranty of such Nonrecourse Indebtedness enforceable only upon the occurrence of such Bankruptcy Event or such other contingent event, as an obligation to pay to the holder of such Nonrecourse Indebtedness damages resulting from the occurrence of such Bankruptcy Event or other contingent event, or otherwise); provided, however, upon the occurrence of any Bankruptcy Event or other contingent event with respect to such other Person, or once such liability shall otherwise cease to be contingent, then such liability shall no longer be considered to be Nonrecourse Indebtedness.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for obligations in respect to Nonrecourse Exceptions) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person. Liability of a Person under (i) a Guaranty of Nonrecourse Exceptions or (ii) completion guarantees, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.

“Note” means a Revolving Note or a Term Note.

“Notice of Continuation” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.11 evidencing the Borrower’s request for the Continuation of a SOFR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.12 evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Borrowing” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent evidencing the Borrower’s request for the borrowing of Revolving Loans and/or Term Loans.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; (c) the Specified Derivatives Obligations; and (d) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, the Issuing Banks or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees, any other fees payable under any Loan Document and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Obligations” means liabilities and obligations of any Borrower, any other Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“Operating Shortfall” has the meaning given to such term in Section 9.18(d).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Ownership Share” means, with respect to any Consolidation Exempt Entity of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Consolidation Exempt Entity or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Consolidation Exempt Entity determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Consolidation Exempt Entity, subject to review of the calculation of such Ownership Share by the Administrative Agent.

“Parcel Release” has the meaning given to such term in Section 4.2(b).

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 12.6(d).

“Participant Register” has the meaning given that term in Section 12.6(d).

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership Agreement of PREIT Associates, L.P. dated as of September 30, 1997, by and among Pennsylvania Real Estate Investment Trust, as the general partner and the limited partners whose names are set forth therein, as amended and in effect on the Effective Date.

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Investments” means (i) Investments of any Person existing as of the Effective Date, (ii) investments in cash and Cash Equivalents, (iii) Investments permitted by Section 9.13, (iv) Investments by Loan Parties in other Loan Parties to the extent not prohibited by this Agreement, (v) Investments by non-Loan Parties in or on behalf of other non-Loan Parties to the extent not prohibited by this Agreement, (vi) Investments constituting Indebtedness or Guarantees of Indebtedness, in each case permitted to be incurred pursuant to Section 9.14, (vii) Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (viii) Investments received in settlement of debts created in the ordinary course of business and owing to Borrower or any of their Subsidiaries in exchange for any other Investment or accounts receivable held by Borrower or any of their Subsidiaries, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (ix) Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets made in compliance with this Agreement (x) Derivatives Contracts entered into in compliance with Section 9.11, (xi) Investments made solely using the Equity Interests of Parent (other than Mandatorily Redeemable Stock) as consideration, (xii) any Investment constituting a Restricted Payment permitted pursuant to Section 9.2, (xiii) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement ~~and~~, (ix) the Specified Property Acquisition and (x) acquisitions of real property (including acquisitions of Equity Interests of owners of real property) and investments in joint ventures, in each case to the extent made not using proceeds of a Revolving Loan or Designated Collateral Proceeds.

“Permitted Liens” means, with respect to any asset or property of a Person:

(a) (i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in the case of both clauses (i) and (ii), are not at the time required to be paid or discharged under Section 8.7;

(b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws;

(c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, covenants, memoranda of Leases, subdivision and land development plans, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person including without limitation, easements, covenants and restrictions created in connection with the subdivision, sale and/or development of real property of any Borrower, Subsidiary or Guarantor pursuant to the Existing Sale Agreements and any other agreements for the sale and/or development of real property of any Borrower, Subsidiary or Guarantor hereafter entered into by any Borrower, Subsidiary or Guarantor;

(d) the rights of tenants under Leases or subleases not materially interfering with the ordinary conduct of business of such Person;

(e) the rights of the purchasers under the Existing Sale Agreements and other agreements for the sale and/or development of real property of any Borrower, Subsidiary or Guarantor hereafter entered into by any Borrower, Subsidiary or Guarantor not materially interfering with the ordinary conduct of business of such Person, including, without limitation, the exercise of any option rights thereunder;

(f) Liens in favor of the Administrative Agent for its benefit and for the benefit of the Secured Parties;

(g) in the case of any Collateral encumbered by a Security Document, other Liens expressly permitted by such Security Document;

(h) all liens, encumbrances and other matters disclosed in the title insurance policies and surveys delivered in connection with the Borrowing Base Properties;

(i) Liens securing judgments so long as the judgment it secures does not give rise to an Event of Default under Section 10.1(h);

(j) Liens securing the payment and performance of obligations of any Borrower, Subsidiary or Guarantor under the Existing Sale Agreements and any other agreements for the sale and/or development of real property of any Borrower, Subsidiary or Guarantor hereafter entered into by any Borrower, Subsidiary or Guarantor;

(k) Liens securing Capitalized Lease Obligations and purchase money Indebtedness;

(l) Liens existing on the Effective Date and securing Indebtedness permitted pursuant to Section 9.14;

(m) Liens (i) securing Specified Derivatives Contracts; (ii) that are contractual rights of set-off or, in the case of clause (A) or (B) of this clause (ii), other bankers’ Liens (A) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, or (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, (iii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (A) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) arising in the ordinary course of business in connection with the maintenance of such accounts and (B) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(n) Liens arising from UCC financing statement filings, including precautionary UCC financing statements, (or similar filings in other applicable jurisdictions) regarding operating leases or true sale transactions entered into by the Parent, another Borrower or any Subsidiaries in the ordinary course of business and not prohibited by this Agreement;

(o) Liens securing Refinancing Indebtedness incurred to Refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement; provided that any such Lien is limited to all or part of the same property or assets (any improvements, replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of afteracquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness or other obligations being refinanced;

(p) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement (A) in existence on the Effective Date or (B) entered into or amended as a condition to the negotiated arms-length business arrangement with the unAffiliated holder of an Equity Interest in such joint venture or similar arrangement in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or Wholly Owned Subsidiary, (2) in connection with a Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders;

(q) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets arising by operation of law and expressly excluding mechanic’s liens and similar encumbrances;

(r) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(s) Liens securing the Second Lien Obligations subject to the Intercreditor Agreement;

(t) Liens securing the PM Gallery Loan Modification Obligations;

(u) following or concurrently with the release of the Woodland Anchor Parcel in accordance with this Agreement, Liens on the Woodland Anchor Parcel, Liens on the related outparcel listed on Schedule 7.1(f) as an “Excluded Property,” and other Liens securing the Woodland Mall Secured Loan Modification Obligations granted in connection with a Woodland Mall Secured Loan Modification;

(v) Liens consisting of encumbrances on the pledge or transfer of liquor licenses or the Equity Interests in entities that own liquor licenses, pursuant to Liquor License Laws (as defined in the Pledge Agreement); and

(w) cash reserves and escrows established with the Title Company or an agent of the Title Company in connection with the issuance of the policies of title insurance delivered pursuant to Section 6.1(f)(iii).

For purposes of determining whether any Liens constitute Permitted Liens, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described above, Borrower may divide and classify such Lien (or a portion thereof) in any manner that complies with this definition and may later divide and reclassify any such Lien so long as the Lien (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

“Permitted Priority Liens” means (a) all Permitted Liens created by applicable law (in contrast with Liens voluntarily granted) that rank prior to or pari passu with the Liens created by the Loan Documents including, without limitation, for amounts owing for taxes, workers’ compensation, pension fund obligations and rents, in each case to the extent that the amounts are not required to be paid or discharged under Section 8.7; and (b) with respect to any equipment subject to a Capital Lease or purchase money Lien permitted hereunder, the Lien on such equipment under the applicable Capital Lease or purchase money security agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Petition Date” has the meaning set forth in the recitals hereto.

“Plan of Division” means a plan of division adopted by a Delaware LLC as required by any applicable governmental authority in order to legally effectuate a Delaware LLC Division, including, without limitation, a plan of division as described in Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Pledge Agreement” means the Amended and Restated Pledge Agreement dated as of the date hereof, entered into by the Borrower and certain Subsidiaries of the Borrower in favor of the Administrative Agent, for its benefit and for the benefit of the other Lenders.

“Post-Default Rate” means a rate per annum equal to 4.0% plus the rate applicable to Base Rate Loans that are Revolving Loans under Section 2.6(a).

“PM Gallery Loan Agreement” means that certain Term Loan Agreement, dated as of January 22, 2018, by and among PM GALLERY LP, a Delaware limited partnership, together with any other co-borrowers from time to time party thereto, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the financial institutions from time to time party thereto, as amended by the First Amendment to Loan Agreement, dated as of July 8, 2019, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“PM Gallery Loan Modification” the meaning given that term in Section 6.1(a)(xviii).

“PM Gallery Loan Modification Documents” means the documents entered into pursuant to the terms of the PM Gallery Loan Modification.

“PM Gallery Loan Modification Obligations” means the obligations of the Borrower or any Subsidiary under the PM Gallery Loan Modification Documents.

“PR North Dartmouth” means PR North Dartmouth LLC, a Delaware limited liability company.

“Preferred Stock” means, with respect to any Person, shares of capital stock of, or other Equity Interests in, such Person which are entitled to preference or priority over any other capital stock of, or other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“PREIT” has the meaning set forth in the introductory paragraph hereof and shall include PREIT’s successors and permitted assigns.

“PREIT-RUBIN” has the meaning set forth in the introductory paragraph hereof and shall include PREIT-RUBIN’s successors and permitted assigns.

“Prepackaged Plan” has the meaning set forth in the recitals hereto.

“Prime Rate” means, the rate of interest last quoted by The Wall Street Journal in the U.S. as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate.

“Principal Office” means the office of the Administrative Agent located at 500 Delaware Avenue, Wilmington, DE 19801, or any other subsequent office that the Administrative Agent shall have specified by written notice to the Borrower and the Lenders as the Principal Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) (i) the amount of such Lender’s Revolving Commitment plus (ii) the amount of such Lender’s outstanding Term Loans to (b) (i) the aggregate amount of the Revolving Commitments of all Lenders plus (ii) the aggregate amount of all outstanding Term Loans; provided, however, that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding Revolving Loans, Term Loans and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding Revolving Loans, Term Loans and Letter of Credit Liabilities of all Lenders as of such date. If at the time of determination the Commitments have been terminated or reduced to zero and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which Commitments were in effect or Loans or Letters of Credit Liabilities were outstanding. For purposes of this definition, a Revolving Lender shall be deemed to hold a Letter of Credit Liability to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Property” means a parcel (or group of related parcels) of real property developed (or which is to be developed) principally for retail, office, industrial or residential multi-family use.

“Property Release” has the meaning given to such term in Section 4.2(a).

“Protective Advance” means all sums expended as determined by the Administrative Agent to be necessary or appropriate after the Borrower fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Obligations; (b) to prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose material value); or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 11.9.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning given that term in Section 12.23.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Recourse Share” means, with respect to any Person, the portion (calculated as a percentage) of the total Indebtedness of another Person guaranteed by such Person, or which is otherwise recourse to such Person (other than Indebtedness consisting of Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions), subject to review of the calculation of such portion by the Administrative Agent.

“Redevelopment Costs” has the meaning given to such term in Section 9.13(c).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, repay, prepay, purchase or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Register” has the meaning given that term in Section 12.6(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date (or with respect to any Lender that becomes a party to this Agreement after the Agreement Date, any change effective after the date on which such Lender becomes a party hereto) in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse an Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit issued by such Issuing Bank.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Required Borrowing Base Properties” means (i) The Mall at Prince Georges, (ii) Springfield Town Center, (iii) Jacksonville Mall, (iv) Magnolia Mall, and (v) Capital City Mall, as such Properties are more particularly described on Schedule 1.1(b), only to the extent such Property has not been released in accordance with Section 4.2 and, in each case, excluding any Parcels of the foregoing Properties now existing or in the future created and released in accordance with this Agreement.

“Requisite Lenders” means, as of any date, (a) Lenders having more than 50.0% of the aggregate amount without differentiation of the Revolving Commitments and the outstanding Term Loans of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding more than 50.0% of the aggregate amount without differentiation of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Commitment Percentages, Revolving Loans and Letter of Credit Liabilities, as applicable, of the Lenders shall be redetermined, for voting purposes only, to exclude the Commitments, Revolving Loans and Letter of Credit Liabilities, as applicable, of such Defaulting Lender, and (ii) at all times when two (2) or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two (2) Lenders. For purposes of this definition, a Lender shall be deemed to hold a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Revolving Lenders” means, as of any date, (a) Revolving Lenders having more than 50.0% of the aggregate amount of the Revolving Commitments of all Revolving Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, the Revolving Lenders holding more than 50.0% of the principal amount of the aggregate outstanding Revolving Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Commitment Percentages, Revolving Loans and Letter of Credit Liabilities, as applicable, of the Lenders shall be redetermined, for voting purposes only, to exclude the Commitments, Revolving Loans and Letter of Credit Liabilities, as applicable, of such Defaulting Lender, and (ii) at all times when two (2) or more Revolving Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Revolving Lenders” shall in no event mean less than two (2) Revolving Lenders. For purposes of this definition, a Revolving Lender (other than the Issuing Bank that issued such Letter of Credit) shall be deemed to hold a Letter of Credit Liability, in each case, to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Term Loan Lenders” means, as of any date, Term Loan Lenders having more than 50.0% of the aggregate outstanding principal amount of the Term Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two (2) or more Term Loan Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Term Loan Lenders” shall in no event mean less than two (2) Term Loan Lenders.

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to (a)(i) the aggregate square footage of all completed space of such Property times (ii) $0.15 times (b) the number of days in such period divided by (c) 365. The Properties included in the calculation of Reserve for Replacements shall not include those Properties or portions thereof with respect to which or to the extent that a third party (x) owns the improvements thereon, (y) is a party to a ground lease with the a Borrower or a Subsidiary with respect to the land therein and (z) is contractually obligated to make all repairs and capital improvements and replacements thereof.

“Responsible Officer” means with respect to a Borrower or any other Subsidiary, the chief executive officer, president and/or chief financial officer or treasurer of such Borrower, or the corresponding officer of each such Subsidiary, or if any of the foregoing is a partnership, such officer of its general partner.

“Restricted Group” means the Parent, each other Borrower, each Guarantor and each of their respective Wholly Owned Subsidiaries.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding; provided that, in the case of each of the foregoing clauses (a), (b) and (c), “Restricted Payment” shall not include a dividend payable to holders of Equity Interests of an issuer solely in the form of Equity Interests of such issuer.

“Revolving Commitment” means, as to each Revolving Lender, such Revolving Lender’s obligation to make Revolving Loans pursuant to Section 2.1, to issue (in the case of the Issuing Banks) and to participate (in the case of the other Lenders) in Letters of Credit pursuant to Section 2.5(i), in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Revolving Commitment Amount” or as set forth in any applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to Section 2.16 or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 11.6.

“Revolving Commitment Percentage” means, as to each Revolving Lender, the ratio, expressed as a percentage, of (a) the amount of such Revolving Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Revolving Lenders; provided, however that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Revolving Commitment Percentage” of each Revolving Lender shall be the Revolving Commitment Percentage of such Revolving Lender in effect immediately prior to such termination or reduction.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Liabilities at such time.

“Revolving Lender” means a Lender having a Revolving Commitment, or if the Revolving Commitments have terminated, a Lender holding any Revolving Loans.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1(a).

“Revolving Note” has the meaning given that term in Section 2.13(a).

“Revolving Term” means the period from and after the Effective Date through the Revolving Termination Date.

“Revolving Termination Date” means (a) the Initial Maturity Date, (b) if such date has been extended pursuant to Section 2.15, such later date to which the Revolving Termination Date has been extended pursuant to Section 2.15, or (c) such earlier date when the Revolving Commitments are cancelled pursuant to Section 2.10(b)(viii)(A).

“Sanctioned Country” means, at any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) an agency of the government of a Sanctioned Country or (d) any Person Controlled by any Person or agency described in any of the preceding clauses (a) through (c).

“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Second Amendment” means that certain Second Amendment to Amended and Restated First Lien Credit Agreement, dated as of September 27, 2023, by and among the Borrower, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning given to such term in the Second Amendment.

“Second Amendment Payment Letter” means that certain letter agreement, dated as of the Second Amendment Effective Date, by and between the Borrower and the Administrative Agent.

“Second Lien Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent under the Second Lien Credit Agreement, and its successors and assigns.

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of the date hereof among the Borrower, the lenders party thereto, the Second Lien Administrative Agent, and the other agents or parties named therein, as amended, restated, supplemented, or otherwise modified from time to time.

“Second Lien Documents” means the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Loans” has the meaning assigned to the term “Loans” in the Second Lien Credit Agreement.

“Second Lien Obligations” has the meaning assigned to the term “Obligations” in the Second Lien Credit Agreement.

“Secured Indebtedness” means Indebtedness other than the Secured Obligations and the Second Lien Obligations that is secured in any manner by a Lien.

“Secured Obligations” means, collectively, the Obligations, but excluding Excluded Specified Derivatives Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each coagent or sub-agent appointed by the Administrative Agent from time to time, each Indemnified Party, each Specified Derivatives Provider, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Secured Swap Intercreditor Agreement” has the meaning given to such term in Section 11.11(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security Documents” means the collective reference to the Collateral Agreement, the Mortgages, the Pledge Agreements, the Deposit Account Control Agreements, and each other agreement or writing pursuant to which any Loan Party pledges or grants a security interest in any property or assets securing the Secured Obligations.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Specified Derivatives Contract” means each Derivatives Contract in effect on the Effective Date between the Borrower and a Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any counterparty to a Derivatives Contract identified on Schedule 7.1(z) attached hereto as of the Effective Date, provided, however, that any counterparty that is not a party to this Agreement shall not be a “Specified Derivatives Provider” unless and until such counterparty executes a Secured Swap Intercreditor Agreement as required pursuant to the terms of Section 11.11(a).

“Specified Property” means that certain property set forth on Schedule 1.1(F) attached hereto.

“Specified Property Acquisition” means the acquisition of the Specified Property using proceeds of Revolving Loans in an aggregate principal amount not to exceed such amount set forth on Schedule 1.1(F) attached hereto; provided, that only one borrowing of Revolving Loans may be used, directly or indirectly, to consummate the Specified Property Acquisition.

“Specified Acquisition Payment” has the meaning given to that term in the Second Amendment Payment Letter.

“Specified Property Conditions” means, substantially contemporaneously with the closing of the Specified Property Acquisition:

(a) the Administrative Agent shall have received a payoff letter and all UCC termination statements, mortgage release documents and such other instruments of release and discharge pertaining to the security interests, mortgages and other liens on the Specified Property securing the Indebtedness owing by the seller of the Specified Property and that is secured by the Specified Property as the Administrative Agent and/or the Super Majority Revolving Lenders (which may be communicated pursuant to a Direction of the Relevant Lenders) may reasonably request to effectuate, or reflect of public record, the release and discharge of all security interests, mortgages and liens on the Specified Property securing the Indebtedness owing by the seller of the Specified Property and that is secured by the Specified Property, if any;

(b) to the extent a new Subsidiary is formed to purchase the Specified Property or any other non-Guarantor Subsidiary purchases the Specified Property, the Administrative Agent shall have received the following in connection with the joinder of such Subsidiary as a Guarantor (and comparable documents have been received by the Second Lien Administrative Agent with respect to the Second Lien Credit Agreement):

(i) an Accession Agreement to the Guaranty duly executed by such Subsidiary;

(ii) a joinder to the Intercreditor Agreement duly executed by such Subsidiary, in form and substance reasonably acceptable to the Administrative Agent and the Super Majority Revolving Lenders (which acceptance may be communicated pursuant to a Direction of the Relevant Lenders);

(iii) a joinder to the Pledge Agreement duly executed by such Subsidiary, in form and substance reasonably acceptable to the Administrative Agent and the Super Majority Revolving Lenders (which acceptance may be communicated pursuant to a Direction of the Relevant Lenders);

(iv) the Collateral Agreement duly executed by such Subsidiary, in form and substance reasonably acceptable to the Administrative Agent and the Super Majority Revolving Lenders (which acceptance may be communicated pursuant to a Direction of the Relevant Lenders);

(v) a certificate of the Secretary or Assistant Secretary (or other officer performing similar functions) of such Subsidiary attaching and certifying with respect to such Subsidiary (a) a certificate of incumbency signed by each of the officers authorized to execute and deliver the Loan Documents to which it is a party,

(b) the articles of formation or comparable organizational instrument, certified as of a recent date by the Secretary of State of the state of its jurisdiction, (c) a Certificate of Good Standing or certificate of similar meaning, issued as of a recent date by the Secretary of State of the state of its jurisdiction, (d) the operating agreement, bylaws or partnership agreement, as applicable and (e) resolutions authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and

(vi) a customary legal opinion in form and substance reasonably acceptable to the Administrative Agent and the Super Majority Revolving Lenders (which acceptance may be communicated pursuant to a Direction of the Relevant Lenders).

(c) the Administrative Agent shall have received in respect of the Specified Property (and comparable documents have been received by the Second Lien Administrative Agent with respect to the Second Lien Credit Agreement; provided that, with respect to item (iii) below, title insurance shall not be required under the Second Lien Credit Agreement):

(i) a Mortgage with respect to such Property in favor of the Administrative Agent duly executed and delivered by the record owner of such real property (together with UCC fixture filings if requested by the Super Majority Revolving Lenders (which request may be communicated pursuant to a Direction of the Relevant Lenders));

(iii) a policy or policies of title insurance (or a commitment on behalf of the title insurance company to issue its title policy as of the date of the closing of the Specified Property Acquisition in the form of a pro forma policy approved by the by the Super Majority Revolving Lenders (which approval may be communicated pursuant to a Direction of the Relevant Lenders)) in the amount of Revolving Loans borrowed to consummate the Specified Property Acquisition issued by the Title Company, with re-insurance in the amounts and from such other title companies as the Super Majority Revolving Lenders require (which may be communicated pursuant to a Direction of the Relevant Lenders), insuring the Lien of each such Mortgage as a first priority Lien on the real property described therein, free of any other Liens except for Permitted Liens, together with such customary endorsements as the Super Majority Revolving Lenders may reasonably request (which request may be communicated pursuant to a Direction of the Relevant Lenders) to the extent available in the applicable jurisdiction at commercially reasonable rates and available based upon the existing survey and zoning reports for such Property, together with evidence reasonably satisfactory to the Super Majority Revolving Lenders (which may be communicated pursuant to a Direction of the Relevant Lenders) of payment of all expenses and premiums of the Title Company and all other sums required in connection with the issuance of each title policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the appropriate real estate records;

(iv) (A) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to Property (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such real property) and (B) if such Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the FRB and the other Flood Insurance Laws and as required under Section 8.6;

(v) customary legal opinions (including any local opinions) in form and substance reasonably satisfactory to the Administrative Agent and the Super Majority Lender (which approval may be communicated pursuant to a Direction of the Relevant Lenders) with respect to the mortgagor of such Mortgage and the enforceability and perfection of the applicable Mortgage and such other matters as the Administrative Agent shall reasonably require;

(vi) an ALTA (American Land Title Association/National Society of Professional Surveyors) survey of such Property;

(vii) owner’s title affidavits in reasonable form if necessary to induce the Title Company to issue the title policies and endorsements contemplated above; and

(viii) zoning reports with respect to such Property; and

(d) the Specified Acquisition Payment set forth in the Second Amendment Payment Letter shall have been paid.

“Specified Use Sub-Facility” has the meaning given to that term in Section 9.13(c).

“Stated Amount” means the amount available to be drawn by a beneficiary of a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subsidiary” means, for any Person, any corporation, partnership or other entity (other than a condominium association) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substantial Amount” means, at the time of determination thereof, an amount in excess of 30.0% of total consolidated assets (exclusive of depreciation) at such time of the Parent and its Subsidiaries determined on a consolidated basis.

“Super Majority Lenders” means, as of any date, (a) Lenders having more than 66 2/3% of the aggregate amount without differentiation of the Revolving Commitments and the outstanding Term Loans of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding more than 66 2/3% of the aggregate amount without differentiation of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Commitment Percentages, Revolving Loans and Letter of Credit Liabilities, as applicable, of the Lenders shall be redetermined, for voting purposes only, to exclude the Commitments, Revolving Loans and Letter of Credit Liabilities, as applicable, of such Defaulting Lender, and (ii) at all times when two (2) or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Super Majority Lenders” shall in no event mean less than two (2) Lenders. For purposes of this definition, a Lender shall be deemed to hold a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Super Majority Revolving Lenders” means, as of any date, (a) Revolving Lenders having more than 66 2/3% of the aggregate amount of the Revolving Commitments of all Revolving Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, the Revolving Lenders holding more than 66 2/3% of the principal amount of the aggregate outstanding Revolving Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Commitment Percentages, Revolving Loans and Letter of Credit Liabilities, as applicable, of the Lenders shall be redetermined, for voting purposes only, to exclude the Commitments, Revolving Loans and Letter of Credit Liabilities, as applicable, of such Defaulting Lender, and (ii) at all times when two (2) or more Revolving Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Super Majority Revolving Lenders” shall in no event mean less than two (2) Revolving Lenders. For purposes of this definition, a Revolving Lender (other than the Issuing Bank that issued such Letter of Credit) shall be deemed to hold a Letter of Credit Liability, in each case, to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Super Majority Term Loan Lenders” means, as of any date, Term Loan Lenders having more than 66 2/3% of the aggregate outstanding principal amount of the Term Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two (2) or more Term Loan Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Super Majority Term Loan Lenders” shall in no event mean less than two (2) Term Loan Lenders.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Lease” means any Lease entered into for seasonal or temporary uses, carts, kiosks, directory and other advertising or marketing agreements with a term of 1 year or less that cannot be automatically extended at the option of the tenant party thereto.

“Term Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to Section 2.2.

“Term Loan Commitment” means, as to each Term Loan Lender, such Term Loan Lender’s obligation to make Term Loans on the Effective Date pursuant to Section 2.2, in an amount up to, but not exceeding the amount set forth for such Term Loan Lender on Schedule I as such Lender’s “Term Loan Commitment Amount”.

“Term Loan Commitment Percentage” means, as to each Term Loan Lender, the ratio, expressed as a percentage, of (i) the aggregate unpaid principal amount of such Term Loan Lender’s Term Loans to (ii) the aggregate unpaid principal amount of all Term Loans.

“Term Loan Maturity Date” means the Initial Maturity Date, or, if such date has been extended pursuant to Section 2.15, such later date to which the Term Loan Maturity Date has been extended pursuant to Section 2.15.

“Term Loan Lender” means a Lender having a Term Loan Commitment or holding a Term Loan.

“Term Note” has the meaning given that term in Section 2.13(a).

“Term SOFR” means,

(a) for any calculation with respect to any SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Date, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0.50%, then Term SOFR shall be deemed to be 0.50%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Title Company” has the meaning given that term in Section 6.1(f).

“Titled Agent” has the meaning given that term in Section 11.9.

“Topic 805” means Topic 805 as described in the Financial Accounting Standards Board (FASB) Accounting Standards of Codification™.

“Topic 810” means Topic 810 as described in the Financial Accounting Standards Board (FASB) Accounting Standards of Codification™.

“Topic 815” means Topic 815 as described in the Financial Accounting Standards Board (FASB) Accounting Standards of Codification™.

“Tower Lease” means any Lease entered into for a wireless communication, broadcast or other transmission tower.

“Trust Agreement” means that certain Pennsylvania Real Estate Investment Trust Agreement, as amended and restated as of December 16, 1997, among the trustees a party thereto, as in effect on the Effective Date and as the same may be further amended or modified from time to time as permitted hereunder.

“Type” with respect to any Revolving Loan or Term Loan, or any portion thereof, refers to whether such Loan or portion is a SOFR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unfunded Revolving Commitment” has the meaning assigned to that term in Section 2.10(b)(vii).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person directly or indirectly holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated in accordance with GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning given that term in Section 12.23.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10(g)(ii)(B)(III).

“Valley View Property” means the Property located in La Crosse, Wisconsin, and commonly known as the Valley View Mall.

“Variable Interest Entities” means those Persons who (a) are neither Guarantors or Subsidiaries of the Parent and (b) who are consolidated with the Parent in the financial statements of the Parent solely by reason of the application of Topic 810.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) of which are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. In the case of the Parent, the term “Wholly Owned Subsidiary” shall also include PREIT. With respect to clause (b) of the term “Excluded Subsidiary”, the term “Wholly Owned Subsidiary” shall include any Subsidiary of a Person, (a) of which such Person owns or controls, directly or indirectly through one or more other Subsidiaries, substantially all of the Equity Interests and (b) over which such Person possesses sufficient control to warrant treating such Subsidiary as if it were a Wholly Owned Subsidiary.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Woodland Anchor Parcel” means the parcel of real property located at the Woodland Mall Property and more particularly described on Schedule 1.1(D).

“Woodland Mall Property” means the Property commonly known as the “Woodland Mall Property” and more particularly described on Schedule 1.1(D).

“Woodland Mall Secured Loan” has the meaning given to such term in Section 4.2(c)(iii).

“Woodland Mall Secured Loan Modification” means an amendment, modification, Refinancing, forbearance or restructuring of the Woodland Mall Secured Loan and/or the related Guarantee on terms consistent with the Woodland Mall Term Sheet, including the terms described in Section 4.2(c)(iii).

“Woodland Mall Secured Loan Modification Documents” means the documents entered into pursuant to the terms of the Woodland Mall Secured Loan Modification.

“Woodland Mall Secured Loan Modification Obligations” means the obligations of the Borrower or any Subsidiary under the Woodland Mall Secured Loan Modification Documents.

“Woodland Mall Term Sheet” means the Summary of Terms and Conditions, dated as of December 10, 2020, and the alternative transaction provided for in that certain letter dated December 10, 2020 re Restructuring of PR Woodland Loan from U.S. Bank National Association and Associated Bank, National Association to PR Woodland Limited Partnership and PREIT Associates, L.P., each as delivered to the Administrative Agent prior to the Effective Date.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 General; References to Times.

Unless otherwise indicated (other than in the definition of the term “GAAP”), all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect as of the Agreement Date. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other financial accounting standard promulgated by the Financial Accounting Standards Board having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, any other Borrower or any other Subsidiary at “fair value”, as defined therein. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include, unless otherwise indicated, all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean, unless otherwise indicated, such document, instrument or agreement, or replacement thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. References in this Agreement to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Central time. Certifications as to the matters contained in any certificate delivered by an officer of a Borrower to any or all of the Administrative Agent, the Issuing Banks and the Lenders under the terms of this Agreement or any other Loan Document are made in such officer’s capacity as an officer of such Borrower and not in such officer’s individual capacity.

Section 1.3 Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Term SOFR”, or any Benchmark Replacement.

Section 1.4 Divisions.

For all purposes under the Loan Documents, in connection with any division or Plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

CREDIT FACILITIES

Section 2.1 Revolving Loans.

(a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.19 below, each Revolving Lender severally and not jointly agrees to make Revolving Loans denominated in Dollars to the Borrower during the period from and including the Effective Date to but excluding the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Commitment; provided, however, that (i) [intentionally omitted], (ii) Revolving Loans shall not be made if restricted by the amount limitations set forth in Section 2.19 below, and (iii) Revolving Loans shall not be made at any time that Designated Collateral Proceeds are on deposit in the Designated Collateral Proceeds Account. Each borrowing of Base Rate Loans under this subsection shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof and each borrowing of SOFR Loans under this subsection shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof; provided, further that a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments. Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans. Notwithstanding anything in the foregoing to the contrary, the only Revolving Loans made on the Effective Date shall be those made (i) by an exchange of the Existing Bridge Loans and (ii) to fund professional fee payments and other fees and expenses subject to the provisions of the Confirmation Order, each in accordance with Section 2.1(c) below.

(b) Requests for Revolving Loans. Not later than 11:00 a.m. Central time on the proposed date of a borrowing of Revolving Loans that are Base Rate Loans and not later than 11:00 a.m. Central time at least 3 Business Days prior to a borrowing of Revolving Loans that are SOFR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), and the Type of the requested Revolving Loans. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a SOFR Loan) request that the Administrative Agent provide the Borrower with the most recent SOFR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c) Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each applicable Lender of the proposed borrowing. Each Revolving Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 1:00 p.m. Central time on the date of such proposed borrowing. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower to an account specified in the Disbursement Instruction Agreement, not later than 2:00 p.m. Central time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent. Notwithstanding the foregoing, on the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 6.1 and Section 6.2 hereof, and pursuant to the provisions of the Prepackaged Plan and the Confirmation Order, each Revolving Lender shall be deemed to have exchanged on a dollar-for-dollar basis, pro rata among all Revolving Lenders, Existing Term Bridge Loans into Revolving Loans, which, along with such Revolving Loans made to fund professional fee payments and other fees and expenses subject to the provisions of the Confirmation Order, shall be the only Revolving Loans made on the Effective Date.

(d) Assumptions Regarding Funding by Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section 2.1, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

Section 2.2 Term Loans.

(a) Making of Term Loans. Subject to the terms and conditions hereof, on the Effective Date, each Term Loan Lender severally and not jointly agrees to make a Term Loan denominated in Dollars to the Borrower in the aggregate principal amount equal to the amount of such Lender’s Term Loan Commitment by an exchange of its Existing Term Loans and Existing Revolver/Term Loans in accordance with Section 2.2(c) below. Upon such exchange, the Term Loan Commitment of such Lender shall terminate.

(b) Requests for Term Loans. Not later than 11:00 a.m. Central time at least 3 Business Days prior to the anticipated Effective Date, the Borrower shall give the Administrative Agent notice requesting that the Term Loan Lenders make the Term Loans on the Effective Date and specifying the aggregate principal amount of Term Loans to be borrowed and the Type of the Term Loans. Such notice shall be irrevocable once given and binding on the Borrower. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender.

(c) Exchange of Term Loans. On the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 6.1 and Section 6.2 hereof, pursuant to the terms of the Prepackaged Plan and Confirmation Order, each Term Lender shall be deemed to have exchanged on a dollar-for-dollar basis, pro rata among all Term Lenders, Existing Term Loans and Existing Revolver/Term Loans into the Term Loan to be made by such Term Loan Lender hereunder. The Borrower may not reborrow any portion of the Term Loans once repaid or prepaid.

Section 2.3 Intentionally Omitted.

Section 2.4 Intentionally Omitted.

Section 2.5 Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.19, each Issuing Bank, on behalf of the Revolving Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Revolving Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $10,000,000 (as such amount may be reduced from time to time in accordance with the terms hereof) (the “L/C Commitment Amount”); provided, that an Issuing Bank shall not be obligated to issue any Letter of Credit if, after giving effect to such issuance, the aggregate Stated Amount of the outstanding Letters of Credit issued by such Issuing Bank would exceed the lesser of (i) the L/C Commitment Amount and (ii) the Revolving Commitment of such Issuing Bank in its capacity as a Revolving Lender.

(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the applicable Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is 30 days prior to the Revolving Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one (1) year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the applicable Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is 30 days prior to the Revolving Termination Date. The initial Stated Amount of each Letter of Credit shall be at least $10,000.

(c) Requests for Issuance of Letters of Credit. The Borrower shall give the applicable Issuing Bank and the Administrative Agent written notice at least 5 Business Days prior to the requested date of issuance of such Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the applicable Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article VI, the applicable Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event shall such Issuing Bank be required to issue prior to the date 5 Business Days following the date after which such Issuing Bank has received all of the items required to be delivered to it under this subsection. An Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any Revolving Lender to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. Upon the written request of the Borrower, the applicable Issuing Bank shall deliver to the Borrower a copy of (i) any Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (ii) each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d) Reimbursement Obligations. Upon receipt by an Issuing Bank from the beneficiary of a Letter of Credit issued by such Issuing Bank of any demand for payment under such Letter of Credit and such Issuing Bank’s determination that such demand for payment complies with the requirements of such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that such Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the applicable Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by an Issuing Bank of any payment in respect of any Reimbursement Obligation owing with respect to a Letter of Credit issued by such Issuing Bank, such Issuing Bank shall promptly pay to the Administrative Agent for the account of each Revolving Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) of this Section such Revolving Lender’s Revolving Commitment Percentage of such payment.

(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be SOFR Loans with an Interest Period of one (1) month) hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment, then (i) if the applicable conditions contained in Article V would permit the making of Revolving Loans, the requested Revolving Loans will be made in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 1:00 p.m. Central time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.

(f) Effect of Letters of Credit on Revolving Commitments. Upon the issuance by the applicable Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Revolving Lender’s Revolving Commitment Percentage and (ii) without duplication, the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g) Issuing Banks’ Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit issued by an Issuing Bank against such documents, such Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Issuing Banks, Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of an Issuing Bank’s or Administrative Agent’s rights or powers hereunder. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender. In this connection, the obligation of the Borrower to reimburse an Issuing Bank for any drawing made under any Letter of Credit issued by such Issuing Bank shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement or any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against such Issuing Bank, any other Issuing Bank, the

Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, such Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by such Issuing Bank under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.

(h) Amendments, Etc. The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit issued by such Issuing Bank shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the applicable Issuing Bank and the Administrative Agent), and no such amendment, supplement or other modification shall be issued unless the beneficiary thereof consents and either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the appropriate Lenders as required under Section 12.7 shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5(c).

(i) Revolving Lenders’ Participation in Letters of Credit. Immediately upon (i) the Effective Date with respect to all Existing Letters of Credit and (ii) the issuance by an Issuing Bank of a Letter of Credit, each Revolving Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Lender’s Revolving Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Revolving Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit. In addition, upon the making of each payment by a Revolving Lender to the Administrative Agent for the account of an Issuing Bank in respect of any Letter of Credit issued by it pursuant to the immediately following subsection (j), such Revolving Lender shall, automatically and without any further action on the part of such Issuing Bank, Administrative Agent or such Revolving Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Revolving Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the last sentence of Section 3.5(c)).

(j) Payment Obligation of Revolving Lenders. Each Revolving Lender severally agrees to pay to the Administrative Agent, for the account of an Issuing Bank, on demand in immediately available funds in Dollars the amount of such Revolving Lender’s Revolving Commitment Percentage of each drawing paid by an Issuing Bank under each Letter of Credit issued by it to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d) of this Section; provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Revolving Lender’s Revolving Commitment Percentage of such drawing except as otherwise provided in Section 3.9(d). Each Revolving Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the applicable Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1(e) or Section 10.1(f) or (iv) the termination of the Commitments. Each such payment to the Administrative Agent for the account of the applicable Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k) Information to Revolving Lenders. Promptly following any change in Letters of Credit outstanding issued by an Issuing Bank, such Issuing Bank shall deliver to the Administrative Agent, which shall promptly provide the same to each Revolving Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit issued by such Issuing Bank outstanding at such time. Upon the request of any Revolving Lender from time to time, the applicable Issuing Bank shall deliver any other information reasonably requested by such Revolving Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, an Issuing Bank shall have no duty to notify the Revolving Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of an Issuing Bank to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under the immediately preceding subsection (j).

(l) Existing Letters of Credit. The parties agree that each Existing Letter of Credit shall from and after the Effective Date, be deemed a Letter of Credit issued under this Agreement and shall be subject to and governed by the terms and conditions of this Agreement and the other Loan Documents.

Section 2.6 Rates and Payment of Interest on Loans.

(a) Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender, for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and

(ii) during such periods as such Loan is a SOFR Loan, at Adjusted Term SOFR for such Loan for the Interest Period therefor (from the first day to, but excluding, the last day of such Interest Period), plus the Applicable Margin for SOFR Loans.

Notwithstanding the foregoing, during the continuance of an Event of Default specified in Section 10.1(a), Section 10.1(e) or Section 10.1(f), or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 10.2, the Borrower shall pay to the Administrative Agent for the account of each Lender and each Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of each Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable in cash (i) monthly in arrears on the 10th day of each month, commencing on January 10, 2021 and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Requisite Lenders will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that any such Benchmark Replacement Conforming Changes shall be administratively feasible for the Administrative Agent in its sole discretion. In addition, the Administrative Agent shall not be bound to comply with, acknowledge or consent to any Benchmark Replacement Conforming Changes or any other amendment to this Agreement or any Loan Document that would affect its rights, duties, privileges, protections, obligations or liabilities, or in such Administrative Agent’s reasonable judgment, otherwise adversely affect it. The Requisite Lenders will promptly notify the Borrower, the Administrative Agent and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.7 Number of Interest Periods.

There may be no more than five (5) different Interest Periods for SOFR Loans outstanding at the same time.

Section 2.8 Repayment of Loans.

(a) Revolving Loans. The Borrower promises to repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Termination Date.

(b) Term Loans. The Borrower promises to repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Loans on the Term Loan Maturity Date.

Section 2.9 Late Charges.

If any payment required by the Borrower under this Agreement is not paid within 10 days after it becomes due and payable, the Requisite Lenders may, by notice to the Borrower, require that the Borrower pay a late charge for late payment to compensate the Lenders for the loss of use of funds and for the expenses of handling the delinquent payment, in an amount not to exceed four percent (4.0%) of such delinquent payment. Such late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 10.2, this Section shall apply only to payments overdue prior to the time of such acceleration. This Section shall not be deemed to be a waiver of the Lenders’ right to accelerate payment of any of the Obligations as permitted under the terms of this Agreement.

Section 2.10 Prepayments.

(a) Optional Prepayments. Subject to Section 5.4, the Borrower may prepay any Loan, in whole or part, at any time without premium or penalty. The Borrower shall give the Administrative Agent at least three (3) U.S. Government Securities Business Days’ prior written notice of the prepayment of any Loan. Each voluntary prepayment of Loans by the Borrower shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof or, if any Class of Loans are being prepaid in full at such time, the prepayment may be in the amount of such Class of Loans that are then outstanding.

(b) Mandatory Prepayments.

(i) Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately pay to the Administrative Agent for the account of the Revolving Lenders the amount of such excess. Such payment shall be applied to pay the principal outstanding on the Revolving Loans, and any unpaid Reimbursement Obligations pro rata in accordance with Section 3.2 and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations as and when due.

(ii) Debt Issuances. The Borrower shall make mandatory principal prepayments of the Loans (or shall Cash Collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) in the manner set forth in clause (viii) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor, from any Debt Issuance (including any Debt Issuance incurred pursuant to Section 9.14(g) (only to the extent Net Cash Proceeds are received by the Borrower or any Guarantor in connection with a Refinancing permitted pursuant to Section 9.14(g)), Section 9.14(h) (only with respect to Net Cash

Proceeds received by the Borrower or any Guarantor for voluntary termination of a Derivatives Contracts permitted pursuant to Section 9.14(h)) and Section 9.14(o), but excluding any other Debt Issuance permitted under Section 9.14) by a Loan Party. Such prepayment shall be made within three (3) Business Days after the date such Person receives the Net Cash Proceeds from any such Debt Issuance.

(iii) Equity Issuances. The Borrower shall make mandatory principal prepayments of the Loans (or shall Cash Collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) in the manner set forth in clause (viii) below in an amount equal to fifty percent (50%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from any Equity Issuance (other than an Excluded Equity Issuance where the Net Cash Proceeds received thereunder are less than $50,000) by a Loan Party. Notwithstanding the foregoing, with respect to the remaining fifty percent (50%) of Net Cash Proceeds, the Borrower or the Guarantor which receives such Net Cash Proceeds shall either (x) make a principal prepayment of the Revolving Loans with such Net Cash Proceeds or (y) deposit such Net Cash Proceeds into the Designated Collateral Proceeds Account. Such prepayment (or deposit) shall be made within three (3) Business Days after the date such Person receives the Net Cash Proceeds from any such Equity Issuance.

(iv) Asset Dispositions.

(A) The Borrower shall make mandatory principal prepayments of the Loans (or shall Cash Collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) in the manner set forth in clause (viii) below in amounts equal to seventy percent (70%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from any Asset Disposition by a Loan Party other than an Asset Disposition of all or any portion of a Borrowing Base Property. Notwithstanding the foregoing, with respect to the remaining thirty percent (30%) of Net Cash Proceeds, the Borrower or the Guarantor which receives such Net Cash Proceeds shall either (x) make a principal prepayment of the Revolving Loans with such Net Cash Proceeds or (y) deposit such Net Cash Proceeds into the Designated Collateral Proceeds Account.

(B) In connection with an Asset Disposition of all or any portion of a Borrowing Base Property in accordance with Section 4.2, the Borrower shall make a mandatory principal prepayment of the Loans (or shall Cash Collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) in the manner set forth in clause (viii) below in the amounts required to be repaid with respect to such Borrowing Base Property under Section 4.2(c).

(C) Any such prepayments (or deposits) under subclause (A) or (B) above shall be made within three (3) Business Days after the date such Person receives the Net Cash Proceeds from any such Asset Disposition.

(v) Insurance and Condemnation Events.

(A) Non-Borrowing Base Properties.

(1) The Borrower shall make mandatory principal prepayments of the Loans (or shall Cash Collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) in the manner set forth in clause (viii) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from any Insurance and Condemnation Event with respect to Collateral that is not a Borrowing Base Property. Such prepayments shall be made within three (3) Business Days after the date such Person receives the Net Cash Proceeds from any such Insurance and Condemnation Event; provided that, so long as no Event of Default has occurred and is continuing, no prepayment shall be required under this Section 2.10(b)(v) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with clause (2) below.

(2) With respect to any Net Cash Proceeds received by the Borrower or any Guarantor from any Insurance and Condemnation Event with respect to Collateral that is not a Borrowing Base Property, at the option of the Borrower, the Loan Parties may reinvest all or any portion of such Net Cash Proceeds for reconstruction of such Property within twelve (12) months following receipt of such Net Cash Proceeds; provided that (x) if any Net Cash Proceeds are not so reinvested within twelve (12) months following receipt of such Net Cash Proceeds, or (y) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, in either case an amount equal to any such Net Cash Proceeds shall be applied to the prepayment of the Loans as set forth in this Section 2.10(b) within three (3) Business Days thereafter.

(B) Borrowing Base Properties.

(1) With respect to any Net Cash Proceeds realized or received with respect to any Insurance and Condemnation Event at a Borrowing Base Property, the Net Cash Proceeds shall at the request of Administrative Agent, be paid directly to Administrative Agent, and provided that:

(I) if the Net Cash Proceeds are less than $1,000,000 and there is no Event of Default that remains unwaived or uncured, the Administrative Agent shall release such Net Cash Proceeds to the Borrower and/or the applicable Guarantor to be used for repair or restoration of the applicable Borrowing Base Property;

(II) if the Net Cash Proceeds are in an amount from $1,000,000 up to $4,000,000 and there is no Event of Default that remains unwaived or uncured, the Administrative Agent shall permit such Net Cash Proceeds held by the Administrative Agent to be released to the Borrower or the applicable Guarantor to be used for repair or restoration but may condition such application upon the following conditions: (A) the restoration or repair will return the Borrowing Base Property to substantially the same condition as existed prior to the casualty or condemnation, (B) the Net Cash Proceeds available therefrom (plus additional funds as may be required to be deposited by the Borrower with the Administrative Agent) will be sufficient to complete the required repair or restoration, and (C) the restoration or repair is capable of being completed by the date which is sixty (60) days prior to the then current Revolving Termination Date; and

(III) if the Net Cash Proceeds exceed $4,000,000, the Administrative Agent may permit insurance or condemnation proceeds held by the Administrative Agent to be released to the Borrower or the applicable Guarantor to be used for repair or restoration (provided, that if the Administrative Agent has elected not to release such proceeds to the Borrower, then 100% of the Net Cash Proceeds shall be applied as a principal prepayment of the Loans (or shall Cash Collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) in the manner set forth in clause (viii) below) upon the following conditions: (A) the deposit with the Administrative Agent of such additional funds which the Administrative Agent determines are needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (B) the establishment of an arrangement for lien releases and disbursement of funds acceptable to the Administrative Agent (the arrangement contained in this Agreement for disbursing Revolving Loan funds shall be deemed reasonable with respect to disbursement of Net Cash Proceeds); (C) the delivery to the Administrative Agent of plans and specifications for the work, a contract for the work signed by a contractor reasonably acceptable to the Administrative Agent and a cost breakdown for the work, all of which shall be reasonably acceptable to the Administrative Agent; (D) the delivery to the Administrative Agent of evidence acceptable to the Administrative Agent in its reasonable determination (aa) that after completion of the work the income from the Borrowing Base Property will be sufficient to pay all expenses of the Borrowing Base Property; (bb) of the continuation of Leases or execution of new Leases for not less than seventy percent (70%) of the net rentable area covered by Leases immediately prior to the casualty; and (cc) that upon completion of the work, the size, capacity and total value of the Borrowing Base Property will be at least as great as it was before the damage or condemnation occurred, and (E) there is no Event of Default that remains unwaived or uncured. The Borrower hereby acknowledges that the conditions described above are reasonable, and, if such conditions have not been satisfied within one hundred fifty (150) days of receipt by the Administrative Agent of such insurance or condemnation proceeds, then Administrative Agent may apply such Net Cash Proceeds in accordance with clause (viii) below.

(2) The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by the Borrower and each Guarantor to the Administrative Agent and, at the request of Administrative Agent, shall be paid directly to Administrative Agent: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, any Borrowing Base Property or Collateral; (ii) all proceeds of any insurance policies (whether or not expressly required by the Administrative Agent to be maintained by the Borrower or any Subsidiary, including, but not limited to, earthquake insurance and terrorism insurance, if any) payable by reason of loss sustained to all or any part of any Borrowing Base Property or Collateral; and (iii) all interest which may accrue on any of the foregoing. Subject to applicable law, the Administrative Agent may at its reasonable discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and shall apply the remainder in accordance with clause (1) above. The Administrative Agent may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to the Administrative Agent; provided, however, in no event shall the Administrative Agent be responsible for any failure to collect any claim or award unless caused by the malfeasance or nonfeasance by Administrative Agent or its employees or agents.

(vi) Other Mandatory Prepayment Events. The Borrower shall make mandatory principal prepayments of the Loans (or shall Cash Collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) in the manner set forth in clause (viii) below (A) in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from a Subsidiary that is not a Loan Party or a joint venture in connection with a Non-Guarantor Prepayment Event that constitutes a Debt Issuance by such Subsidiary or joint venture, (B) in an amount equal to fifty percent (50%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from a Subsidiary that is not a Loan Party or a joint venture in connection with a Non-Guarantor Prepayment Event that constitutes an Equity Issuance by such Subsidiary or joint venture (other than an Excluded Equity Issuance where the Net Cash Proceeds received thereunder are less than $50,000), (C) in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from a Subsidiary that is not a Loan Party or a joint venture in connection with a Non-Guarantor Prepayment Event that constitutes an Insurance and Condemnation Event by such Subsidiary or joint venture and (D) in an amount equal to seventy percent (70%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from a Subsidiary that is not a Loan Party or a joint venture in connection with a Non-Guarantor Prepayment Event that constitutes Asset Disposition by such Subsidiary or joint venture. Notwithstanding the foregoing, with respect to the Net Cash Proceeds which are not required as a mandatory prepayment of the Loans (or to Cash Collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) in the manner set forth in clause (viii), below, other than with respect to an Excluded Equity Issuance where the Net Cash Proceeds received thereunder are less than $50,000, the Borrower or the Guarantor which receives such Net Cash Proceeds shall either (x) make a principal prepayment of the Revolving Loans with such Net Cash Proceeds or (y) deposit such Net Cash Proceeds into the Designated Collateral Proceeds Account Each such prepayment (or deposit) shall be made within three (3) Business Days after the date that the Borrower or a Guarantor receives the Net Cash Proceeds from any such Non-Guarantor Prepayment Event.

(vii) Excess Cash Reserves. If, at any time, the Borrower has greater than $40,000,000 of unrestricted cash or Cash Equivalents on its balance sheet for five (5) consecutive days, the Borrower shall immediately pay to Administrative Agent an amount equal to the unrestricted cash and Cash Equivalents on its balance sheet in excess of $40,000,000, to be applied to the outstanding principal balance of the Revolving Loans until the outstanding principal balance of the Revolving Loans has been reduced to $0, and then to repay the Term Loans until the outstanding principal balance of the Term Loans has been reduced to $0.

(viii) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (ii) through and including (vi) above, the Borrower shall promptly deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied as follows:

(A) first, to repay, on a pro rata basis, the Term Loans until the outstanding principal balance of the Term Loans has been reduced to $0, at which time any remaining unfunded Revolving Commitments will be automatically and permanently cancelled (such that, following the repayment in full of such Outstanding Term Loans, no further Revolving Loans shall be made and no additional Letters of Credit shall be issued under this Agreement);

(B) second, to repay, on a pro rata basis, the outstanding Revolving Loans until such time as the outstanding principal balance of the Revolving Loans has been reduced to $0, and any amounts repaid pursuant to this clause (B) shall result in a corresponding dollar-for-dollar reduction in the Revolving Commitment (such that, following the repayment in full of such outstanding Revolving Loans all Commitments shall have been reduced to zero (or such higher amount as represents the then outstanding Letter of Credit Liabilities), and no further Loans shall be made under this Agreement);

(C) third, to Cash Collateralize any outstanding Letter of Credit Liabilities until all Letter of Credit Liabilities have been fully Cash Collateralized;

(D) fourth, at the Borrower’s election, to fund the “Unfunded Revolving Commitment Account” (as defined in the Second Lien Credit Agreement) in an amount not to exceed the amount of the unfunded Revolving Commitments cancelled pursuant to clause (A) above; and

(E) fifth, to Cash Collateralize the Specified Derivatives Obligations in an amount satisfactory to all of the Specified Derivatives Providers, in the reasonable discretion of all the Specified Derivatives Providers.

(ix) Breakage Costs. If the Borrower is required to pay any outstanding SOFR Loans by reason of this Section 2.10(b) prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4. Notwithstanding the foregoing, the Borrower shall have the right to have the Administrative Agent hold the funds received for the required payment of any such SOFR Loans in an interest bearing deposit account under the control of the Administrative Agent until the end of the applicable Interest Period when the Administrative Agent shall apply the funds to the payment to such SOFR Loans, and with respect to any such SOFR Loans that are at that time paid prior to the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

(x) Effective Date Prepayment. On the Effective Date, the Borrower, the Administrative Agent and the Lenders agree that all amounts on deposit in the Cash Collateral Account (as defined in the Existing Bridge Credit Agreement) being maintained by the Administrative Agent in accordance with the Existing Bridge Credit Agreement shall be applied by the Administrative Agent as a principal prepayment of the outstanding Revolving Loans (concurrent with the reallocation of the Existing Bridge Loans into Revolving Loans under Section 2.21 below) hereunder.

Section 2.11 Continuation.

So long as no Event of Default exists, the Borrower may on any Business Day, with respect to any SOFR Loan, elect to maintain such SOFR Loan or any portion thereof as a SOFR Loan by selecting a new Interest Period for such SOFR Loan or any portion thereof. Each Continuation of SOFR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. (Central time) on the third U.S. Government Securities Business Day prior to the date of any such Continuation. Such notice of a Continuation shall be by telephone (confirmed immediately in writing), facsimile, electronic mail or other similar form of communication, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the SOFR Loan and portion thereof subject to such Continuation and (c) [intentionally omitted], all of which of the foregoing (a) and (b) shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender by facsimile, or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any SOFR Loan owing by it in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Continue as a SOFR Loan having an Interest Period of one (1) month; provided, however, that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.12 or the Borrower’s failure to comply with any terms of this Section.

Section 2.12 Conversion.

So long as no Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a SOFR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such SOFR Loan. Each Conversion of Base Rate Loans into SOFR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount. Each such Notice of Conversion shall be given not later than 11:00 a.m. (Central time) one (1) U.S. Government Securities Business Day prior to the date of any proposed Conversion into Base Rate Loans and three (3) U.S. Government Securities Business Days prior to the date of any proposed Conversion into SOFR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender by facsimile, or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing), facsimile, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into, and (e) if such Conversion is into a SOFR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.13 Notes.

(a) Notes. Except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a Revolving Note or a Term Loan Note, the Revolving Loans and/or Term Loans, as applicable, made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note substantially in the form of Exhibit H (each a “Revolving Note”) or substantially in the form of Exhibit I (each a “Term Loan Note”), respectively, payable to the order of such Lender in a principal amount equal to the amount of its Revolving Commitment or Term Loan Commitment, as applicable, as originally in effect and otherwise duly completed.

(b) Intentionally Omitted.

(c) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents to which it is a party and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8, in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8 shall be controlling.

(d) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.14 Expiration or Maturity Date of Letters of Credit Past Termination.

If on the date the Revolving Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Revolving Lenders and the Issuing Banks, an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Letter of Credit Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the Issuing Banks for the payment made by the Issuing Banks to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Administrative Agent shall pay to the Borrower (or to whomever else may be legally entitled thereto) the monies deposited in the Letter of Credit Collateral Account with respect to such outstanding Letter of Credit on or before the date 30 days after the expiration date of such Letter of Credit.

Section 2.15 Extension of Revolving Termination Date and Term Loan Maturity Date.

The Borrower shall have the right, exercisable one time, to extend the Revolving Termination Date and the Term Loan Maturity Date by one (1) year. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the then current Revolving Termination Date and Term Loan Maturity Date, a written request for such extension (the “Extension Request”). The Administrative Agent shall forward to each Lender a copy of the Extension Request received by the Administrative Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Revolving Termination Date and the Term Loan Maturity Date shall be extended for one (1) year from the then current Revolving Termination Date and the Term Loan Maturity Date:

(a) on the date of delivery of the Extension Request and on the date that would otherwise be the Revolving Termination Date and the Term Loan Maturity Date, no Default or Event of Default shall exist;

(b) on the date of delivery of the Extension Request and on the date that would otherwise be the Revolving Termination Date and the Term Loan Maturity Date, the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)) and except for changes in factual circumstances not prohibited under the Loan Documents;

(c) on the date of delivery of the Extension Request and on the date that would otherwise be the Revolving Termination Date and the Term Loan Maturity Date, the Liquidity shall be not less than $35,000,000 (including, for the avoidance of doubt and for this test only, unused Revolving Loan Commitments to the extent permitted by the definition of “Liquidity” as if the Revolving Termination Date had been extended);

(d) on the date of delivery of the Extension Request and on the date that would otherwise be the Revolving Termination Date and the Term Loan Maturity Date, the Debt Yield Ratio (Corporate Debt), as calculated pursuant to this clause (d), shall not be less than 8.0%, provided, that for purposes of calculating the Debt Yield Ratio (Corporate Debt) for this extension condition, (i) Adjusted NOI shall be based on the four (4) fiscal quarters ending on June 30, 2022, and the principal amounts of all Indebtedness included in the denominator of the Debt Yield Ratio (Corporate Debt) shall be determined (A) as of the end of the most recently ended calendar month that ended at least thirty (30) days prior to the delivery date of the Extension Request, and (B) as of October 31, 2022 but excluding any Indebtedness attributable to a Property acquired after June 30, 2022, (ii) with respect to any Property or Parcel disposed of during after June 30, 2022 but prior to the Revolving Termination Date and the Term Loan Maturity Date, Adjusted NOI and the principal amount of Indebtedness attributable to such Property or Parcel shall be excluded from the calculation of Debt Yield Ratio (Corporate Debt) and (iii) for clarity, with respect to any Property or Parcel acquired after June 30, 2022, Adjusted NOI attributable to such Property or Parcel shall be excluded from the calculation of Debt Yield Ratio (Corporate Debt);

(e) At the Borrower’s sole cost and expense, the Administrative Agent shall have obtained (and shall be required to so obtain) updated Appraisals, which Appraisals shall confirm to the reasonable satisfaction of the Administrative Agent that (a) the sum of, as of the last day of the most recently completed fiscal quarter for which financial statements are required to be delivered pursuant to Section 8.1(a)(i) or Section 8.1(a)(ii), as applicable, (x) the Aggregate Outstanding Balance, plus (y) the aggregate principal amount of all outstanding Second Lien Loans, does not exceed (b) 105% of the Appraised Value of the Borrowing Base Properties,

provided, however, that at the Borrower’s election, the Borrower may obtain a second appraisal of each Borrowing Base Property prepared by a nationally recognized appraisal firm in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989 (the “Borrower Appraisals”), and if the “as is” appraised value of any such Borrower Appraisals is higher than the Appraised Value in the Administrative Agent’s Appraisals, the higher appraised value shall be used for purposes of this condition. The valuation date of such Appraisals or Borrower Appraisals shall be within ninety (90) days of the Revolving Termination Date and the Term Loan Maturity Date;

(f) the Borrower shall have delivered to the Administrative Agent a certificate of the chief financial officer of the Parent certifying in his or her capacity as chief financial officer the matters referred to in the immediately preceding clauses (a), (b), (c), (d) and (e); and

(g) the Borrower shall have paid the applicable Fees payable under Section 3.5(d).

Section 2.16 Voluntary Reduction of the Commitments.

The Borrower may terminate or reduce the amount of the Revolving Commitments at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than $10,000,000 and integral multiples of $5,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (such notice, a “Commitment Reduction Notice”). Promptly after receipt of a Commitment Reduction Notice, the Administrative Agent shall notify each Revolving Lender of the proposed termination or Revolving Commitment reduction. The Revolving Commitments, once reduced or terminated pursuant to this Section, may not be increased. The Borrower shall pay all interest and fees, on the Revolving Loans accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Revolving Lenders, including but not limited to any applicable compensation due to each Revolving Lender in accordance with Section 5.4.

Section 2.17 Joint and Several Liability of the Borrower.

(a) The obligations of each Borrower hereunder and under the other Loan Documents to which any Borrower is a party shall be joint and several, and accordingly, each Borrower confirms that it is liable for the full amount of the Obligations, regardless of whether incurred by such Borrower or another Borrower.

(b) Each Borrower represents and warrants to the Administrative Agent and the Lenders that each Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts.

(c) Neither the Administrative Agent nor any Lender shall be obligated or required before enforcing any Loan Document against a Borrower: (a) to pursue any right or remedy any of them may have against any other Borrower, any Guarantor or any other Person or commence any suit or other proceeding against any other Borrower, any Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any other Borrower, any Guarantor or any other Person; or (c) to make demand of any other Borrower, any Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Administrative Agent or any Lender which may secure any of the Obligations.

(d) It is the intent of each Borrower, the Administrative Agent and the Lenders that in any proceeding of the types described in Section 10.1(e) or Section 10.1(f), a Borrower’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Borrower hereunder to be avoidable or unenforceable against such Borrower in such proceeding as a result of Applicable Law, including without limitation, (i) Section 548 of the Bankruptcy Code, as amended and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code, as amended, or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder shall be determined in any such proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of a Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Borrower shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Borrower hereunder, to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of a Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section that would not otherwise be available to such Person under the Avoidance Provisions.

(e) To the extent that a Borrower shall be required hereunder to pay any portion of the Obligations exceeding the greater of (a) the amount of the value actually received by such Borrower and its Subsidiaries from the Loans and other Obligations and (b) the amount such Borrower would otherwise have paid if such Borrower had paid the aggregate amount of Obligations in the same proportion as such Borrower’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of the Borrower on such date, then such Borrower shall be reimbursed by each other Borrower for the amount of such excess.

(f) Each Borrower assumes all responsibility for being and keeping itself informed of the financial condition of each other Borrower, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty whatsoever to advise any Borrower of information regarding such circumstances or risks.

Section 2.18 Actions of the Borrower.

Each Borrower hereby appoints each other Borrower to act as its agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans and the issuance of Letters of Credit). Each Borrower acknowledges and agrees that (i) one Borrower may execute such documents as such Borrower deems appropriate in its sole discretion, and with respect to any such document executed by only one Borrower, each Borrower shall be bound by and obligated by all of the terms of any such document, (ii) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to any Borrower shall be deemed to have been delivered to each Borrower and (iii) the Administrative Agent and the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by each Borrower or any Borrower individually. Each Borrower agrees that any action taken by one Borrower without the consent of, or notice to, any other Borrower shall not release or discharge any Borrower from its obligations hereunder.

Section 2.19 Amount Limitations.

(a) Notwithstanding any other term of this Agreement or any other Loan Document, no Revolving Lender shall be required to make any Loan, the Issuing Banks shall not be required to issue a Letter of Credit, and no reduction of the Revolving Commitments pursuant to Section 2.16 shall take effect, if immediately after the making of such Loan, issuance of such Letter of Credit or such reduction of the Revolving Commitments, the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Commitments at such time.

(b) Additionally, no Revolving Lender shall be required to make any Revolving Loans at any time the Borrower or Guarantors have available Designated Collateral Proceeds, which Designated Collateral Proceeds shall be disbursed from the Designated Collateral Proceeds Account prior to any subsequent disbursement of Revolving Loans hereunder.

Section 2.20 Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders pursuant to the Loan Documents as requested by an authorized representative of PREIT to any of the accounts designated in the Disbursement Instruction Agreement.

Section 2.21 Reallocations of the Existing Bridge Loans on the Effective Date.

Simultaneously with the effectiveness of this Agreement, the Existing Bridge Loans of each of the Lenders under the Existing Bridge Credit Agreement as existing immediately prior to the Effective Date, shall be reallocated among the Revolving Lenders so that such Existing Bridge Loans are held by the Revolving Lenders as outstanding Revolving Loans hereunder in accordance with each Revolving Lender’s Pro Rata Share of the Revolving Commitments, set forth on Schedule I attached hereto. To effect such reallocations each Revolving Lender whose Pro Rata Share of the Revolving Commitments upon the effectiveness of this Agreement exceeds such Lender’s Pro Rata Share of the outstanding Existing Bridge Loans immediately prior to the effectiveness of this Agreement (each an “Assignee Revolving Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Existing Bridge Loans from the Revolving Lenders whose Pro Rata Share of the Revolving Commitments upon the effectiveness of this Agreement are less than their respective Pro Rata Share of the Existing Bridge Loans immediately prior to the effectiveness of this Agreement (each an “Assignor Revolving Lender”), so that each Revolving Lender shall hold its Pro Rata Share of the Existing Bridge Loans as Revolving Loans. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, an Assignment and Assumption without the payment of any related assignment fee, and, except for Notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amount of their respective Revolving Commitments, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignor Lenders, the Assignee Lenders and the other Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to the making of any Loans to be made on the Effective Date and any netting transactions effected by the Administrative Agent) with respect to such reallocations and assignments so that the aggregate outstanding principal amount of Revolving Loans shall be held by the Revolving Lenders pro rata in accordance with the amount of the Revolving Commitments set forth on Schedule I.

ARTICLE III

PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1 Payments.

(a) Payments by the Borrower. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 1:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.5, the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of an Issuing Bank under this Agreement shall be paid to such Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Issuing Bank to the Administrative Agent from time to time, for the account of such Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or such Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b) Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2 Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Section 2.1, Section 2.4(e) and Section 2.5(e) shall be made from the Revolving Lenders, each payment of the Fees under Section 3.5(a), under Section 3.5(b), under the first sentence of Section 3.5(c) and under Section 3.5(d), shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.16 shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them; (c) the making of Term Loans under Section 2.2(a) shall be made from the Term Loan Lenders, pro rata according to the amounts of their respective Term Loan Commitments; (d) each payment or prepayment of principal of Term Loans shall be made for the account of the Term Loan Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them; (e) each payment of interest on Revolving Loans or Term Loans shall be made for the account of the Revolving Lenders or Term Loan Lenders, as applicable, pro rata in accordance with the amounts of interest on such Revolving Loans or Term Loans, as applicable, then due and payable to the respective Lenders; (f) the Conversion or Continuation of Revolving Loans or Term Loans of a particular Type (other than Conversions provided for by Section 5.5) shall be made pro rata among the Revolving Lenders or Term Loan Lenders, as applicable, according to the amounts of their respective Revolving Loans or Term Loans, as applicable, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; and (g) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.5, shall be in accordance with their respective Revolving Commitment Percentages. Any payment or prepayment of principal or interest made during the existence of an Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 10.5.

Section 3.3 Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by any Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender (other than any payment made in respect of Specified Derivatives Obligations) or other payments made by the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2 or Section 10.5, such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2 or Section 10.5, as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4 Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5 ~~Fees~~Payments.

(a) Loan Fees. On the Effective Date, the Borrower agrees to pay to the Administrative Agent all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent and as have been agreed to in writing by the Borrower and any Lender.

(b) Unused Fees. During the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders an unused commitment fee equal to the sum of the daily amount (the “Unused Amount”) by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities set forth in the table below multiplied by the corresponding per annum rate:

Unused Amount	Unused Fee (percent per annum)
Greater than or equal to 50% of the aggregate amount of Revolving Commitments	0.35%
Less than 50% of the aggregate amount of Revolving Commitments	0.25%

Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.

(c) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for Revolving Loans that are SOFR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or (y) to but excluding the date such Letter of Credit is drawn in full. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Revolving Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent. The Borrower shall pay directly to the applicable Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by such Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

(d) Extension Fee. If, pursuant to Section 2.15, the Borrower exercises its right to extend the Revolving Termination Date and the Term Loan Maturity Date, the Borrower agrees to pay to the Administrative Agent (i) for the account of each Revolving Lender an extension fee equal to 0.25% of the amount of such Revolving Lender’s Revolving Commitment (whether or not utilized), and (ii) for the account of each Term Loan Lender a fee equal to 0.25% of the outstanding principal amount of such Term Loan Lender’s Term Loans on the effective date of such extension. Such fee shall be due and payable in full on the effective date of such extension.

(e) Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent and the Issuing Banks as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6 Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7 Usury.

In no event shall the amount of interest due or payable on the Loans or the other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and that the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.6(a)(i) and Section 2.6(a)(ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, loan fees, letter of credit fees, facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and under no circumstances shall be deemed to be charges for the use of money. Unless otherwise expressly provided herein, all fees and all charges, other than charges for the use of money, shall be fully earned and nonrefundable when due.

Section 3.8 Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The Administrative Agent will account to the Borrower on changes in Letters of Credit in accordance with Section 2.5(k). The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9 Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders (or Super Majority Lenders, as applicable) and in Section 12.7.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, in the case of a Defaulting Lender that is a Revolving Lender, to Cash Collateralize any Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e)

below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, in the case of a Defaulting Lender that is a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize any Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.5(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article V were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities are held by the Lenders on a pro rata basis in accordance with their respective Revolving Commitment Percentages and Term Loan Commitment Percentages, as applicable, (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)	Certain Fees.

(i) No Defaulting Lender that is a Revolving Lender shall be entitled to receive any Fee payable under Section 3.5(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii) Each Defaulting Lender that is a Revolving Lender shall be entitled to receive the Fee payable under Section 3.5(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii) With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d) Reallocation of Participations to Reduce Fronting Exposure. In the case of a Defaulting Lender that is a Revolving Lender, all or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities shall be reallocated among the Non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Revolving Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 12.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) Cash Collateral.

(i) If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize any Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii) At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within 2 Business Days (or such longer period, not in excess of 10 Business Days, as may be acceptable to the applicable Issuing Bank in its sole and absolute discretion) following the written request of the Administrative Agent or the applicable Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of such Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii) The Borrower, and to the extent provided by any Defaulting Lender that is a Revolving Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of each Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the obligation of the Defaulting Lenders that are Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender that is a Revolving Lender).

(iv) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v) Cash Collateral (or the appropriate portion thereof) provided to reduce an Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the applicable Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the applicable Issuing Bank may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(f) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the applicable Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their respective Revolving Commitment Percentages and Term Loan Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g) New Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(h) Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 12.6(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption Agreement and, notwithstanding Section 12.6(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders and shall not constitute a waiver or release of any claim against a Defaulting Lender.

Section 3.10 Taxes.

(a) Defined Terms. For purposes of this Section, the term “Lender” includes the Issuing Banks and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation or removal as Administrative Agent.

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W- 8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W- 8BEN or W-8BEN-E, as applicable,; or

(IV) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV

BORROWING BASE PROPERTIES

Section 4.1 Borrowing Base Properties.

The Borrowing Base Properties shall be comprised of (i) the Properties identified on Schedule 1.1(B) on the Effective Date, ~~and~~ (ii) the Dartmouth Mall following the consummation of the Dartmouth Mall Refinancing, (iii) the Specified Property following the consummation of the Specified Property Acquisition and (iv) any Property which is added as a Borrowing Base Property pursuant to Section 8.17.

Section 4.2 Release of Borrowing Base Properties; Release of Out-Parcels.

(a) Property Releases. From time to time the Borrower may request, upon not less than thirty (30) days prior written notice (or, with respect to the Woodland Anchor Parcel, fifteen (15) days prior written notice) to the Administrative Agent (or, in any case, such shorter period as may be acceptable to the Administrative Agent in its sole discretion), that any Borrowing Base Property be released from the Liens created by the Security Documents applicable thereto upon the disposition thereof on an arms’-length basis (or, solely in the case of the Woodland Anchor Parcel (and related intellectual property and personal property), concurrently with the closing of the Woodland Mall Secured Loan Modification), which release (a “Property Release”) shall be effective upon the satisfaction of the following conditions:

(i) the Administrative Agent shall have received (x) a certificate signed by a Responsible Officer of the Borrower, certifying as to the matters set forth in subsections (ii)-(viii) of this Section 4.2.(a) that are applicable to such transaction and providing supporting documentation for the covenant compliance described in subsection (v) of this Section 4.2(a), if applicable, (y) with respect to any Property Release for a Borrowing Base Property that is not subject to an Existing Sale Agreement, copies of the sale agreement and (z) other closing documents and instruments reasonably requested by the Administrative Agent in connection with such Property Release, each in form and substance reasonably satisfactory to the Administrative Agent;

(ii) with respect to any Property Release for a Borrowing Base Property which is not subject to an Existing Sale Agreement, no Default or Event of Default shall exist or would exist immediately after giving effect to such Property Release, and with respect to any Property Release for a Borrowing Base Property that is subject to an Existing Sale Agreement, no Event of Default shall exist or would exist immediately after giving effect to such Property Release;

(iii) with respect to any Property Release for a Borrowing Base Property which is subject to an Existing Sale Agreement, the sale or transfer of such Borrowing Base Property is made subject to, and in substantial compliance with, the corresponding Existing Sale Agreement, as such Existing Sale Agreement may be amended in compliance with Section 8.18;

(iv) if such Property Release is for a Required Borrowing Base Property, the Borrower shall have received the prior written consent of the Super Majority Lenders, in their sole and absolute discretion;

(v) the Borrower and the Guarantors shall be in compliance with the covenants contained in Section 9.1, on a pro forma basis both immediately prior to and after giving effect to such Property Release;

(vi) with respect to any Property Release for a Borrowing Base Property which is not subject to an Existing Sale Agreement, the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such Property Release with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)) and except for changes in factual circumstances not prohibited under the Loan Documents;

(vii) the Closing Date Appraised Values of the Borrowing Base Properties, after adjustment to reflect the Property Release and the prepayment of the Loans pursuant to clause (ix) below, shall be equal to or greater than the Revolving Commitment and the aggregate principal amount of the outstanding Term Loans;

(viii) the Borrower shall have paid the costs of preparing and recording the releases or reconveyances of the Mortgages, UCC-3 terminations, the Administrative Agent’s reasonable attorneys’ fees and costs, any survey charges and costs, all title premiums and costs, documentary stamps incurred in connection with the release or conveyance of the Mortgage (if any), and all other reasonable costs, fees, and expenses incurred by the Administrative Agent in connection with the requested release or reconveyance of the Mortgage; and

(ix) the Borrower shall have made (or shall make substantially concurrently with the release of such Property) a principal prepayment of the Loans in the amount set forth in, and the manner required by, Section 4.2(c).

(b) Parcel Releases. From time to time the Borrower may request, upon not less than thirty (30) days prior written notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion), that any existing or future out-parcel, existing or future pad or portion of a Borrowing Base Property subdivided now or in the future from the remainder of the Borrower Base Property (a “Parcel”) (it being acknowledged that the Borrower and Guarantors shall have the right to subdivide portions of the Borrowing Base Properties to create additional Parcels in accordance with Section 8.23) be released from the Liens created by the Security Documents applicable thereto upon the disposition thereof on an arms’- length basis, which release (a “Parcel Release”) shall be effective upon the satisfaction of the following conditions:

(i) the Administrative Agent shall have received (x) a certificate signed by a Responsible Officer of the Borrower, certifying as to the matters set forth in subsections (ii)-(xi) of this Section 4.2(b) that are applicable to such transaction and providing supporting documentation for the covenant compliance described in subsection (iv) of this Section 4.2(b), if applicable, (y) with respect to any Parcel Release for a Parcel that is not subject to an Existing Sale Agreement, copies of the sale agreement, and (z) any other documents and instruments reasonably requested by the Administrative Agent in connection with such Parcel Release, each in form and substance reasonably satisfactory to the Administrative Agent;

(ii) with respect to any Parcel Release for a Parcel that is not subject to an Existing Sale Agreement, no Default or Event of Default shall exist or would exist immediately after giving effect to such Parcel Release, and with respect to any Parcel Release for a Parcel that is subject to an Existing Sale Agreement, no Event of Default shall exist or would exist immediately after giving effect to such Parcel Release;

(iii) with respect to any Parcel Release for a Parcel that is not subject to an Existing Sale Agreement, if such Parcel Release is for an Income Producing Parcel, the Borrower shall have received the prior written consent of the Requisite Lenders, in their sole and absolute discretion;

(iv) the Borrower and the Guarantors shall be in compliance with the covenants contained in Section 9.1, on a pro forma basis both immediately prior to and after giving effect to such Parcel Release;

(v) with respect to any Parcel Release for a Parcel that is not subject to an Existing Sale Agreement, the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such Parcel Release with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)) and except for changes in factual circumstances not prohibited under the Loan Documents;

(vi) with respect to a Parcel subject to an Existing Sale Agreement, the sale or transfer of such Parcel is made subject to, and in substantial compliance with, the corresponding Existing Sale Agreement, as amended in compliance with Section 8.18;

(vii) following the consummation of the Parcel Release, the released Parcel shall not be (A) wholly owned by the Borrower or (B) owned by a wholly owned Affiliate of the Borrower;

(viii) the Borrower shall deliver to the Administrative Agent evidence reasonably acceptable to Administrative Agent that, immediately after giving effect to the Parcel Release, the remaining portion of the Borrowing Base Property encumbered by the Lien of the Security Documents (the “Remaining Property”) complies in all material respects with all applicable zoning, land use and subdivision laws, statutes, ordinances, rules, regulations, or requirements of any Governmental Authority having jurisdiction over the Remaining Property, including, but not limited to, compliance with any applicable setback or parking requirements.

(ix) if such endorsement(s) are available in the applicable state, the Borrower shall provide the Administrative Agent with one or more endorsements to its Lender’s Policy of Title Insurance with respect to such Borrowing Base Property in form and substance reasonably satisfactory to Administrative Agent which: (i) affirmatively evidences the continued validity of the Administrative Agent’s first Lien position created by the Mortgage through the date of recordation of the release of the Parcel; (ii) insures that the Lien created by the applicable Mortgage remains a valid first lien on the Remaining Property; (iii) insures that the Remaining Property complies with all applicable subdivision laws; and (iv) includes a separate tax parcel endorsement as to the Remaining Property;

(x) the Borrower shall deliver to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that immediately after giving effect to the Parcel Release, the continued access, usage and operation of the Remaining Property will not be materially impaired by the Parcel Release;

(xi) [intentionally omitted];

(xii) the Borrower shall have paid the costs of preparing and recording partial releases or reconveyances of the applicable Mortgage, UCC-3 partial releases or amendments, the Administrative Agent’s reasonable attorneys’ fees and costs, if applicable, any survey charges and costs, if applicable, all title premiums and costs, documentary stamps incurred in connection with the Parcel Release (if any), and all other reasonable costs, fees, and expenses incurred by the Administrative Agent in connection with the requested Parcel Release; and

(xiii) the Borrower shall have made (or shall make substantially concurrently with the release of such Parcel) a principal prepayment of the Loans in the amount set forth in, and the manner required by, Section 4.2(c).

(c) Required Release Price. As a condition to the effectiveness of any Property Release in accordance with Section 4.2(a) or any Parcel Release in accordance with Section 4.2(b), the Borrower shall prepay the Loans in accordance with the following procedures:

(i) Income Producing.

(A) Borrowing Base Properties. If the Property subject to the Property Release is all or substantially all of a Borrowing Base Property, the Borrower shall make a principal prepayment of the Loans equal to the greater of (A) 110% of the Closing Date Appraised Value for such Borrowing Base Property, as reduced by any prepayment made by Borrower in connection with the release of any Parcel from such Borrowing Base Property, and (B) 100% of the Net Cash Proceeds received by the Borrower or any Guarantor from the sale of such Borrowing Base Property.

(B) Income Producing Parcels. If the Parcel subject to the Parcel Release is an Income Producing Parcel, the Borrower shall make a principal prepayment of the Loans equal to 100% of the Net Cash Proceeds received by the Borrower or any Guarantor from the sale of such Income Producing Parcel.

(ii) Non-Income Producing.

(A) If the Parcel subject to the Parcel Release is a Non-Income Producing Parcel, the Borrower shall (1) make a principal prepayment of the Loans in an amount equal to seventy percent (70%) of the aggregate Net Cash Proceeds received by the Borrower or any Guarantor from the sale of such Non-Income Producing Parcel and (2) with respect to the remaining thirty percent (30%) of the aggregate Net Cash Proceeds from the sale of such Non-Income Producing Parcel, either (x) make a principal prepayment of the Revolving Loans with such Net Cash Proceeds or (y) deposit such Net Cash Proceeds in a blocked and restricted collateral account established and maintained with the Administrative Agent in the name of the Borrower and under the sole dominion and control of the Administrative Agent (the “Designated Collateral Proceeds Account”, and the funds on deposit therein being referred to as the “Designated Collateral Proceeds”).

(iii) Woodland Anchor Parcel. In the case of the Woodland Anchor Parcel only, such parcel, and related intellectual property and personal property, shall be released for no consideration in order to permit the encumbrance of such parcel in connection with and to facilitate a Refinancing or forbearance of the Indebtedness secured by the Woodland Mall (the “Woodland Mall Secured Loan”), but only so long as, unless otherwise agreed to by the Requisite Lenders, (A) either (x) in the case of a Refinancing, such Refinancing includes an extension of the maturity date of the Woodland Mall Secured Loan of not less than one (1) year from the Effective Date, with the option to extend the Woodland Mall Secured Loan for one (1) additional year (which option may be subject to the satisfaction of conditions regarding financial performance and absence of default consistent with the applicable Woodland Mall Term Sheet) or (y) in the case of a forbearance on the Woodland Mall Secured Loan, such forbearance is for a period of not less than one (1) year from the Effective Date, (B) such Refinancing or forbearance includes (and in the case of a forbearance the applicable forbearance agreement provides that the conditions set forth in this clause (B) shall remain effective without regard to the continued effectiveness of the forbearance agreement’s other terms) the reduction of repayment recourse to any Borrower or Guarantors (including a reduction of any payment guaranties previously provided in connection therewith) such that the principal amount subject to such repayment recourse is not greater than $10,000,000, and so long as the lenders thereunder agree that no claim can be brought to recover on such recourse obligations until the earlier of (x) a subsequent bankruptcy filing by the Borrower or an involuntary proceeding commenced against the Borrower, or (y) the second anniversary of the Effective Date, and (C) such Refinancing or forbearance is otherwise consistent with the applicable Woodland Mall Term Sheet.

(iv) Manner of Payment. Each prepayment of the Loans under this Section 4.2(c) shall be applied in accordance with Section 2.10(b)(viii), other than in the event Borrower elects to pay down the Revolving Loans in lieu of making a deposit into the Designated Collateral Proceeds Account in accordance with Section 4.2(c)(ii) above.

Section 4.3 Designated Collateral Proceeds Account.

(a) Promptly following the Borrower’s written request therefor, Administrative Agent shall disburse any Designated Collateral Proceeds from the Designated Collateral Proceeds Account, subject to the same terms and conditions applicable to a disbursement of Revolving Loans, provided, however, that such Designated Collateral Proceeds may only be used by the Borrower in a manner consistent with the Approved Annual Business Plan. Notwithstanding anything to the contrary contained herein, (i) there shall be no disbursement of Revolving Loans at any time that Designated Collateral Proceeds are on deposit in the Designated Collateral Proceeds Account, and (ii) the Borrower may elect to apply Designated Collateral Proceeds as a principal prepayment of the Revolving Loans at any time regardless of whether the requirements for disbursements of Revolving Loans have been met.

(b) The Borrower grants to the Administrative Agent a first priority security interest in the Designated Collateral Proceeds Account and all deposits at any time contained therein and the proceeds thereof and will take all actions reasonably necessary to maintain in favor of Administrative Agent a perfected first priority security interest in the Designated Collateral Proceeds Account. Once established, the Borrower may not in any way alter or modify the Designated Collateral Proceeds Account. Subject to the terms of this Agreement, the Administrative Agent will have the sole right to make withdrawals from the Designated Collateral Proceeds Account and all costs and expenses for establishing and maintaining the Designated Collateral Proceeds Account will be paid by Borrower.

(c) All funds on deposit in the Designated Collateral Proceeds Account shall be held by the Administrative Agent as additional Collateral for the Obligations, and following the occurrence and during the continuance of an Event of Default, may be applied by the Administrative Agent in accordance with the terms hereof.

Section 4.4 Continuity of Liens.

(a) Except as set forth in this Article IV, prior to the termination of this Agreement and the release of the Collateral in accordance with Section 12.11, no Borrowing Base Property shall be released from the Liens created by the Security Documents applicable thereto.

ARTICLE V

YIELD PROTECTION, ETC.

Section 5.1 Additional Costs; Capital Adequacy.

(a) Capital Adequacy. If any Lender reasonably determines that any Regulatory Change, compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender, or any corporation controlling such Lender, as a consequence of, or with reference to, such Lender’s Commitment or its making or maintaining Loans below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital adequacy or liquidity), then the Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such increase in capital is allocable to such Lender’s obligations hereunder.

(b) Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any SOFR Loans or its obligation to make any SOFR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such SOFR Loans or such obligation or the maintenance by such Lender of capital in respect of its SOFR Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such SOFR Loans or its Commitment (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection

Income Taxes), or (ii) imposes or modifies any reserve, special deposit or similar requirements (excluding Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on SOFR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including without limitation, the Commitment of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c) Lender’s Suspension of SOFR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on SOFR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes SOFR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, SOFR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5 shall apply).

(d) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to any Issuing Bank of issuing (or any Revolving Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by any Issuing Bank or any Revolving Lender hereunder in respect of any Letter of Credit, then, upon demand by such Issuing Bank or such Revolving Lender, the Borrower shall pay immediately to such Issuing Bank or, in the case of such Revolving Lender, to the Administrative Agent for the account of such Revolving Lender, from time to time such additional amounts as shall be reasonably determined by such Issuing Bank or such Revolving Lender to be sufficient to compensate such Issuing Bank or such Revolving Lender for such increased costs or reductions in amount.

(e) Notification and Determination of Additional Costs. Each of the Administrative Agent, each Issuing Bank, and each Lender, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent, the Issuing Bank, or such Lender, as the case may be, to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Issuing Bank, or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent, each Issuing Bank, and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of an Issuing Bank, or a Lender, to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent, such Issuing Bank, or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis and in good faith.

Section 5.2 Inability to Determine Rates.

Subject to the provisions set forth in Exhibit N, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Requisite Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Requisite Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Requisite Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.10(b)(ix). Subject to the provisions set forth in Exhibit N, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 5.3 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.4.

Section 5.4 Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient to compensate such Lender for any loss, cost or expense that such Lender reasonably determines is attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a SOFR Loan, or Conversion of a SOFR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI to be satisfied) to borrow a SOFR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a SOFR Loan or Continue a SOFR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a SOFR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such SOFR Loan for the remainder of the Interest Period at the rate applicable to such SOFR Loan, less (ii) the amount of interest that would accrue on the same SOFR Loan for the same period if SOFR were set on the date on which such SOFR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such SOFR Loan, as applicable, calculating present value by using as a discount rate SOFR quoted on such date plus the Applicable Margin. Upon the Borrower’s request (made through the Administrative Agent), any Lender seeking compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 5.5 Treatment of Affected Loans.

(a) If the obligation of any Lender to make SOFR Loans or to Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended pursuant to Section 5.1(c) or Section 5.3 then such Lender’s SOFR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for SOFR Loans (or, in the case of a Conversion required by Section 5.1(c) or Section 5.3 on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1(c) or Section 5.3 that gave rise to such Conversion no longer exist:

(i) to the extent that such Lender’s SOFR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or Continued by such Lender as SOFR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into SOFR Loans shall remain as Base Rate Loans.

(b) If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1(c) or Section 5.3 that gave rise to the Conversion of such Lender’s SOFR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with the respective unpaid principal amount of the Loans held by each of the Lenders.

Section 5.6 Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10 or Section 5.1, and the Requisite Lenders are not also doing the same, (b) the obligation of a Lender to make SOFR Loans or to Continue, or to Convert Base Rate Loans into SOFR Loans shall be suspended pursuant to Section 5.1(c) or Section 5.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender is a Non-Consenting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitments and all of its outstanding Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(b) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees and other amounts owing to the Affected Lender under the Loan Documents. Each of the Administrative Agent, the Borrower and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.10 or Section 5.1. No assignment resulting from a Lender being a Non-Consenting Lender shall be permitted unless the applicable assignee Lender shall have consented to the applicable amendment, waiver or consent.

Section 5.7 Assumptions Concerning Funding of SOFR Loans.

Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded SOFR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such SOFR Loans in an amount equal to the amount of the SOFR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its SOFR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.

Section 5.8 Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.10, Section 5.1 or Section 5.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Initial Conditions Precedent.

The effectiveness of this Agreement and the obligation of the Administrative Agent, the Issuing Banks and the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance (or deemed issuance) of a Letter of Credit, are subject to the satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) counterparts of this Agreement executed by each of the parties hereto;

(ii) Revolving Notes and Term Notes executed by the Borrower, payable to each applicable Lender (excluding any Lender that has requested that it not receive a Note) and complying with the terms of Section 2.13;

(iii) counterparts of the Security Documents executed (and acknowledged, if applicable) by each of the parties thereto;

(iv) counterparts of the Guaranty executed by each of the Guarantors initially party thereto;

(v) counterparts of the Intercreditor Agreement executed by each of the parties thereto;

(vi) complete and correct copies of the executed Second Lien Documents;

(vii) an opinion of counsel to the Borrower and the other Loan Parties addressed to the Administrative Agent, the Issuing Banks and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(viii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, the officers of the Borrower then authorized to execute and deliver (or make by telephone in the case of Notices of Conversion or Continuation) on behalf of the Borrower Notices of Borrowing, Notices of Conversion and Notices of Continuation and to request the issuance of Letters of Credit;

(ix) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of the Borrower and each other Loan Party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of the State of formation of the Borrower and each such Loan Party; provided that, to the extent any of the foregoing organizational documents for any Guarantor have not been amended or modified from those previously delivered to the Administrative Agent, an officer’s certificate from the applicable Guarantor certifying the absence of changes to such previously delivered organizational documents may be delivered in place of such certified copy;

(x) a Certificate of Good Standing or certificate of similar meaning with respect to (A) the Borrower and each other Loan Party (and in the case of a Loan Party that is a limited partnership, the general partner of such Loan Party) issued as of a recent date by the Secretary of State (or comparable Governmental Authority) of the state of formation of each such Person and (B) each Loan Party that owns a Borrowing Base Property, certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Borrowing Base Property is located, if different from the state of formation of such Person;

(xi) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower and each other Loan Party of the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity; provided that, to the extent any of the foregoing organizational documents for any Guarantor have not been amended or modified from those previously delivered to the Administrative Agent, an officer’s certificate from the applicable Guarantor certifying the absence of changes to such previously delivered organizational documents may be delivered in place of such certified copy;

(xii) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower and each other Loan Party of all corporate, partnership, member or other necessary action taken by each such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(xiii) the Disbursement Instruction Agreement executed by the Borrower effective as of the Agreement Date;

(xiv) [intentionally omitted];

(xv) evidence satisfactory to the Administrative Agent of the payment in full of or satisfaction of all amounts due to all lenders under the Existing Revolver/Term Loan Agreement and the Existing Term Loan Agreement;

(xvi) evidence satisfactory to the Administrative Agent that the Fees then due and payable under Section 3.5, together with all other fees, expenses and reimbursement (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, and the fees and expenses of any local counsel, appraisers, consultants and other advisors) amounts then due and payable to the Administrative Agent and any of the Lenders for which payment has been demanded, have been paid or will be paid at closing;

(xvii) the Effective Date Annual Business Plan, which shall be in form and substance reasonably acceptable to the Requisite Lenders; and

(xviii) a duly executed and delivered modification to or an agreement to modify the PM Gallery Loan Agreement, in form and substance reasonably acceptable to all Lenders (the “PM Gallery Loan Modification”), providing for the modifications outlined on the Summary of Terms set forth on Schedule 6.1(a)(xviii).

(b) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) have a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(c) The Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under or violation of (i) any Applicable Law or (ii) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which, or the failure to make, give or receive which, would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(d) The Borrower and each other Loan Party shall have provided (i) all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (ii) any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower to the Administrative Agent and each Lender.

(e) With respect to any personal property owned by a Borrower or Loan Party and that is part of the Collateral, the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) (A) if certificated, original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof;

(ii) the results of a Lien search made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens);

(iii) evidence of property, business interruption and liability insurance covering each Loan Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies, in satisfaction of the insurance requirements contained herein. The Administrative Agent acknowledges and agrees that the evidence of such insurance provided to Administrative Agent in connection with the Existing Bridge Loan satisfies this condition;

(iv) duly executed counterparts of Deposit Account Control Agreements with respect to each deposit account required to be subject to a control agreement pursuant to the Collateral Agreement; and

(v) UCC-1 Financing Statements filed (or to be filed concurrently with the closing of the initial Loan hereunder) naming each Subsidiary party to a Security Document as debtor and appropriate for filing in the applicable jurisdiction of formation of such Subsidiary, as required or authorized by the applicable Security Document.

(f) With respect to each Borrowing Base Property, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) A Mortgage with respect to each such Borrowing Base Property duly executed and delivered by the record owner of such real property (together with UCC fixture filings if requested by the Administrative Agent), which Mortgage shall have been submitted for recordation in the real property records of the county in which such Borrowing Base Property lies;

(ii) Appraisals of all Borrowing Base Properties;

(iii) a policy or policies of title insurance (or a commitment on behalf of the title insurance company to issue its title policy as of the Effective Date in the form of a pro forma policy approved by the Administrative Agent) in the amount equal to the Allocated Loan Amount of such real property and fixtures issued by Stewart Title Guaranty Company (the “Title Company”), with re-insurance in the amounts and from such other title companies as the Administrative Agent requires, insuring the Lien of each such Mortgage as a first priority Lien on the real property described therein, free of any other Liens except for Permitted Liens, together with such customary endorsements as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates and available based upon the existing survey and zoning reports for such Borrowing Base Property, together with evidence reasonably satisfactory to the Administrative Agent of payment of all expenses and premiums of the Title Company and all other sums required in connection with the issuance of each title policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the appropriate real estate records;

(iv) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such real property location in the United States (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such real property) and (B) if any such real property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the FRB and the other Flood Insurance Laws and as required under Section 8.6;

(v) customary legal opinions in form and substance reasonably satisfactory to the Administrative Agent with respect to the mortgagor of such Mortgage and the enforceability and perfection of the applicable Mortgage and such other matters as the Administrative Agent shall reasonably require;

(vi) owner’s title affidavits in reasonable form if necessary to induce the Title Company to issue the title policies and endorsements contemplated above; and

(vii) zoning reports with respect to each Borrowing Base Property.

Section 6.2 Conditions Precedent to All Credit Events.

The obligations of the Lenders to make any Loans, and of the Issuing Banks to issue Letters of Credit, are all subject to the further condition precedent that:

(a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto and no violation of the limits described in Section 2.19 would occur after giving effect thereto;

(b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents;

(c) in the case of the borrowing of any Revolving Loans and/or Term Loans, the Administrative Agent shall have received a timely Notice of Borrowing and in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit;

(d) in the case of the borrowing of any Revolving Loans, no Cash Sweep Period shall then exist; ~~and~~

(e) no Material Adverse Effect shall have occurred or arisen since the Effective Date~~.~~;

(f) in the case of the borrowing of any Revolving Loans, the proceeds of which shall be used, directly or indirectly, to consummate the Specified Property Acquisition, the Specified Property Conditions shall have been satisfied; and

(g) in the case of the borrowing of any Revolving Loans, the proceeds of which shall be used, directly or indirectly, to consummate the Dartmouth Mall Refinancing, the Dartmouth Mall Conditions shall have been satisfied.

Each Credit Event shall constitute a certification by the Borrower to the effect set forth in clauses (a), (b) and (d) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan or the issuance of a Letter of Credit, the Borrower shall be deemed to have represented to the Administrative Agent, the applicable Issuing Bank and the Lenders at the time such Loan is made or such Letter of Credit is issued that all conditions to the occurrence of such Credit Event contained in this Article VI have been satisfied or waived as permitted hereunder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1 Representations and Warranties.

In order to induce the Administrative Agent, each Issuing Bank and each Lender to enter into this Agreement and the Lenders to make the Loans, and in the case of each Issuing Bank, to issue Letters of Credit, each Borrower hereby represents and warrants to the Administrative Agent, each Issuing Bank and each Lender as follows:

(a) Organization; Power; Qualification. Each of the Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b) Ownership Structure. Part I of Schedule 7.1(b) is a complete and correct list, as of the Agreement Date of all Subsidiaries of the Parent, setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary (other than PREIT), (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in Part I of Schedule 7.1(b), (w) each of the Parent and its Subsidiaries owns, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (x) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (y) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. Part II of Schedule 7.1(b) correctly sets forth, as of the Agreement Date, all Consolidated Affiliates and Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c) Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Parent, each other Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which any Borrower or any other Loan Party is a party have been duly executed and delivered by duly authorized signatories of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

(d) Compliance of Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Borrower or any other Loan Party is a party in accordance with their respective terms, and the borrowings and other extensions of credit hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party or any other Subsidiary; or (ii) result in a breach of or constitute a default under the declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any other Subsidiary is a party or by which it or any of its respective properties may be bound.

(e) Compliance with Law; Governmental Approvals. Each Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to such Loan Party or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f) Title to Properties. Part I of Schedule 7.1(f) is, as of the Agreement Date, a complete and correct listing of all Properties of the Borrower, the other Loan Parties and all other Subsidiaries, setting forth, for each such Property, to the best of the Loan Parties’ knowledge, the occupancy status as of September 30, 2020 of such Property. Each Borrower, the other Loan Parties and all other Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its respective assets necessary to the conduct of their businesses. Except as set forth in Part II of Schedule 7.1(f), as of the Effective Date, the Collateral subject to a Lien of the Security Documents is comprised of (i) all real property owned by the Borrower and the Guarantors, including first-lien Mortgages on the Borrowing Base Properties subject to Permitted Liens, and (ii) pledges of all the direct ownership interests in each Loan Party and each Subsidiary and joint venture of each Loan Party, other than to the extent such pledge is prohibited by, conflicts with or could be expected to cause a default under existing Indebtedness, the PM Gallery Loan Modification Documents, the Woodland Mall Secured Loan Modification Documents, joint venture agreements or the organizational documents of any Subsidiary or joint venture in effect on the Effective Date.

(g) Existing Indebtedness; Liabilities. Schedule 7.1(g) is, as of the applicable dates set forth on such Schedule, a complete and correct listing of all Indebtedness (including all Guarantees of Indebtedness) of each Borrower, the other Loan Parties, the other Subsidiaries, any Consolidated Affiliates and any Unconsolidated Affiliates, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the aggregate principal amount of Indebtedness for which any Borrower, any other Loan Party, any other Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate has become obligated since the dates referred to in the immediately preceding sentence, does not exceed $10,000,000 in the aggregate.

(h) Material Contracts. Schedule 7.1(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. As of the Agreement Date, all such Material Contracts are in full force and effect and each Loan Party and the other Subsidiaries that are parties to any Material Contract have performed and are in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i) Litigation. Except as set forth on Schedule 7.1(i), there are no actions, suits, proceedings or, to the knowledge of the Parent or PREIT, any investigations by any Governmental Authority pending (nor, to the knowledge of the Parent or PREIT, are there any actions, suits, proceedings or investigations by any Governmental Authority threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting a Borrower, any other Loan Party or any other Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) challenges the validity or enforceability of any Loan Documents, and there are no strikes or other labor disputes in progress or threatened relating to any Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j) Taxes. All federal, state and other tax returns of the Loan Parties and the other Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon any Loan Party or any other Subsidiary and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.7. All charges, accruals and reserves on the books of the Parent and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k) Financial Statements. The Parent has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year ended on such date, with the opinion thereon of KPMG LLP and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ending June 30, 2020, and the related unaudited consolidated statements of operations, shareholders’ equity and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended on such date. Such financial statements (including in each case related schedules and notes) present fairly, in accordance with GAAP consistently applied throughout the periods involved, and in all material respects, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or longterm commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

(l) No Material Adverse Change. Since the Effective Date, there has been no material adverse change in the consolidated financial condition, results of operations or business of the Parent and its consolidated Subsidiaries taken as a whole. Each of the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m) ERISA.

(i) Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to the Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a volume submitter plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such volume submitter plan. To the best knowledge of the Parent and PREIT, nothing has occurred which would cause the loss of their reliance on the Qualified Plan’s favorable determination letter or opinion letter.

(ii) With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with Statement of Financial Accounting Standards No. 106. The “benefit obligation” of all Benefit Plans does not exceed the “fair market value of plan assets” for such Benefit Plans by more than $25,000,000 all as determined by and with such terms defined in accordance with Statement of Financial Accounting Standards No. 158.

(iii) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (A) no ERISA Event has occurred or is expected to occur; (B) there are no pending, or to the best knowledge of the Parent and PREIT, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (C) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (D) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction”, as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Benefit Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(n) Absence of Defaults. No Loan Party or any other Subsidiary is in default under its declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived and which is not the subject of a forbearance agreement: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by any Loan Party or any other Subsidiary under any agreement (excluding any Loan Document) or judgment, decree or order to which any Loan Party or any other Subsidiary is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Environmental Laws. Each of the Borrower, the other Loan Parties and the other Subsidiaries: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Borrower has any knowledge of, nor has any Borrower, any other Loan Party or any other Subsidiary received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Borrower, any other Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common-law or legal claim or other liability, or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to any Borrower’s knowledge after due inquiry, threatened, against the Parent, any other Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which could reasonably be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To the best of the Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(p) Investment Company; Etc. No Loan Party nor any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q) Margin Stock. No Loan Party nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r) Affiliate Transactions. Except as permitted by Section 9.8, no Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower is a party.

(s) Intellectual Property. Each Loan Party and each other Subsidiary own or have the right to use, under valid license agreements or otherwise, all material, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of the businesses of the Borrower and its Subsidiaries, taken as a whole, as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. To the Loan Parties’ knowledge, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t) Business. As of the Agreement Date, the Parent, each other Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of acquiring, developing, owning, leasing, selling, operating and managing primarily retail real estate, but also office, multi-family and industrial properties, together with related business activities and investments incidental thereto.

(u) Accuracy and Completeness of Information. All written information, reports and other papers and data (excluding financial projections or other forward looking statements) furnished to the Administrative Agent, any Issuing Bank or any Lender by, or at the direction of, the Parent, any other Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, to the best of the Parent’s and PREIT’s knowledge, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Parent, any other Borrower or any other Loan Party or Subsidiary that have been or may hereafter be made available to the Administrative Agent, any Issuing Bank or any Lender were or will be prepared in good faith based on reasonable assumptions. No document furnished or written statement made, in each case by, or at the direction of any Loan Party or any other Subsidiary to the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation, preparation or execution of any Loan Document contains or will contain any untrue statement of a fact material to the creditworthiness of the Loan Parties and other Subsidiaries, taken as a whole, or omits, or will omit to state a fact material to the creditworthiness of the Loan Parties and the other Subsidiaries, taken as a whole, which is necessary in order to make the statements contained therein not misleading.

(v) Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(w) Not Plan Assets. None of the assets of the Parent, any other Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets”, as that term is defined in 29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA), the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(x) Non-Guarantor Subsidiaries. Schedule 7.1(x) is, as of the Agreement Date, a complete and correct list of all Subsidiaries which are not required to become a Guarantor as of the Agreement Date, setting forth for each such Person, the correct legal name of such Person, the type of legal entity which each such Person is, all equity interests in such Person held directly or indirectly by the Parent and the reason such Subsidiary is not required to become a Guarantor as of the Agreement Date.

(y) Sanctions. None of the Borrower, any Subsidiary, any of their respective directors, officers, employees, Affiliates or any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country, (ii) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (iv) has violated any Anti-Money Laundering Law in any material respect. Each of the Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Borrower, its Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

(z) Loans Subject to Specified Derivatives Contracts. Schedule 7.1(z) is, as of the Effective Date, a true, correct and complete listing of all Specified Derivatives Contracts outstanding as of such date that provide a hedge against interest rate risk, specifying with respect to each such Specified Derivatives Contract, the amount, if any, of Loans outstanding on the Effective Date that the Borrower has elected to have subject to such Specified Derivatives Contract.

(aa) Senior Indebtedness. The Obligations constitute “First Lien Obligations” under, and as defined in, the Intercreditor Agreement.

(bb) No Material Property Event. With respect to each Borrowing Base Property, no Material Property Event has occurred.

(cc) Ground Leases. Schedule 7.1(cc) is, as of the Agreement Date, a complete and correct list of all existing ground leases in which the Borrower or a Subsidiary is a lessee and which relate to a Borrowing Base Property.

Section 7.2 Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by, or at the direction of, any Loan Party or any other Subsidiary to the Administrative Agent, any Issuing Bank or any Lender (other than the content of any projections or other similar forward looking statements) pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by, or at the direction of, the Parent or PREIT prior to the Agreement Date and delivered to the Administrative Agent, any Issuing Bank or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and PREIT under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE VIII

AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, the Parent and each other Borrower, as applicable, shall at all times comply with the following affirmative covenants:

Section 8.1 Financial Reporting and Other Information.

(a) The Parent shall furnish to the Administrative Agent for distribution to each of the Lenders (and the Administrative Agent shall so distribute to each of the Lenders promptly following receipt thereof) each of the following:

(i) Quarterly Financial Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than forty-five (45) days after the close of each of the first, second and third fiscal quarters of the Parent, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such period, and setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

(ii) Year-End Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than ninety (90) days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) certified by KPMG LLP or any other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose opinion shall be unqualified, or if qualified, (x) any such qualification shall be satisfactory to the Administrative Agent, and (y) if any such qualification resulted from the accountants’ determination of fraud, any such qualification shall be satisfactory to the Requisite Lenders, and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.

(iii) Compliance Certificate. At the time the financial statements are furnished pursuant to the immediately preceding subsections (a)(i) and (a)(ii), a certificate substantially in the form of Exhibit L (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer of the Parent (A) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Parent and each other Borrower, as applicable, were in compliance with the covenants contained in Section 9.1, including, without limitation, in each case, the reconciliation calculations and other calculations utilized by the Parent to adjust the results set forth in the Parent’s financial statements (which may include a consolidation of Variable Interest Entities) to account for the Variable Interest Entities; (B) stating that no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and, whether it is continuing and the steps being taken by the Parent or PREIT with respect to such event, condition or failure, and (C) for each Compliance Certificate delivered with respect to each fiscal quarter beginning with the first fiscal quarter ending after the Agreement Date and ending on or prior to September 30, 2021, the Borrower shall provide calculations of the Debt Yield Ratio (Senior Debt) and Debt Yield Ratio (Corporate Debt) for informational purposes only (with Adjusted NOI calculated based on the trailing three (3) months, annualized).

(iv) Intentionally Omitted.

(v) Reports from Accountants. Upon the request of the Administrative Agent, copies of all reports, if any, submitted to the Parent or its Board of Trustees by its independent public accountants including, without limitation, any management report.

(vi) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports, proxy statements and other written information so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, any other Borrower, any other Subsidiary or any other Loan Party; provided, however, the Parent need not deliver any such information to the Administrative Agent so long as the Parent makes such information generally available on its website free of charge and the Parent notifies the Administrative Agent when any such information has been posted to the Parent’s website.

(vii) Securities Filings. Within ten (10) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; provided, however, the Parent need not deliver any such information to the Administrative Agent so long as the Parent makes such information generally available on its website free of charge or such information is available on EDGAR and the Parent notifies the Administrative Agent when any such information has been posted to the Parent’s website or filed on EDGAR.

(viii) Operating Summary; Rent Roll; Etc. At the time the year-end financial statements are furnished pursuant to the immediately preceding subsection (a)(ii), with respect to each Borrowing Base Property (A) an operating summary prepared in accordance with GAAP for the four (4) fiscal quarters most recently ended, including without limitation, a statement of Adjusted NOI, (B) a current rent roll for such Property, and (C) such other information reasonably requested by the Administrative Agent, in each case certified by a representative of the Parent to be true and correct in all material respects. The Temporary Leases and Tower Leases need not be shown on any such rent roll, but income therefrom shall be included in any applicable operating summary as specialty leasing income or otherwise; provided, however, that not more than twenty (20) Business Days following the Administrative Agent’s request, the Parent shall furnish to the Administrative Agent a list for each Temporary Lease and Tower Lease, setting forth in detail reasonably satisfactory to the Administrative Agent, the tenant party to such Temporary Lease and such Tower Lease, the square feet of gross leasable area leased thereunder, and the income therefrom that has been included in any applicable operating summary as specialty leasing income or otherwise.

(ix) Annual Budget and Plans of the Parent. No later than fifteen (15) days after the beginning of each fiscal year of the Parent, projected balance sheets, operating statements and cash flow budgets of the Parent and its Subsidiaries on a consolidated basis for each quarter of such fiscal year, all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent, and when appropriate its consolidated Subsidiaries, will be in compliance with the covenants contained in Section 9.1 at the end of each fiscal quarter of such fiscal year.

(x) Report on Sources and Uses Funds. Within twenty (20) Business Days of the Administrative Agent’s request therefor (but not more frequently than once per quarter so long as no Event of Default exists), a report in form and substance reasonably satisfactory to the Administrative Agent detailing the Parent’s, together with its Subsidiaries’, projected sources and uses of cash for the period of four (4) consecutive fiscal quarters immediately following the date of the Administrative Agent’s request. Such sources shall include but not be limited to excess operating cash flow, availability under this Agreement, unused availability under committed development loans, unfunded committed equity and any other committed sources of funds. Such uses shall include but not be limited to cash obligations for binding acquisitions, unfunded development costs, capital expenditures, debt service, overhead, dividends, maturing project loans, hedge settlements and other anticipated uses of cash.

(xi) Ownership, Investment and Recourse Share Calculations. Promptly upon the request of the Administrative Agent (but not more frequently than quarterly so long as no Event of Default exists), evidence of the Parent’s calculation of the Ownership Share, Investment Share and Recourse Share with respect to each Consolidation Exempt Entity, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent.

(xii) ERISA Notices. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take.

(xiii) Litigation and Governmental Proceedings. To the extent the Parent or PREIT is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, any other Borrower, any other Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, any other Borrower or any of the other Subsidiaries are being audited.

(xiv) Modification of Organizational Documents. At least five (5) Business Days prior to the effectiveness thereof, a copy of any material amendment or other material modification to the Trust Agreement, the Partnership Agreement, the bylaws of PREIT-RUBIN, or other organizational documents of a Borrower.

(xv) Material Adverse Change. Prompt notice of any change in the business, assets, liabilities, financial condition, results of operations of the Parent, any other Borrower, any other Loan Party or any other Subsidiary which has had or could reasonably be expected to have Material Adverse Effect.

(xvi) Default. Prompt notice of the occurrence of (i) any Default, or (ii) Event of Default, or (iii) the occurrence of any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute an event of default by the Parent, any other Borrower, any other Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound.

(xvii) Material Contracts. Promptly upon entering into any Material Contract after the Agreement Date, a copy of such Material Contract to the Administrative Agent.

(xviii) Judgments. Prompt notice of (A) any order, judgment or decree in excess of $1,000,000 having been entered against a Loan Party that owns or leases a Borrowing Base Property and (B) any other order, judgment or decree in excess of $10,000,000 having been entered against the Parent, any other Borrower or any other Material Subsidiary or any of their respective properties or assets.

(xix) Notice of Violations of Law. Any notification of a violation of any Applicable Law or any inquiry regarding the same shall have been received by the Parent, any other Borrower, any other Loan Party or any other Subsidiary from any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

(xx) Subsidiaries. Notice, within forty-five (45) days after the end of the quarter in which it occurs, of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof and whether such Subsidiary is a Wholly Owned Subsidiary of the Parent.

(xxi) Notice of Violation of Environmental Laws. Promptly, and in any event within ten (10) Business Days after a Responsible Officer of the Parent or PREIT obtains knowledge thereof, the Parent or PREIT, as applicable, shall provide the Administrative Agent with written notice of the occurrence of any of the following: (i) the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Parent, any other Borrower, any other Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, and the matters referred to in such notice(s) under clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxii) Other Information, Etc. From time to time and promptly upon each request, (x) such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations of the Parent, any other Borrower, any other Loan Party or any other Subsidiary as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request (and if the Administrative Agent fails to request on behalf of any such Lender, as such Lender may directly reasonably request), and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws.

(xxiii) Beneficial Ownership Certification. The Borrower will promptly notify the Administrative Agent and each Lender of any change in the information provided in the Beneficial Ownership Certification, if required to be delivered hereunder, that would result in a change to the list of beneficial owners identified in parts (c) or part (d) of such certification.

(xxiv) Approved Annual Business Plan. Within forty-five (45) days after the end of any fiscal quarter of the Parent, the Borrower may, but in any event within one hundred twenty (120) days after the end of the fiscal year of the Parent, the Borrower shall, deliver to the Administrative Agent, an update to the Effective Date Annual Business Plan or then in effect Approved Annual Business Plan. Each such update shall be in form and substance at least as detailed as the Effective Date Annual Business Plan, and no such updated plan shall be effective if the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders) object, using their reasonable discretion in writing within two (2) Business Days of receipt (the Effective Date Annual Business Plan, and any such subsequent Annual Business Plan that is not so reasonably objected to, an “Approved Annual Business Plan”); provided, however, that in the event the Requisite Lenders, on the one hand, and the Borrower, on the other hand, cannot agree as to an updated Approved Annual Business Plan, then the current Approved Annual Business Plan shall remain in effect unless and until a new Approved Annual Business Plan is in effect but with reasonable allowances for increases in non-controllable expenses to be paid at current rates (e.g. taxes, utility charges, etc.). Each Approved Annual Business Plan delivered to the Administrative Agent shall be promptly delivered to each Lender and shall be accompanied (or supplemented) by such supporting documentation as reasonably requested by the Administrative Agent or any Lender. Each Approved Annual Business Plan shall be prepared in good faith based upon assumptions believed by the Borrower to be reasonable.

(b) Electronic Delivery of Certain Information.

(i) Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II and (B) any Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent, the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. Central time on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Parent shall be required to provide paper copies of the certificate required by Section 8.1(a)(iii) to the Administrative Agent (absent consent otherwise from the Administrative Agent), and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Parent or any other Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(ii) Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower and/or the Lenders by the Administrative Agent.

(c) USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties, to provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

(d) Public/Private Information. The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent, any other Borrower and the other Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 8.2 Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.5, the Borrower shall preserve and maintain, and cause each other Loan Party and each other Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 8.3 Compliance with Applicable Law.

The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Borrower, its Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

Section 8.4 Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and casualty excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times except where the failure to do any of the foregoing under clauses (a) and (b) herein could not reasonably be expected to have a Material Adverse Effect.

Section 8.5 Conduct of Business.

The Borrower shall at all times carry on, and, except as permitted under Section 9.5, cause each of their respective Subsidiaries to carry on, its respective businesses as described in Section 7.1(t).

Section 8.6 Insurance.

(a) In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance with financially sound and reputable insurance carriers against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. In addition, each Guarantor which owns or leases a Borrowing Base Property shall obtain and thereafter maintain the insurance required in accordance with Schedule 8.6.

(b) Within thirty (30) days following the Effective Date, the Borrower shall deliver to the Administrative Agent, copies of the primary carrier policy being maintained with respect to each Borrowing Base Property, together with all schedules and endorsements thereto, naming Wells Fargo Bank, National Association, any and all subsidiaries as their interest may appear (ATIMA), its successors and/or assigns (ISAOA), as Administrative Agent for the Lenders, as Loss Payee and in the Mortgagee position.

Section 8.7 Payment of Taxes and Claims.

The Borrower shall pay or discharge, and cause each other Loan Party and each other Subsidiary to pay and discharge, when due (a) all taxes, assessments and charges or levies imposed by any public or quasi-public authority or utility company upon it or upon its income or profits or upon any properties belonging to it, including, without limitation, the Borrowing Base Properties, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person, except in each case, any such non-payment or failure to discharge which (i) other than with respect to a Borrowing Base Property, could not reasonably be expected to have a Material Adverse Effect or (ii) with respect to any Borrowing Base Property, could not reasonably be expected to result in a Material Property Event; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Borrower, such other Loan Party or such other Subsidiary, as applicable, in accordance with GAAP.

Section 8.8 Books and Records; Visits and Inspections.

The Borrower will keep, and will cause each other Loan Party and each other Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit, and will cause each Subsidiary to permit, representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in the Borrower’s presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and so long as no Event of Default shall have occurred and be continuing, with reasonable notice and, at any time after the occurrence and during the continuance of a Default or Event of Default, all at the Borrower’s expense.

Section 8.9 Use of Proceeds.

(a) Revolving Facility. The Borrower will use the proceeds of Revolving Loans only (i) to refinance all of the Existing Bridge Loans outstanding under the Existing Bridge Credit Agreement immediately prior to giving effect to this Agreement~~;~~, (ii) for working capital and general corporate purposes of the Borrower and the other Subsidiaries, (iii) to fund professional fee payments and other fees and expenses subject to the provisions of the Prepackaged Plan and the Confirmation Order, and (iv) other uses permitted by this Agreement, the Prepackaged Plan or the Confirmation Order, in each case consistent with the Approved Annual Business Plan or as otherwise reasonably approved by the Requisite Lenders. The Borrower shall only use Letters of Credit for the same purposes for which it may use proceeds of the Revolving Loans.

(b) Term Loan Facility. The Borrower will use the proceeds of the Term Loans only to refinance Indebtedness owing by the Loan Parties under the Existing Revolver/Term Loan Agreement and the Existing Term Loan Agreement.

Section 8.10 Environmental Matters.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary for it and for the Properties to comply with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws, where the failure to comply could reasonably be expected to have Material Adverse Effect. The Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of the Properties arising out of or related to any Environmental Laws that could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender, nor shall anything in this Section create rights in third parties or impose obligations or costs on the Borrower or the other Loan Parties to third parties.

Section 8.11 Further Assurances.

At the Borrower’s cost and expense, upon request of the Administrative Agent, the Borrower shall, and shall cause the other Loan Parties to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.12 Material Contracts.

Each Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract and no Borrower shall, nor shall any Borrower permit any other Loan Party or any other Subsidiary to, do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts.

Section 8.13 REIT Status.

The Parent shall at all times maintain its status as a REIT.

Section 8.14 SNDAs and Ground Lease Estoppels.

Prior to the Effective Date and for a period of thirty (30) days thereafter, the Borrower shall use commercially reasonable efforts to obtain (a) a duly executed and delivered subordination, non-disturbance and attornment agreement, in form and substance reasonably satisfactory to the Administrative Agent, from each tenant under a Major Lease other than those Major Leases under which the applicable tenant is subject to any bankruptcy proceeding, and each Subsidiary which owns or leases a Borrowing Base Property, which is the lessor under a Major Lease and (b) a duly executed and delivered ground lease estoppel certificate from each ground lessor of a Borrowing Base Property, in form and substance reasonably satisfactory to the Administrative Agent.

Section 8.15 Guarantors; Release of Guarantors.

(a) Generally. The Parent shall cause each Material Subsidiary (other than an Excluded Subsidiary), that is not already a Guarantor to execute and deliver to the Administrative Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (c).

(b) Other Guarantors. The Parent may, at its option, cause any other Person that is not already a Guarantor to become a Guarantor by causing such Person to execute and deliver to the Administrative Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (c).

(c) Required Deliveries. Each Accession Agreement (or Guaranty, as applicable) delivered by a Subsidiary required to become a Guarantor under the immediately preceding subsection (a) (each, a “New Guarantor”) shall be accompanied by (i) the items that would have been delivered under Sections 6.1(a)(vii) through (xii), Section 6.1(e) and Section 6.1(f) if such New Guarantor had been a Guarantor on the Agreement Date; (ii) a joinder to the Intercreditor Agreement executed and delivered by such New Guarantor in form and substance reasonably acceptable to the Administrative Agent, (iii) a joinder to the Pledge Agreement (to the extent such New Guarantor owns Equity Interests in a Subsidiary that are not prohibited from being pledged), the Collateral Agreement and any other applicable Security Documents executed and delivered by such New Guarantor in form and substance reasonably acceptable to the Administrative Agent (iv) if such New Guarantor is not a Wholly Owned Subsidiary, a written acknowledgement of all Persons (other than Loan Parties) holding Equity Interests in such New Guarantor, pursuant to which such Persons acknowledge and consent to the Guaranty made by such New Guarantor, and (v) such other documents and instruments as the Administrative Agent may reasonably request.

(d)	Release of Certain Guarantors.

(i) The Borrower may request in writing that the Administrative Agent release a Guarantor from the Guaranty if (A) such Guarantor is no longer a Material Subsidiary or becomes an Excluded Subsidiary, (B) no Event of Default shall then be in existence or would occur as a result of such release and (C) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such request and after giving effect to such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. Together with any such request, the Borrower shall deliver to the Administrative Agent a certificate signed by the chief financial officer of the Parent certifying that the conditions set forth in immediately preceding clauses (A), (B) and (C) will be true and correct upon the release of such Guarantor. No later than ten (10) Business Days (or such shorter period as may be agreed to in writing by the Administrative Agent in its sole discretion) following the Administrative Agent’s receipt of such written request and the related certificate, and so long as the conditions set forth in immediately preceding clauses (A), (B) and (C) will be true and correct, the release shall be effective and Administrative Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as the Borrower may reasonably request to evidence such release. Notwithstanding the foregoing, PR Woodland Anchor-S, LLC shall be automatically released from the Guaranty effective upon the closing of the Woodland Mall Secured Loan Modification without any further action.

(ii) In addition to the releases permitted pursuant to clause (i) above, if all of the Equity Interests in a Guarantor are sold in a transaction permitted by this Agreement such Guarantor shall be automatically released from the Guaranty effective upon consummation of such sale without any further action.

Section 8.16 Rental and Leased Properties.

No later than sixty (60) days following the last day of the Parent’s fiscal quarter, the Borrower shall furnish to the Administrative Agent operating statements, rent rolls, accounts receivable aging reports and tenants sales information for each Borrowing Base Property; provided that the Administrative Agent may request on a quarterly basis, and the Borrower shall furnish within ten (10) days following such request, collections and leasing information (including copies of accounts payable aging reports and rent deferral information (including negotiated, proposed and collected rentals)) for each of the Borrowing Base Properties.

Section 8.17 Collateral.

(a) Additional Collateral. The Borrower and each applicable Loan Party shall comply with the requirements set forth in the Security Documents with respect to any property constituting Collateral thereunder.

(b) Real Property Collateral. If requested by the Administrative Agent, after (i) the acquisition of any Property by any Loan Party (or any Subsidiary that is required to become a Loan Party) that is not subject to property level Secured Indebtedness secured by a mortgage or deed of trust, or (ii) any Property (other than properties set forth on Schedule 7.1(f)) owned by a Subsidiary which is currently not a Borrowing Base Property but subsequently becomes no longer subject to property level Secured Indebtedness secured by a mortgage or deed of trust, but with respect to this clause (ii) only to the extent the Subsidiary that owns such Property is required to become a Loan Party, then (A) promptly, (and, in any event, within ten (10) days after such acquisition or event, as such time period may be extended by the Administrative Agent in its sole discretion), notify the Administrative Agent and (B) promptly (and in any event, within ninety (90) days of such acquisition or event (as such time period may be extended by the Administrative Agent, or such requirement is waived by the Administrative Agent, in each case in its sole discretion), deliver the items required, and otherwise satisfy each of the conditions precedent, with respect to Borrowing Base Properties on the Effective Date under Section 6.1(f). After satisfaction of all such conditions precedent, such Property shall be included as a Borrowing Base Property hereunder.

(c) Exclusions. The provisions of this Section 8.17 shall be subject to the limitations and exclusions set forth in the Security Documents.

Section 8.18 Existing Sale Agreements.

None of any Borrower or any of its Subsidiaries shall amend any of the Existing Sale Agreements in any manner which results in the cash consideration to be paid for the applicable Property to be reduced by twenty percent (20%) or more.

Section 8.19 Affirmative Leasing Covenants.

(a) The Borrower covenants and agrees that it shall, and shall cause each applicable Guarantor, at the Borrower’s or such Guarantor’s sole cost and expense, to: (a) perform all of the material obligations of landlord contained in the Leases in a commercially reasonable manner and enforce by reasonable remedies as permitted pursuant to the terms of the applicable Leases, performance by the tenants of the obligations of the tenants contained in the Leases, if enforcement is necessary or desirable in the Borrower’s reasonable business judgment based upon then-current market conditions; (b) give the Administrative Agent prompt written notice of any default which occurs with respect to any of the Major Leases, whether the default be that of the tenant or of the landlord; (c) exercise reasonable efforts to keep all portions of the Borrowing Base Properties that are currently subject to Leases leased at all times at rentals not less than the fair market rental value to the extent appropriate, in the Borrower’s reasonable business judgment, based upon then-current market conditions; (d) deliver to the Administrative Agent fully executed, counterpart original(s), or electronic copies of each and every Major Lease and any modifications or amendments thereto if requested to do so by written notice from the Administrative Agent; and (e) execute and record, or cause to be executed and recorded, such additional assignments of any Lease or to use commercially reasonable efforts to execute and record, or cause to be executed and recorded, specific subordinations (or subordination, attornment and non-disturbance agreements executed by the landlord and tenant) of any Major Lease executed after the date of this Agreement to the Lien of the applicable Mortgages, in form and substance acceptable to the Administrative Agent and the Borrower, as the Administrative Agent may request. The Administrative Agent shall use commercially reasonable efforts to execute subordination, attornment and non-disturbance agreements for any Major Lease executed after the date of this Agreement, in form and substance acceptable to the Administrative Agent and the Borrower, as the Borrower may request.

(b) Without regard to whether there exists an Event of Default, if there exists a default by the Borrower or any Guarantor under any Lease, and the Borrower or such Guarantor fails to cure such default in a timely manner following request or notice thereof, the Borrower acknowledges and agrees (a) that the Administrative Agent may, at its option, with no obligation to do so, take any actions necessary to cure such default including, without limitation, any actions that require the Administrative Agent or its designee to enter onto such Borrowing Base Property, (b) to indemnify, defend and hold Indemnitees (as defined in the Mortgages) harmless in connection with any such action, and (c) any money advanced for any such purpose shall be secured by the Mortgages and payable by the Borrower to the Administrative Agent on demand, with interest thereon at the interest rate then applicable to the Loans pursuant to this Agreement from the date such amounts are advanced.

Section 8.20 Updated Appraisals

The Loan Parties acknowledge and agree that the Administrative Agent shall have the right, in its discretion, to obtain, at its sole cost and expense (unless (i) such Appraisal is obtained pursuant to any other provision of this Agreement, (ii) an Event of Default then exists, or (iii) such Appraisal is necessary to comply with the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time, or other Applicable Law relating to the Administrative Agent or the Lenders, in which case such Appraisal shall be at the sole cost and expense of the Borrower), a new or updated Appraisal with respect to any Borrowing Base Property during the term of this Agreement.

Section 8.21 [Intentionally Omitted].

Section 8.22 Liens, Encumbrances and Charges on Borrowing Base Properties.

Except for Permitted Liens, the Borrower shall promptly discharge, or cause to be discharged, all liens, claims and encumbrances not approved by the Administrative Agent in writing that has or may attain priority over any Mortgage, except, in each case, if such failure to discharge could not be reasonably expected to result in a Material Property Event; provided, however, that this Section shall not require the payment or discharge of any such lien, claim or encumbrance which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower or its Borrowing Base Property owning Subsidiary in accordance with GAAP. The Borrower shall pay, or cause to be paid, when due all obligations secured by, or which may become, liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of any Borrowing Base Property or the Collateral, or any interest therein, whether senior or subordinate hereto, except, in each case, if such failure to pay or discharge could not be reasonably expected to result in a Material Property Event; provided, however, that this Section shall not require the payment or discharge of any such lien, claim or encumbrance which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower or its Borrowing Base Property owning Subsidiary in accordance with GAAP.

Section 8.23 Subdivision Maps.

Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of a Borrowing Base Property (collectively, a “Subdivision Map”), the Borrower shall submit such Subdivision Map to the Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld. If the Administrative Agent fails to approve, disapprove, or request additional information in connection with, the Borrower’s request for approval of a Subdivision Map within ten (10) Business Days after receipt thereof, the Administrative Agent shall be deemed to have approved such Subdivision Map. Within five (5) Business Days after the Administrative Agent’s request made after the approval or deemed approval of such Subdivision Map, the Borrower and the applicable Borrowing Base Property owning Subsidiary shall execute, acknowledge and deliver to the Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of the Borrowing Base Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the applicable Mortgage recorded in connection with such amendments, the Borrower shall deliver to Administrative Agent, for the benefit of Lenders, at the Borrower’s sole expense, a title endorsement to the applicable lenders’ policy of title insurance issued by the Title Company in form and substance reasonably satisfactory to Administrative Agent insuring the continued first priority lien of the applicable Mortgage. Subject to the execution and delivery by the Borrower and the applicable Borrowing Base Property owning Subsidiary of any documents required under this Section, the Administrative Agent, on behalf of the Lenders, shall, if required by applicable law, sign any Subdivision Map approved by the Administrative Agent pursuant to this Section.

ARTICLE IX

NEGATIVE COVENANTS

For so long as this Agreement is in effect, the Parent and each other Borrower, as applicable, shall at all times comply with the following negative covenants:

Section 9.1 Financial Covenants.

(a) Minimum Liquidity. The Borrower shall not allow its Liquidity to be less than Twenty-Five Million Dollars ($25,000,000), for any period of more than five (5) consecutive Business Days.

(b) Intentionally Omitted.

(c) Intentionally Omitted.

(d) Minimum Debt Yield Ratio (Senior Debt). The Parent shall not allow the Debt Yield Ratio (Senior Debt) to be less than 11.35% beginning on June 30, 2021 and at any time thereafter, provided, however, that for purposes of calculating such Debt Yield Ratio (Senior Debt), (i) for the calendar quarter ending on June 30, 2021, the Adjusted NOI shall be based on the quarter ending June 30, 2021 multiplied by four (4); (ii) for the calendar quarter ending on September 30, 2021, the Adjusted NOI shall be based on the trailing two (2) quarters multiplied by two (2); (iii) for the calendar quarter ending on December 31, 2021, the Adjusted NOI shall be based on the trailing three (3) quarters multiplied by four-thirds (4/3) and (iv) thereafter, the Adjusted NOI shall be based on the trailing four (4) quarters ended on the test date.

(e) Minimum Debt Yield Ratio (Corporate Debt). The Parent shall not allow the Debt Yield Ratio (Corporate Debt) to be less than (i) 6.50% beginning on June 30, 2021 until (but including) September 30, 2021, and (ii) 7.25% beginning on October 1, 2021 and at any time thereafter, provided, however, that for purposes of calculating such Debt Yield Ratio (Corporate Debt), (A) for the calendar quarter ending on June 30, 2021, the Adjusted NOI shall be based on the quarter ending June 30, 2021 multiplied by four (4); (ii) for the calendar quarter ending on September 30, 2021, the Adjusted NOI shall be based on the trailing two (2) quarters multiplied by two (2); (iii) for the calendar quarter ending on December 31, 2021, the Adjusted NOI shall be based on the trailing three (3) quarters multiplied by four-thirds (4/3) and (iv) thereafter, the Adjusted NOI shall be based on the trailing four (4) quarters ended on the test date.

Section 9.2 Restricted Payments; Certain Payments of Indebtedness.

(a) No member of the Restricted Group shall pay or make, directly or indirectly, or declare, any Restricted Payment, other than any Restricted Payment by a member of the Restricted Group to a Loan Party (or to another member of the Restricted Group and then to a Loan Party), provided, however, so long as no Default or Event of Default then exists or would result therefrom:

(i) the Parent may make Restricted Payments in the minimum amount necessary to maintain its status as a REIT (including the 90% distribution requirement of Section 857(a) of the Internal Revenue Code), so long as such distribution is comprised of the maximum amount possible in non-cash consideration to maintain such REIT status;

(ii) the Parent may pay de minimis cash settlement amounts to its shareholders in respect of fractional shares resulting from share splits; and

(iii) Subsidiaries of the Parent that are not Loan Parties may declare and make distributions to equity owners which are not Loan Parties concurrently with any distribution made to the equity owners of such Subsidiary which are Loan Parties in amounts proportionate to such non-Loan Party’s ownership in such Subsidiary and to the extent required pursuant to the terms of the corresponding organizational agreements of such Subsidiary in effect as of the Effective Date.

(b) No member of the Restricted Group shall make any voluntary prepayment (whether in cash, securities or other property) on or in respect of principal of or interest on any Indebtedness (including, without limitation, under the Second Lien Credit Agreement), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness prior to the scheduled maturity, except for:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of Indebtedness permitted by Section 9.14;

(iii) payment of mandatory prepayments as and when due in respect of any Indebtedness permitted by Section 9.14;

(iv) Refinancings of Indebtedness to the extent permitted by Section 9.14; and

(v) payment of intercompany indebtedness to the extent not prohibited by this Agreement.

Section 9.3 Liens; Negative Pledge.

(a) From and after the Effective Date, no member of the Restricted Group shall create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except for any Permitted Liens.

(b) The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Parent, any other Borrower, such other Loan Party or such other Subsidiary, as applicable, may create, incur, assume, or permit or suffer to exist under this Agreement, (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness, (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale, (iii) the Second Lien Documents, (iv) the PM Gallery Loan Modification Documents, (v) the Woodland Mall Secured Loan Modification Documents, (vi) any other agreement that evidences Indebtedness which contains restrictions on encumbering assets that are not more restrictive than those restrictions contained in the Loan Documents, (vii) agreements existing on the Effective Date, including any agreement entered into in connection with the Refinancings of the obligations under such agreements, so long as those agreements are not materially more restrictive than those restrictions contained the agreements existing on the Effective Date, or (viii) any prohibition on the pledge or disposition of the Equity Interests of a joint venture to which the Borrower or any Subsidiary is a party if such joint venture is not a direct or indirect Subsidiary of the Borrower, and to the extent such prohibition is contained in the organizational documents of such joint venture (A) on the Effective Date or (B) entered into or amended as a condition to the negotiated arms-length business arrangement with the un-Affiliated holder of an Equity Interest in such joint venture in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or a Wholly Owned Subsidiary, (2) in connection with the Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders.

Section 9.4 Restrictions on Intercompany Transfers.

The Borrower shall not create or otherwise cause or suffer to exist or become effective, or permit any other Loan Party or other Subsidiary (other than an Excluded Subsidiary) to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or such Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary; provided, however that the Borrower or any such Subsidiary may have provisions for preferred, priority or guaranteed payments to a co-venturer in a joint venture of such Subsidiary. Notwithstanding anything to the contrary in the foregoing sentence, the restrictions in (x) this Section shall not apply to any provision of any Guaranty entered into by the Parent, any other Borrower, any other Loan Party or any other Subsidiary to Guarantee the obligations and liabilities of any Subsidiary, which provision subordinates any rights of the Parent, any other Borrower, any other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of the obligations and liabilities that are Guaranteed pursuant to the terms of such Guaranty, (y) clauses (i) and (iv) of this Section shall not apply to any applicable prohibitions contained in an agreement evidencing any Secured Indebtedness of a Borrower or a Guarantor, (z) clause (iv) of this Section shall not apply to restrictions on the transfer of Equity Interests in a joint venture to which the Borrower or any Subsidiary is a party, to the extent such prohibition is contained in the organizational documents of such joint venture (A) on the Effective Date or (B) entered into or amended as a condition to the negotiated arms-length business arrangement with the un-Affiliated holder of an Equity Interest in such joint venture in connection with the disposition of an asset in a transaction not otherwise prohibited by this Agreement, in each case, as the same may be amended or modified (1) without the consent of any Borrower or a Wholly Owned Subsidiary, (2) in connection with the Refinancing of Indebtedness permitted pursuant to Section 9.14 or (3) as otherwise approved by the Requisite Lenders and (aa) this Section shall not apply to any applicable prohibitions contained in (1) any Loan Document, (2) the Second Lien Documents, (3) the PM Gallery Loan Modification Documents, (4) the Woodland Mall Secured Loan Modification Documents, or (5) any other agreement that evidences Indebtedness which contains prohibitions on the actions described above that are not more restrictive than those prohibitions contained in the Loan Documents.

Section 9.5 Mergers and Sales of Assets.

The Borrower shall not, and shall not permit any other Loan Party to: (i) engage in any transaction of merger or consolidation; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution of such Borrower or other Loan Party); (iii) sell, transfer or otherwise dispose of, in one transaction or a series of transaction, any Borrowing Base Property or any of the direct or indirect Equity Interests of the Subsidiary which owns such Borrowing Base Property, (iv) sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any Substantial Amount of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; unless the following conditions in clauses (a)-(d) are satisfied:

(a) with respect to any sale, transfer or disposition of a Borrowing Base Property or any Parcel thereof, such sale, transfer or disposition is consummated in accordance with, Section 4.2;

(b) with respect to any sale, transfer or disposition of a non-Borrowing Base Property:

(i) the agreement governing such sale is (A) an Existing Sale Agreement, as the same may be amended in compliance with this Agreement or (B) another agreement entered into on market terms at a time when no Default or Event of Default existed (any such agreement, a “Permitted Additional Sale Agreement”), and

(ii) with respect to (A) an Existing Sale Agreement, such sale, transfer or disposition is consummated at a time when no Event of Default exists or would exist immediately following the consummation of such sale, transfer or disposition and (B) a Permitted Additional Sale Agreement, such sale, transfer or disposition is consummated at a time when no Default or Event of Default exists or would exist immediately following the consummation of such sale, transfer or disposition; and

(iii) the Borrower shall have made a prepayment of the Loans in accordance with Section 2.10(b) to the extent required thereby.

(c) in the case of:

(i) a consolidation or merger involving a Borrower, such Borrower shall be the survivor thereof; provided, however, PREIT and PREIT-RUBIN may merge or consolidate with each other or with the Parent so long as (A) immediately prior to such consolidation or merger no Default or Event of Default is or would be in existence, (B) the Borrower shall have given the Administrative Agent at least ten (10) Business Days’ prior written notice of such consolidation or merger, such notice to include a certification as to the matters described in the immediately preceding clause (A), and (C) in the case of a consolidation or merger involving the Parent, the Parent shall be the survivor thereof; or

(ii) a consolidation or merger involving a Loan Party other than a Borrower (excluding a Disposition of a Loan Party by way of merger or consolidation which Disposition is not otherwise prohibited by this Agreement), either such Loan Party shall be the survivor thereof; and

(d) in the case of the sale of a Substantial Amount of assets, the Parent shall have given the Administrative Agent and the Lenders at least thirty (30) days prior written notice of such sale, such notice to be accompanied by a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Borrower with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, if the sale occurs after December 31, 2021, the financial covenants contained in Section 9.1, after giving effect to such sale.

Notwithstanding the foregoing, (x) the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business but subject to the terms and conditions of this Agreement, (y) the Borrower and the other Loan Parties may sell, transfer or dispose of assets among themselves except for any Borrowing Base Properties; provided, that all personal property Collateral that is sold, transferred or disposed of among the Loan Parties in accordance with this paragraph shall at all times remain subject to the Collateral Agreement and (z) Subsidiaries that are not Loan Parties may sell, transfer or dispose of assets among themselves and to any of the Loan Parties.

Section 9.6 Fiscal Year.

The Borrower shall not, and shall not permit any Material Subsidiary to change its fiscal year from that in effect as of the Agreement Date.

Section 9.7 Modifications of Organizational Documents and Material Contracts.

No Loan Party shall amend, supplement, restate or otherwise modify its articles or certificate of incorporation, bylaws, declaration of trust, partnership agreement or other applicable organizational documents, including without limitation the Trust Agreement and the Partnership Agreement in a manner adverse to the Lenders without obtaining the prior written consent of the Administrative Agent. The Borrower shall not enter into, and shall not permit any other Loan Party to enter into, any amendment or modification to any Material Contract that could reasonably be expected to have a Material Adverse Effect. The Borrower shall not enter into, and shall not permit any other Loan Party to enter into, any amendment or modification to any Second Lien Document except to the extent such amendment or modification is permitted by the Intercreditor Agreement. For the avoidance of doubt, it is hereby acknowledged by the parties that an amendment to the Trust Agreement to reduce the par value of the Parent’s common shares or to effectuate a reverse share split, as well as any corresponding amendments to the Partnership Agreement, would not be adverse to the Lenders.

Section 9.8 Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and will not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to such Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of any of the foregoing, (b) transactions between or among the Loan Parties and (c) transactions with an Affiliate existing on the Agreement Date that are not otherwise permitted under the immediately preceding clauses (a) and (b).

Section 9.9 Environmental Matters.

Without limitation of any covenants contained in the Security Documents, the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any environmental claim or pose a risk to human health, safety or the environment that could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.10 ERISA Exemptions.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not, and shall not permit any other member of the ERISA Group to, cause or permit to occur any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.11 Derivatives Contracts.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, enter into or become obligated in respect of any Derivatives Contracts other than (a) Specified Derivatives Contracts and (b) Derivatives Contracts entered into by such Borrower, such other Loan Party or such other Subsidiary in the ordinary course of business to hedge liabilities, commitments or assets held or reasonably anticipated by a Borrower, other Loan Party or other Subsidiary and not for speculative purposes, provided, however, that in no event shall any Derivatives Contracts entered into in accordance with clause (b), above, or entered into after the Effective Date under the same master agreement as a Specified Derivatives Contract, be secured by any of the Collateral.

Section 9.12 Intentionally Omitted.

Section 9.13 Use of Proceeds.

(a) The Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any of its of their respective directors, officers, employees and agents to, use any proceeds of the Loans or any Letter of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

(b) The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any proceeds of the Loans or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(c) Other than with respect to the Fashion District Philadelphia Property, for which the restrictions contained in this clause (c) shall not apply, and subject to the proviso below, the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to use any proceeds of the Revolving Loans or any Letter of Credit, for (i) capital expenditures required for ordinary course maintenance (other than ordinary course maintenance capital expenditures with respect to a Borrowing Base Property consistent with the then-current Approved Annual Business Plan, which shall not be limited) and redevelopment costs (including repositioning and retenanting costs and expenses (including tenant improvement costs, tenant improvement allowances, and leasing costs) of any Property) with respect to any Property (collectively, “Redevelopment Costs”), (ii) operating deficiencies or debt service deficiencies at ~~nonBorrowing~~non-Borrowing Base Properties (after accounting for the property level cash flow received from the Property owning Subsidiaries) (collectively, “Non-BBP Operating Shortfalls”), or (iii) to prepay or refinance any existing Indebtedness secured by a mortgage on a non-Borrowing Base Property (collectively, “Non-BBP Refinancings”); provided, however, that ~~up to~~ ,

(i) up to Fifty-Four Million Dollars ($54,000,000), in the aggregate during the Revolving Term, of the Revolving Commitment may be used for the Dartmouth Mall Refinancing and to pay expenses and replenish escrows and reserves in connection with the Dartmouth Mall;

(ii) up to the amount set forth on Schedule 1.1(F) attached hereto, in the aggregate during the Revolving Term, of the Revolving Commitment may be used to consummate the Specified Property Acquisition; and

(iii) up to Seventy-Five Million Dollars ($75,000,000), in the aggregate during the Revolving Term, of the Revolving Commitment (the “Specified Use Sub-Facility”) may be used for such Redevelopment Costs, Non-BBP Operating Shortfalls and Non-BBP Refinancings (other than the Dartmouth Mall Refinancing) subject to the following limitations:

(A) ~~(i)~~ no more than Twenty-Five Million Dollars ($25,000,000), in the aggregate during the Revolving Term, of the Specified Use Sub-Facility may be used to pay for (x) Redevelopment Costs at non-Borrowing Base Properties to the extent contemplated in the then current Approved Annual Business Plan, (y) for Non-BBP Operating Shortfalls and (z) Non-BBP Refinancings in accordance with clause (~~ii~~B ) below; and

(B) ~~(ii)~~ no more than Ten Million Dollars ($10,000,000), in the aggregate during the Revolving Term, of the availability set forth in clause (~~i~~A) above, may be used to pay for Non-BBP Refinancings, but in each case only to the extent contemplated in the then current Approved Annual Business Plan.

For clarity, any amounts expended pursuant to clause (iii)(B) of the foregoing proviso shall reduce, dollar-for dollar, the amounts available to be expended pursuant to clause (~~i~~iii)(A ) above, and any amounts expended pursuant to clause (iii)(B) or clause (~~i~~iii)(A) above shall each reduce, dollar-for- dollar, the amounts available under the Specified Use Sub-Facility.

Section 9.14 Indebtedness.

From and after the Effective Date, no member of the Restricted Group shall, directly or indirectly, create, incur, assume or otherwise become liable with respect to any Indebtedness, except (a) any Indebtedness constituting obligations under the Loan Documents, the Second Lien Documents, the PM Gallery Loan Modification Documents or the Woodland Mall Secured Loan Modification Documents, (b) Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or in respect of surety and appeal bonds, performance bonds and other similar obligations, (c) obligations owing from a Loan Party to a Loan Party, (d) obligations owing from a Subsidiary that is not a Loan Party to a Subsidiary that is not a Loan Party, (e) Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course of business, (f) non-recourse Indebtedness incurred in order to finance the payment of insurance premiums in the ordinary course of business, (g) other Indebtedness outstanding on the Effective Date and any amendments, modifications, Refinancings or forbearances of the same, in each case that do not increase the principal amount outstanding thereunder to an amount greater than the principal amount thereunder as of the Effective Date plus accrued interest at the time of such Refinancing, amendment, modification or forbearance and costs, fees and transaction expenses paid in connection with such Refinancing, amendment, modification or forbearance to Persons that are not Affiliates of the Borrower or any Subsidiary (or are paid to Affiliates of the Borrower or any Subsidiary upon fair and reasonable terms which are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of any of the foregoing); (h) obligations under Derivatives Contracts entered into in compliance with Section 9.11, (i) Indebtedness incurred pursuant to one or more Excluded Stimulus Transactions, which does not, in the aggregate, exceed $20,000,000 at any time outstanding, (j) Guarantees by a Loan Party of Indebtedness of another Loan Party of the type permitted pursuant to Section 9.14(a), Section 9.14(b), Section 9.14(i), Section 9.14(k), Section 9.14(l), Section 9.14(m) or Section 9.14(o), (k) Indebtedness represented by Capitalized Lease Obligations or purchase money indebtedness in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause and then outstanding, does not exceed $5,000,000, (l) obligations in connection with completion guarantees, surety bonds and performance bonds relating to liabilities, obligations or guarantees incurred in the ordinary course of business of the Borrower or its Subsidiaries, (m) obligations under any customary cash management, credit or debit card, purchase care, electronic funds transfer, cash pooling or netting or setting off arrangements in the ordinary course of business of the Borrower or its Subsidiaries, (n) [intentionally omitted], and (o) unsecured Indebtedness in an aggregate principal amount that does not exceed $5,000,000 at any time outstanding.

For purposes of determining compliance with this Section 9.14, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above, Borrower may classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 9.14. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.14.

Section 9.15 [Intentionally Omitted].

Section 9.16 Investments.

After the Effective Date, no member of the Restricted Group shall make any Investment in any other Person, except Permitted Investments; provided that for the avoidance of doubt, the foregoing restriction shall not prohibit any non-Guarantor from using cash flow from any nonBorrowing Base Properties to fund any remargin payments required under Secured Indebtedness with respect to such Properties.

Section 9.17 Parking Cash.

No more than $6,500,000, in the aggregate, may be held in property-level accounts of Subsidiaries of the Borrower that are owners of real property for more than two (2) Business Days, except for cash in property level accounts where distribution is prohibited by (a) an executed forbearance agreement that has been provided to the Administrative Agent, (b) loan documents in effect as of the Effective Date and any Refinancings thereof permitted pursuant to this Agreement which loan documents expressly prohibit the distribution of cash outside of such property-level accounts as of the date of determination so long as such prohibitions are not materially more restrictive than the loan documents evidencing the Indebtedness being Refinanced, (c) the PM Gallery Loan Modification Documents, (d) the Woodland Mall Secured Loan Modification Documents, or (e) joint venture agreements in effect as of the Effective Date or entered into in compliance with this Agreement, which joint venture agreements require the consent of an unaffiliated joint venture entity party thereto to permit the distribution of cash outside of such property level accounts, and such unaffiliated joint venture party has not so consented as of the date of determination (provided that Borrower or its Subsidiary has requested such consent).

Section 9.18 Cash Sweep Period; Cash Collateral Account.

(a) If any Compliance Certificate executed and delivered by the Parent with respect to the calendar quarter ending June 30, 2021, or any calendar quarter thereafter, demonstrates that the Debt Yield Ratio (Senior Debt) (as calculated pursuant to Section 9.1(d)) is less than 12.06%, the Borrower shall, concurrently with the delivery of such Compliance Certificate, and thereafter, on the twentieth (20th) day of every calendar month until such time as the Parent delivers a Compliance Certificates demonstrating that the Debt Yield Ratio (Senior Debt) (as calculated pursuant to Section 9.1(d)) was equal to or greater than 12.06% for such quarter (such period, a “Cash Sweep Period”), either (i) deposit into the Cash Collateral Account all Excess Cash Flow generated during the calendar month preceding such required deposit date or (ii) prepay the Loans in an amount equal to all Excess Cash Flow generated during the calendar month preceding such prepayment date in the manner required pursuant to Section 2.10(b)(viii).

(b) Additionally, the Borrower shall, concurrently with each deposit of Excess Cash Flow pursuant to Section 9.18(a) above, deliver to the Administrative Agent, a certification and calculation of Excess Cash Flow for such preceding calendar month reasonably acceptable to the Administrative Agent (an “Excess Cash Flow Certificate”), including a statement of gross revenues and operating expenses of the Borrowing Base Properties and the Borrower, required debt service with respect to the Loans and the Second Lien Loans and other payments required under the Loan Documents and the Second Lien Documents.

(c) Prior to the commencement of a Cash Sweep Period, the Borrower must establish and maintain a segregated blocked and restricted account (the “Cash Collateral Account”) to be held by the Administrative Agent, which Cash Collateral Account will be under the sole dominion and control of Administrative Agent. The Borrower grants to the Administrative Agent a first priority security interest in the Cash Collateral Account and all deposits at any time contained therein and the proceeds thereof and will take all actions reasonably necessary to maintain in favor of Administrative Agent a perfected first priority security interest in the Cash Collateral Account. Once established, the Borrower may not in any way alter or modify the Cash Collateral Account. The Administrative Agent will have the sole right to make withdrawals from the Cash Collateral Account in accordance with clauses (d) and (e) below and all costs and expenses for establishing and maintaining the Cash Collateral Account will be paid by Borrower.

(d) So long as no Default or Event of Default exists, in the event (x) that Excess Cash Flow for any given month is negative (an “Operating Shortfall”), (y) the Operating Shortfall would cause the Liquidity of the Borrower and its Subsidiaries (for this purpose only, such Liquidity shall be calculated without giving effect to any amounts in the Cash Collateral Account) to fall below $12,500,000 (the amount of such deficiency, the “Operating Shortfall Deficiency”), and (z) the Borrower provides the Administrative Agent with evidence of such Operating Shortfall Deficiency in form and substance reasonably satisfactory to the Administrative Agent, the Borrower may, within ten (10) days following the Borrower’s delivery of the Excess Cash Flow Certificate relating to such month, request a disbursement of funds on deposit in the Cash Collateral Account to fund or reimburse the Borrower for such portion of the Operating Shortfall. Each such request for disbursement by the Borrower shall be subject to the Administrative Agent’s approval, not to be unreasonably withheld.

(e) Subject to clause (f) below, all funds on deposit in the Cash Collateral Account shall be held by the Administrative Agent as additional Collateral for the Obligations, and following the occurrence and during the continuance of an Event of Default, may be applied by the Administrative Agent in accordance with the terms hereof.

(f) Following the termination of any Cash Sweep Period, promptly following the delivery by the Parent of a Compliance Certificate demonstrating that the Debt Yield Ratio (Senior Debt) (as calculated pursuant to Section 9.1(d)) is equal to or greater than 12.00% for a subsequent calendar quarter (such that the Parent shall have delivered two (2) consecutive Compliance Certificates demonstrating that the Debt Yield Ratio (Senior Debt) (as calculated pursuant to Section 9.1(d)) was equal to or greater than 12.00% as of the end of two consecutive calendar quarters), at the Borrower’s request and so long as no Default of Event of Default then exists, the Administrative Agent shall disburse the funds in the Cash Collateral Account to the Borrower as requested by an authorized representative of PREIT to any of the accounts designated in the Disbursement Instruction Agreement.

Section 9.19 Negative Leasing Covenants.

(a) The Borrower shall not, and shall not permit any Guarantor to, without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, or as otherwise permitted by any provision of the Credit Agreement:

(i) enter into any Major Leases after the date hereof;

(ii) execute any other assignment of landlord’s interest relating to any of the Leases;

(iii) discount any rent or other sums due under any Lease if (A) the premises leased thereunder is equal to or greater than 7,500 square feet of gross leasable area of the applicable Borrowing Base Property, (B) the discounted amount is in excess of an amount which is twenty-five percent (25%) of the aggregate contractual base rent payable over the initial term of such Lease (which calculation shall not take into account any extension options) and (C) the discounted amount under such Lease exceeds $750,000;

(iv) collect rent or other sums due under any Lease in advance, other than to collect rentals one (1) month in advance of the time when it becomes due under any Lease;

(v) terminate, modify or amend any of the terms of any Major Lease or in any manner release or discharge the tenants from any obligations thereunder;

(vi) consent to any assignment or subletting by any tenant under any Major Lease; or

(vii) subordinate or agree to subordinate any of the Leases to any other deed of trust, mortgage, deed to secure debt or encumbrance, other than the Mortgages encumbering the applicable Borrowing Base Property and the subordinate “Mortgages” (as defined in the Second Lien Credit Agreement) entered into in connection with the Second Lien Loans.

Any such attempted amendment, cancellation, modification or other action in violation of the provisions of this Section without the prior written consent of the Administrative Agent shall be null and void.

(b) Without in any way limiting the requirement of the Administrative Agent’s consent hereunder, any sums received by or on behalf of a Guarantor in consideration of any termination (or the release or discharge of any tenant), modification or amendment of any Lease in an amount: (i) less than $2,500,000 shall be retained by such applicable Guarantor; (ii) equal to or greater than $2,500,000 but less than $3,500,000 shall be held by such Guarantor and used solely for paying tenant improvement costs and leasing commissions in connection with the applicable Borrowing Base Property, or for any other use reasonably approved by the Administrative Agent; and (iii) equal to or greater than $3,500,000 shall be applied to reduce the outstanding Obligations and any such sums received by such Guarantor shall be held in trust by such Guarantor for such purpose.

(c) If the Administrative Agent’s approval is required hereunder, the Borrower shall submit to the Administrative Agent a written request for approval of a proposed Lease (or any waiver, amendment or other modification of any material terms of a Lease for which the Administrative Agent’s consent is required), together with a copy of such proposed Lease and all other information relating thereto as the Administrative Agent may request. If the Administrative Agent fails to disapprove of such Lease in writing within ten (10) Business Days after such submittal, the proposed Lease (or the waiver, amendment or other modification of any material terms of a Lease) shall be deemed approved by the Administrative Agent.

Section 9.20 Assessments and Community Facilities Districts.

Without the Administrative Agent’s prior written consent, the Borrower shall not (and shall not permit any Subsidiary to) cause or suffer to become effective or otherwise consent to the formation of any assessment district, improvement district, community facilities district, special district, special improvement district, governmental district or other similar district (each, a “District”) affecting any Borrowing Base Property. Nor shall Borrower or any Subsidiary cause or otherwise consent to the levying of special taxes or assessments against a Borrowing Base Property by any such assessment district or community facilities district. The Borrower shall promptly give notice to the Administrative Agent of any notification or advice that the Borrower may receive from any municipality or other third party of any intent or proposal to include any Borrowing Base Property in any District or to levy any such special taxes or assessments. The Administrative Agent shall have the right to file a written objection to the inclusion of all or any part of a Borrowing Base Property in any District, or to the levy of any such special taxes or assessments, either in its own name or in the name of Borrower or such Subsidiary, and to appear at, and participate in, any hearing with respect to the formation of any such District or the levy of such special taxes or assessments.

ARTICLE X

DEFAULT

Section 10.1 Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment.

(i) The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Loans, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document; or

(ii) Any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party and in the case of this clause (ii) only, any such failure shall continue for a period of five (5) calendar days thereafter.

(b) Default in Performance.

(i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.1(a)(xx), Section 8.2 (solely with respect to maintaining the existence of the Borrower) or Article IX; or

(ii) The Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which the Parent or PREIT obtains knowledge of such failure or (y) the date upon which the Parent or PREIT has received written notice of such failure from the Administrative Agent, provided, however, that if any such failure referred to in this clause (ii) is reasonably capable of being cured but not within such 30 day period and the Borrower has in good faith commenced to cure such failure prior to the expiration of such 30 day period and continues to diligently prosecute such cure, no Event of Default shall be deemed to have occurred unless such failure has not been cured within 30 calendar days after the last day of such initial 30 day period;

(c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement (other than forward looking statements) at any time furnished by, or at the direction of, any Borrower or any other Loan Party to the Administrative Agent, any Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

(d) Indebtedness Cross-Default.

(i) Any Borrower, any other Loan Party, any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) (x) in the case of Indebtedness other than Nonrecourse Indebtedness, having an aggregate outstanding principal amount (or in the case of any Derivatives Contract, having a Derivatives Termination Value) of $25,000,000 or more, or (y) in the case of Nonrecourse Indebtedness, having an outstanding principal amount of $250,000,000 or more (any such Indebtedness, “Material Indebtedness”), and in any such case such failure shall continue beyond any applicable notice and cure periods; or

(ii) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii) Any other event shall have occurred and be continuing which would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, redeemed or defeased prior to its stated maturity; provided that this clause (iii) shall not apply to any Material Indebtedness with respect to which an Unconsolidated Affiliate of the Parent is the primary obligor and with respect to which the Parent, another Borrower or any other Subsidiary has provided a Guaranty unless the holder of such Material Indebtedness has demanded payment of such Material Indebtedness from the Parent, another Borrower or any other Subsidiary or has taken any action described in the foregoing clause (ii);

Notwithstanding the foregoing provisions of this clause (d), no default, event of default, acceleration or other action in connection with a Guaranty by a Loan Party of Indebtedness secured by a mortgage on a non-Borrowing Base Property shall constitute an Event of Default pursuant to this clause (d) until the earliest to occur of (1) a proceeding has been commenced in any court of competent jurisdiction with respect to such Guaranty, (2) if the applicable Loan Party has agreed in writing that a default or event of default that would permit acceleration of the Guaranty has occurred, 45 days following the expiration or termination of any forbearance agreement (or, if more than one, the latest to expire) entered into with respect to such default or event of default, provided that such default or event of default has not been waived or cured and no further forbearance agreement has been entered into, during such period, or (3) such Loan Party makes a payment or agrees to make a payment in satisfaction of any claim made on such Guaranty in connection with such event of default, acceleration or other action.

(e) Voluntary Bankruptcy Proceeding. Any Borrower or any Material Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance voidable as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing. Notwithstanding the foregoing, the Administrative Agent and the Lenders agree that PR Valley View Limited Partnership, PR Valley View LLC and PR VV LLC shall each be permitted to engage in a consensual workout of the Secured Indebtedness encumbering the Valley View Property, and that the appointment of a trustee for such Property, the execution of a forbearance agreement, or the assignment of such Property to the lender under such Secured Indebtedness pursuant to a deed-in-lieu of foreclosure shall not result in an Event of Default hereunder.

(f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Material Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, and in the case of either (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or of all or any substantial part of the assets, domestic or foreign, of such Person, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered. Notwithstanding the foregoing, the Administrative Agent and the Lenders agree that PR Valley View Limited Partnership, PR Valley View LLC and PR VV LLC shall each be permitted to engage in a consensual workout of the Secured Indebtedness encumbering the Valley View Property, and that the appointment of a trustee for such Property, the execution of a forbearance agreement, or the assignment of such Property to the lender under such Secured Indebtedness pursuant to a deed-in-lieu of foreclosure shall not result in an Event of Default hereunder.

(g) Revocation of Loan Documents. Any Borrower or any other Loan Party shall disavow, revoke or terminate any Loan Document ~~or~~, the Fee Letter or the Second Amendment Payment Letter to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any material provision of any Loan Document ~~or~~, the Fee Letter or the Second Amendment Payment Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(h) Judgment. A judgment or order for the payment of money shall be entered against any Borrower or any Material Subsidiary and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, bonded over, stayed or dismissed through appropriate appellate proceedings (provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such judgment or order, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond waives any Lien it may have on the assets of any such Person), and (ii) either (A) the amount for which the insurer has denied liability exceeds, individually or together with all other such judgments or orders entered against any Borrower or any Material Subsidiary, $25,000,000 (or $250,000,000 or more if the judgment or order for the payment of money directly related to Nonrecourse Indebtedness and is itself nonrecourse) or (B) could reasonably be expected to have a Material Adverse Effect.

(i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Borrower or any Material Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $25,000,000 (or $250,000,000 or more if the warrant, writ of attachment, execution or similar process directly related to Nonrecourse Indebtedness and is itself nonrecourse) and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of thirty (30) days; provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ of attachment, execution or process, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement or subrogation to the Obligations and waives any Lien it may have on the assets of any Borrower or any Material Subsidiary.

(j) ERISA.

(i) Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $25,000,000; or

(ii) The “benefit obligation” of all Benefit Plans exceeds the “fair market value of plan assets” for such Benefit Plans by more than $25,000,000, all as determined, and with such terms defined, in accordance with Statement of Financial Accounting Standards No. 158.

(k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;

(l) Change of Control.

(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35.0%) of the total voting power of the then outstanding voting shares of the Parent other than such Persons who are, as of the Agreement Date, current officers or trustees of the Parent, or Affiliates of current officers or trustees of the Parent; or

(ii) During any period of twelve (12) consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Parent (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Parent then in office; or

(iii) The Parent shall cease (A) to be the sole general partner of PREIT or (B) to own and control, directly or indirectly, at least eighty percent (80.0%) (or such lesser percentage not less than seventy percent (70.0%) as may be acceptable to the Administrative Agent) of all partnership interests of PREIT.

(m) Strike; Casualty. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of any Borrower, any other Loan Party and any other Subsidiary taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

(n) Loan Specified Event of Default. A Loan Specified Event of Default shall occur.

(o) Non-Subordination of Second Priority Liens. The Lien priority of any Second Lien Document shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), solely by reason of any Loan Party’s acts or omissions, to be validly subordinated to the Liens of the Security Documents, as provided in the Intercreditor Agreement.

Section 10.2 Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a) Acceleration; Termination of Facilities.

(i) Automatic. Upon the occurrence of an Event of Default specified in Section 10.1(e) or Section 10.1(f), (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (3) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents, shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, and, (B) the Commitments, the obligation of the Lenders to make Loans hereunder, and the obligation of the Issuing Banks to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii) Optional. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account, and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments, the obligation of the Lenders to make Loans hereunder, and the obligation of the Issuing Banks to issue Letters of Credit hereunder.

(b) Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights and remedies under or in respect of any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations, or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e) Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with the prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Specified Derivatives Contract, including any “Posted Collateral” (as defined in any credit support annex included in any such Specified Derivatives Contract to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any other Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3 Remedies Upon Default.

Upon the occurrence of a Default specified in Section 10.1(f), the Commitments, and the obligations of the Issuing Banks to issue Letters of Credit shall immediately and automatically terminate.

Section 10.4 Marshaling; Payments Set Aside.

None of the Administrative Agent, any Issuing Bank, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or Specified Derivatives Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Issuing Bank, any Lender or any Specified Derivatives Provider, or the Administrative Agent, any Issuing Bank, any Lender or any Specified Derivatives Provider enforces its security interest or exercise its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5 Allocation of Proceeds.

If an Event of Default shall have occurred and be continuing, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or thereunder, shall be applied in the following order and priority:

(a) amounts due to the Administrative Agent and the Lenders in respect of Fees and other fees and expenses due under Section 12.2;

(b) [intentionally omitted];

(c) amounts due to the Administrative Agent, the Lenders, and Issuing Banks in respect of Protective Advances; ratably among the Administrative Agent, Issuing Bank, and Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d) payments of interest on all other Loans and Reimbursement Obligations to be paid to the Lenders and the Issuing Banks equally and ratably in accordance with the respective amounts thereof then due and owing;

(e) payments of principal of all other Loans, payment of Reimbursement Obligations and other Letter of Credit Liabilities and payment of breakage, termination or other payments, and any interest accrued thereon, to be paid to the Lenders and the Issuing Banks equally and ratably in accordance with the respective amounts thereof then due and owing to such Persons, provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account;

(f) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Specified Derivatives Contract to be paid to the Specified Derivatives Providers equally and ratably in accordance with the respective amounts thereof then due and owing to such Persons;

(g) amounts due to the Administrative Agent and the Lenders pursuant to Section 11.7 and Section 12.10;

(h) payments of all other Obligations and other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(i) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.6 Letter of Credit Collateral Account.

(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Revolving Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account established pursuant to the requirements of Section 2.14 and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.14.

(b) Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent, provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c) If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Letter of Credit Collateral Account and apply or cause to be applied such proceeds and any other balances in the Letter of Credit Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

(d) So long as no Default or Event of Default exists, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Letter of Credit Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(e) The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 10.7 Performance by Administrative Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.8 Rescission of Acceleration by Requisite Lenders.

If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations, which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 10.9 Rights Cumulative.

(a) Generally. The rights and remedies of the Administrative Agent, the Issuing Banks, the Lenders and the Specified Derivatives Providers under this Agreement and each of the other Loan Documents, the Fee Letter, the Second Amendment Payment Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies, the Administrative Agent, the Issuing Banks, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, any of the Issuing Banks, any of the Lenders, or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b) Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article X for the benefit of all the Lenders and Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank, or any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Specified Derivatives Provider, as the case may be) hereunder, under the other Loan Documents or under any Specified Derivatives Contract, as applicable, (iii) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 3.3), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a Bankruptcy Event relative to any Loan Party; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article IX and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 3.3, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent in its capacity as Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Section 8.1(a) that the Borrower is not otherwise required to deliver to the Lenders. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2 Administrative Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by any Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, facsimile or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, (i) with respect to each reference herein or the other Loan Documents to documents, agreements or other matters being “satisfactory,” “acceptable,” “reasonably satisfactory”, “reasonably acceptable” or “determined” (or any expression of similar import) to or by the Requisite Lenders, Requisite Revolving Lenders, Requisite Term Loan Lenders, Super Majority Lenders, Super Majority Revolving Lenders or Super Majority Term Loan Lenders, as applicable, such determination may be communicated by a Direction of the Relevant Lenders, and (ii) before taking or omitting any action to be taken or omitted by the Administrative Agent under the terms of this Agreement and the other Loan Documents, the Administrative Agent may seek the written direction of the Lenders constituting the Requisite Lenders, Requisite Revolving Lenders, Requisite Term Loan Lenders, Super Majority Lenders, Super Majority Revolving Lenders or Super Majority Term Loan Lenders, as applicable (which written direction may be in the form of Direction of the Relevant Lenders), and the Administrative Agent is entitled to rely (and is fully protected in so relying) upon such direction.

Section 11.3 Notice of Defaults.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default”, the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.4 Administrative Agent and Titled Agents as Lender or Specified Derivatives Provider.

The Lender acting as Administrative Agent and each Titled Agent, as a Lender or as a Specified Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent or a Titled Agent, as the case may be; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Lender acting as Administrative Agent or a Titled Agent, as applicable and in each case, in its individual capacity. The Lender acting as Administrative Agent, the Titled Agents and their respective Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders or any other Specified Derivatives Providers. Further, the Lender acting as Administrative Agent, the Titled Agents and their respective Affiliates may each accept fees and other consideration from the Borrower for services in connection with this Agreement or any other Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing Banks, the other Lenders or any other Specified Derivatives Providers. The Issuing Banks and the Lenders acknowledge that, pursuant to such activities, the Lender acting as Administrative Agent, the Titled Agents and their respective Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Lender acting as Administrative Agent, the Titled Agents and their respective Affiliates shall be under no obligation to provide such information to them.

Section 11.5 Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.

Section 11.6 Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Parent, any other Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, each other Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Parent, any other Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, any other Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, any other Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

Section 11.7 Indemnification of Administrative Agent.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower, and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s Pro Rata Share (determined at the time that the applicable unreimbursed expense or indemnity payment is sought) of any claim, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Pro Rata Share (determined as of the time that the applicable reimbursement is sought) of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8 Successor Administrative Agent.

The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon 30 days’ prior written notice to the Administrative Agent, the Administrative Agent may be removed as Administrative Agent under the Loan Documents by the Requisite Lenders (other than the Lender then acting as Administrative Agent) for any acts or omissions of the Administrative Agent in connection with its duties set forth in this Agreement or the other Loan Documents that constitute gross negligence or willful misconduct. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as the Administrative Agent in the case of the removal of the Administrative Agent under the immediately preceding sentence) shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation or its removal, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to or by each Lender and each Issuing Bank directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and such Issuing Banks so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or each such Issuing Bank were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Any resignation by the Administrative Agent shall also constitute the resignation as an Issuing Bank by the Lender then acting as Administrative Agent (the “Resigning Lender”). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) the Resigning Lender shall be discharged from all duties and obligations of an Issuing Bank hereunder and under the other Loan Documents and (ii) any successor Issuing Bank shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning Lender as an Issuing Bank outstanding at the time of such succession (which letters of credit issued in substitutions shall be deemed to be Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning Lender to effectively assume the obligations of the Resigning Lender with respect to such Letters of Credit. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice. The resignation or removal of the Administrative Agent, or the assignment by the Administrative Agent of its rights and duties under the Loan Documents, as provided in this Section shall have no effect on the obligations as a “Lender” of the Lender then acting as the Administrative Agent.

Section 11.9 Titled Agents.

Each “Arranger”, “Syndication Agent” or “Documentation Agent” (each a “Titled Agent”), if any, in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Issuing Bank, any Lender, the Parent, any other Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 11.10 Collateral Matters; Protective Advances.

(a) Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b) The Lenders hereby authorize the Administrative Agent to, and the Administrative Agent shall with each such Lien, release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Obligations; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c) Upon any sale or transfer of Collateral (including any Equity Interests of Loan Parties) which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to release of the Liens granted to the Administrative Agent for its benefit and the benefit of the Lenders herein or pursuant hereto upon the Collateral effective upon the sale or transfer of the Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral subject to the terms hereof. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d) Upon the release of a Guarantor pursuant to Section 8.15(d), and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to), at the sole cost and expense of the Borrower, execute such documents as may be necessary to release of the Liens on such released Guarantor granted to the Administrative Agent for its benefit and the benefit of the Lenders herein or pursuant hereto upon the Collateral owned by such released Guarantor effective upon such release; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, all of which shall continue to constitute part of the Collateral subject to the terms hereof.

(e) Upon the closing of the Woodland Mall Secured Loan Modification and the release of the Woodland Anchor Parcel in accordance with Section 4.2, the direct Equity Interests in PR Woodland Anchor-S, LLC and PR Woodland Outparcel, LLC shall be automatically released from the Pledged Collateral (as defined in the Pledge Agreement) without any further action, and upon at least fifteen (15) days’ prior written request by the Borrower (or such shorter notice as may be reasonably agreed to by the Administrative Agent), the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to), at the sole cost and expense of the Borrower, execute such documents as may be necessary to release of Liens on such released Pledged Collateral granted to the Administrative Agent for its benefit and the benefit of the Lenders herein or pursuant hereto effective upon such release; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all other interests retained by the Borrower or any other Loan Party in the Pledged Collateral, all of which shall continue to constitute part of the Collateral subject to the terms hereof.

(f) Upon the release of the Excluded Liquor License Equity Interests (as defined in the Pledge Agreement) from the Pledged Collateral in accordance with the Pledge Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to), at the sole cost and expense of the Borrower, execute such documents as may be necessary to release of Liens on such Excluded Liquor License Equity Interests granted to the Administrative Agent for its benefit and the benefit of the Lenders herein or pursuant hereto effective upon such release; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all other interests retained by the Borrower or any other Loan Party in the Pledged Collateral, all of which shall continue to constitute part of the Collateral subject to the terms hereof.

(g) The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by a Borrower, any other Loan Party, any Subsidiary of Borrower or any joint venture of any such Persons or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(h) The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower for, Protective Advances during any one (1) calendar year with respect to each Borrowing Base Property up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Borrowing Base Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Borrowing Base Property; and (iii) $1,000,000. Protective Advances in excess of said sum during any calendar year for any Borrowing Base Property shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances.

Section 11.11 Specified Derivatives Providers.

(a) Appointment. Each Specified Derivative’s Provider hereby appoints the Administrative Agent as its non-fiduciary collateral agent for the purpose of perfecting and maintaining Specified Derivatives Provider’s security interest and Lien in and on the Collateral. Each Specified Derivatives Provider hereby authorizes and directs the Administrative Agent to (a) enter into all of the Security Documents for and on behalf of and for the benefit of the Secured Parties in accordance with the terms hereof and thereof, (b) exercise such rights and powers under this Agreement and the Security Documents, as the case may be, as are specifically granted or delegated to the Administrative Agent by the terms hereof and thereof, together with such other rights and powers as are incidental thereto or as are customarily and typically exercised by agents performing duties similar to the duties of the Administrative Agent hereunder and under the Loan Documents, and (c) perform the obligations of the Administrative Agent under the Security

Documents. Each Specified Derivatives Provider signing this Agreement as a Lender hereby agrees to be bound by the provisions of this Agreement and the Loan Documents in such Lender’s capacity both as a Lender and as a Specified Derivatives Provider. Each Specified Derivatives Provider that has not signed or otherwise joined this Agreement in writing to Administrative Agent’s reasonable satisfaction shall, as a condition precedent to being a Specified Derivatives Provider or Secured Party in respect of the Collateral, execute a Secured Swap Intercreditor Agreement in the form attached hereto as Exhibit M (a “Secured Swap Intercreditor Agreement”), acknowledging and agreeing to be bound by the terms and conditions of the Loan Documents applicable thereto, including, without limitation, this Section 11.11.

(b) Limitations on Duties and Actions of Administrative Agent. The duties of the Administrative Agent under the Loan Documents and in respect of the Collateral shall be deemed ministerial and administrative in nature, and the Administrative Agent shall not have, by reason of any of the Loan Documents or any of the Security Documents, a fiduciary relationship with any Specified Derivatives Provider. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents to which it is a party. The Administrative Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, excepting only its own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. IN THE ABSENCE OF WRITTEN INSTRUCTIONS FROM THE LENDERS REQUIRED UNDER THIS AGREEMENT, THE ADMINISTRATIVE AGENT SHALL NOT BE REQUIRED TO FORECLOSE UPON ANY LIEN ENCUMBERING ANY OF THE COLLATERAL OR TAKE ANY OTHER ACTION WITH RESPECT TO THE COLLATERAL OR ANY PART THEREOF. Further, Sections 11.2, 11.7, 12.2, 12.13, and 12.23 shall apply to (i) the Administrative Agent in its capacity as non-fiduciary collateral agent mutatis mutandis to the same extent as such provisions apply to the Administrative Agent in its capacity as “Administrative Agent” under the Loan Documents and (ii) each Specified Derivatives Provider in its capacity as such mutatis mutandis to the same extent as such provisions apply to a Lender under the Loan Documents. Each Specified Derivatives Provider hereby acknowledges and agrees that it has received and reviewed the Loan Documents.

(c) Defaults and Acceleration.

(i) If a Specified Derivatives Provider exercises any right to terminate or unwind one or more transactions under any Specified Derivatives Contract entered into by such Specified Derivatives Provider in connection with any event of default, termination event or similar event (each, however described in such Specified Derivatives Contract, a “Termination Event”) including, for the avoidance of doubt, any right to designate an “Early Termination Date” provided for in such Specified Derivatives Contract, then such Specified Derivatives Provider shall send written notice thereof to Administrative Agent, specifying in detail the nature of the related Termination Event. If a Specified Derivatives Provider sends any such notice in respect of any Loan Party’s default under any Specified Derivatives Contract to the Administrative Agent, then such Specified Derivatives Provider agrees to send notice to the Administrative Agent in the event such Loan Party cures said default. The failure of any Specified Derivatives Provider to deliver any notice contemplated by this clause (i) shall not (A) affect the validity of any termination or unwind of one or more transactions under any applicable Specified Derivatives Contract, (B) result in, or form the basis of, any breach of the applicable Specified Derivatives Contract, or (C) impose any liability on such Specified Derivatives Provider.

(ii) Each Specified Derivatives Provider acknowledges that, subject to the terms of this Agreement, the Administrative Agent and the Lenders have the rights to declare Defaults and Events of Default under the Loan Documents, accelerate the Obligations and enforce such remedies as are available pursuant to the Loan Documents (including the Security Documents) or otherwise, including, without limitation, foreclosure. Each Specified Derivatives Provider agrees that while it may have the right to terminate or unwind one or more transactions under any Specified Derivatives Contract entered into by such Specified Derivatives Provider in respect of a Termination Event, only Administrative Agent shall have the right to enforce the remedies provided by the Loan Documents (or otherwise pursue remedies or recourse against the Collateral) arising from such Termination Event under such Specified Derivatives Contract entered into by such Specified Derivatives Provider.

(iii) Each Specified Derivatives Provider acknowledges and agrees that (A) it shall only have recourse to the Collateral through the Administrative Agent and that it shall have no independent recourse to or right to take action in respect of the Collateral or any Loan Document and (B) the Administrative Agent shall have no obligation to, and shall not, take any action under any of the Loan Documents (including, without limitation, under any Security Document) except in accordance with the terms and conditions of this Agreement.

(iv) Nothing herein shall be deemed to prohibit Administrative Agent or any Specified Derivatives Provider from delivering to any Loan Party any notice or demand which Administrative Agent or such Specified Derivatives Provider is entitled or required to give under the Loan Documents or any Specified Derivatives Contract entered into by such Specified Derivatives Provider, as the case may be, notifying the applicable Loan Party of the existence of the default or breach and affording such Loan Party the opportunity to cure such default or breach in accordance with the terms of the Loan Documents or any Specified Derivatives Contract entered into by such Specified Derivatives Provider, as the case may be.

(v) Nothing contained herein shall restrict the rights of a Specified Derivatives Provider to pursue remedies, by proceedings in law and equity, or to enforce its rights in accordance with the provisions of any Specified Derivatives Contract entered into by such Specified Derivatives Provider, to the extent that pursuit of such remedies or enforcement does not relate to the Collateral or interfere with the Administrative Agent’s ability to take action under any of the Loan Documents (including, without limitation, under the Security Documents) or against any Loan Party. For the avoidance of doubt, nothing contained in this clause (v) shall restrict the rights of a Specified Derivatives Provider to terminate or unwind one or more transactions under any applicable Specified Derivatives Contract in accordance with the terms hereof.

(vi) No Specified Derivatives Provider shall contest the validity, perfection, priority or enforceability of, or seek to avoid, any Lien securing any Obligation or any of the Loan Documents. No Specified Derivatives Provider shall have the right to obtain any of the Collateral or the benefit of any Lien on any Pledged Collateral (as defined in the Pledge Agreement) except as expressly provided herein.

(d) Application of Proceeds. In the event of any payment, distribution, division or application, partial or complete, of any kind or character, whether in cash, securities or otherwise, voluntary or involuntary, by operation of law, exercise of remedies or otherwise, of all or any part of the Collateral or the proceeds thereof, whether by reason of foreclosure, UCC sale, liquidation, bankruptcy, receivership, assignment for the benefit of creditors or any other action or proceeding involving the payment or readjustment of all or any part of the Collateral (a “Payment”), then any Payment shall be allocated and paid or distributed to the Administrative Agent and the Administrative Agent shall make such Payment available to the parties entitled thereto in accordance with the terms and conditions of Section 10.05 of this Agreement.

(e) Amounts Due Under Specified Derivatives Contract. Notwithstanding any provisions in the Loan Documents to the contrary, each Lender expressly acknowledges and agrees that all amounts due to such Specified Derivatives Provider under any Specified Derivatives Contract entered into by such Specified Derivatives Provider belong to, and are the property of, such Specified Derivatives Provider.

(f) Acknowledgement by Specified Derivatives Providers. Any Specified Derivatives Obligations shall be secured and guaranteed pursuant to the Loan Documents only to the extent that, and for so long as, the Obligations (other than the Specified Derivatives Obligations) are so secured and guaranteed. No Person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Specified Derivatives Contract or in connection with any Specified Derivatives Obligation. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement or the other Loan Documents shall require the consent of or notice to any holder of Specified Derivatives Obligations or constitute an event of default under any Specified Derivatives Contract.

Section 11.12 Intercreditor Agreement.

The Administrative Agent is hereby authorized to enter into the Intercreditor Agreement, and the parties hereto acknowledge that the Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement (and any amendments thereto, to the extent permitted by this Agreement) and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. Each Lender hereby agrees that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement.

Section 11.13 Post-Foreclosure Plans.

Subject, at all times, to the terms of the Intercreditor Agreement, if all or any portion of the Collateral is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations of the Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lenders, or in any entity co-owned by the Lenders as determined by the Administrative Agent. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In the event that the Administrative Agent does not obtain the approval of the Requisite Lenders to such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to the Administrative Agent, and the Administrative Agent shall submit any and all such additional Post-Foreclosure Plan(s) to the Lenders for evaluation and the approval by the Requisite Lenders. In accordance with the approved PostForeclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by the Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

Section 11.14 Committees; Participation of all Lenders.

From and after the Effective Date, and without limiting the ability of Lenders to meet and confer in smaller groups or for the Administrative Agent to create and meet with a steering committee or other subset of Lenders and to share information with such subset or committee, each Lender (other than a Defaulting Lender) shall be entitled to participate in calls and meetings on and subject to the same terms and conditions as all the other Lenders, and shall be included on all communications and have access to the documents shared from the Administrative Agent and the Administrative Agent’s advisors (excluding legal counsel) to all Lenders on and subject to such terms and conditions; provided, however, that such committee or subcommittee of Lenders shall only be formed if (i) any Lenders (other than any Defaulting Lenders to be excluded from such committee or subcommittee agree, or (ii) one or more Lenders have conflicting interests from those of the other Lenders participating in such committee or subcommittee, and all Lenders (other than Defaulting Lenders) will be provided notice of the purpose of such committee and for the formation of the committee and compositions.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower:

PREIT Associates, L.P.

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Attention: Andrew Ioannou

Telephone: (215) 875-0700

Facsimile: (215) 546-7311

With a copy of notices of Defaults, Events of Default or notices pursuant to Article IX to:

PREIT Associates, L.P.

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Attention: Lisa Most

Telephone: (215) 875-0700

Facsimile: (215) 546-7311

and

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103-6996

Attention: Eirik Tellefsen

Telephone: (215) 988-2625

Facsimile: (215) 988-2757

If to the Administrative Agent:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

Wilmington, DE 19801

Attention: Patrick Healy

Email: AdminAgencyMO@wsfsbank.com

If to a Lender:

To the address or facsimile number, as applicable, of the Administrative Agent or such Lender, as the case may be, set forth on the Administrative Questionnaire.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid; (ii) if telecopied, upon mechanical confirmation of transmission if received on a Business Day prior to 5:00 p.m. local time at the point of destination and, if otherwise, on the next succeeding Business Day; (iii) if hand delivered, when delivered or (iv) if delivered in accordance with Section 8.1(b) to the extent applicable; provided, however that in the case of the immediately preceding clauses (i), (ii) and (iii) non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, any Issuing Bank or any Lender under Article II shall be effective only when actually received. Any notice to the Borrower received by any individual designated by the Borrower to receive such notice shall be effective notwithstanding the fact that any other individual designated by the Borrower to receive a copy of such notice did not receive such copy. None of the Administrative Agent, any Issuing Bank or any Lender shall incur any liability to the Borrower (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, such Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

Section 12.2 Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents, and the consummation of the transactions contemplated thereby, including due diligence expense and reasonable travel expenses related to closing and the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay to each Issuing Bank all reasonable out-of-pocket costs and expenses incurred by such Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) to pay or reimburse the Administrative Agent, each Issuing Bank, and, after the occurrence and during the continuance of an Event of Default, the Lenders, for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (d) to pay, indemnify and hold the Administrative Agent, the Issuing Banks and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, (e) indemnify the Indemnitees (as defined in the Mortgages) in the same manner and to the same extent as the “Mortgagor” thereunder pursuant to Section 8.7(e) of each Mortgage, and (f) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Administrative Agent, any Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, such Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Section 10.1(e) or Section 10.1(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Parent, any other Borrower or any other Loan Party, whether proposed by the Parent, any other Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 12.3 Stamp, Intangible and Recording Taxes.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent, each Issuing Bank, each Lender and each Specified Derivatives Provider against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes, any of the other Loan Documents or any of the Specified Derivatives Contracts or the perfection of any rights or Liens under this Agreement, the Notes, any of the other Loan Documents or any of the Specified Derivatives Contracts.

Section 12.4 Setoff.

Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Administrative Agent, each Lender, each Issuing Bank and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, an Issuing

Bank or a Participant subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank, such Lender or any Affiliate of the Administrative Agent, such Issuing Bank or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2, and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Administrative Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.5 Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(b) EACH OF THE BORROWER, EACH ISSUING BANK, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (BOROUGH OF MANHATTAN), ANY STATE COURT LOCATED IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) AND ANY APPELLATE COURT FROM ANY THEREOF, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER, THE ADMINISTRATIVE AGENT, EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

(c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 12.6 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (e) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the respective partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of the Administrative Agent and the Lenders and of the respective Affiliates of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of an assigning Lender’s Commitment and/or the Loans at the time owing to it, in the case of contemporaneous assignments to related Approved Funds that equal at least the amount specified in the immediately following clause (B) in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A) [intentionally omitted];

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Commitment or any Loans if such assignment is to a Person that is not already a Lender with a Commitment or a Loan, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender, which in each case, is an Eligible Assignee; and

(C) the consent of each Issuing Bank shall be required for any assignment in respect of a Revolving Commitment if such assignment is to a Person that is not already a Lender with a Revolving Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender, which in each case, is an Eligible Assignee.

(iv) Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $4,500 for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate, upon return to the Borrower of any Notes being replaced (subject to Section 2.13.(d)).

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.4, Section 12.2 and Section 12.10 and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office in the United States of America a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any bank or other financial institution (but in no event to a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment (unless such increase will not result in an increase in the Participant’s share), (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender except as otherwise provided in Section 2.15, (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 8.15(d), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.10, Section 5.1, Section 5.4 (subject to the requirements and limitations therein, including the requirements under Section 3.10(g) (it being understood that the documentation required under Section 3.10(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6 as if it were an assignee under subsection (b) of this

Section; and (B) shall not be entitled to receive any greater payment under Section 5.1 or Section 3.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g) USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

(h) Information to Assignee, Etc. A Lender may furnish any information concerning the Parent, any other Borrower, any other Loan Party or any other Subsidiary in the possession of such Lender from time to time to assignees and Participants of such Lender (including prospective assignees and Participants) subject to compliance with the applicable terms of Section 12.9.

(i) Effective Date Assignment. On the Effective Date, and concurrently with the effectiveness of this Agreement, Citibank, N.A., has assigned (and shall be deemed to have assigned for all purposes hereunder) all of its rights and obligations under this Agreement (including all its Commitment and the Loans owing to it on the Effective Date) to Citicorp North America, Inc.

Section 12.7 Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Super Majority Lenders (or the Administrative Agent at the written direction of the Super Majority Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Revolving Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Super Majority Revolving Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto). Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Term Loan Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Super Majority Term Loan Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto). Notwithstanding anything to the contrary contained in this Section, the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Exhibit N in accordance with the terms of Exhibit N.

(b) Consent of Lenders Directly Affected. In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i) increase, extend or reinstate any Commitment of a Lender (excluding any increase as a result of an assignment of Commitments permitted under Section 12.6) or subject a Lender to any additional obligations without the written consent of such Lender;

(ii) reduce the principal of, or interest that has accrued or the rates of interest that will be charged (subject to the last sentence in subsection (a) above) on the outstanding principal amount of, the Loans or the other Obligations of a Lender without the written consent of such Lender;

(iii) reduce the amount of any Fees payable to a Lender hereunder without the written consent of such Lender;

(iv) (x) modify the definitions of “Revolving Termination Date” (except in accordance with Section 2.15) or “Revolving Commitment Percentage”, otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Revolving Loan or for the payment of Fees or any other Obligations owing to any Revolving Lender, in each case, without the written consent of such Revolving Lender or (y) extend the expiration date of any Letter of Credit beyond the Revolving Termination Date without the written consent of each Revolving Lender;

(v) modify the definition of “Term Loan Maturity Date”, or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Term Loans or for the payment of Fees or any other Obligations owing to any Term Loan Lender, in each case, without the written consent of such Term Loan Lender;

(vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;

(vii) modify the definition of the term “Pro Rata Share”, “Requisite Lenders”, or “Super Majority Lenders” or otherwise modify the provisions of Section 2.10(b)(viii), Section 3.2, Section 3.3, Section 3.9(b) or Section 10.5 without the written consent of each Lender;

(viii) release any Guarantor from its obligations under the Guaranty, except as contemplated under Section 8.15(d) (as such section may be modified with the consent of the Super Majority Lenders) without the written consent of each Lender;

(ix) waive a Default or Event of Default under Section 10.1(a) without the written consent of each Lender to whom such payment is due, except as permitted by Section 10.8;

(x) amend, or waive the Borrower’s compliance with, Section 2.19 without the written consent of each Revolving Lender affected thereby;

(xi) modify the definition of the term “Requisite Revolving Lenders” or “Super Majority Revolving Lenders” or modify in any other manner the number or percentage of the Revolving Lenders required to make any determinations or waive any rights hereunder or to modify any provision of this Agreement without the written consent of each Revolving Lender;

(xii) modify the definition of the term “Requisite Term Loan Lenders” or “Super Majority Term Loan Lenders” or modify in any other manner the number or percentage of the Term Loan Lenders required to make any determinations or waive any rights hereunder or to modify any provision of this Agreement without the written consent of each Term Loan Lender;

(xiii) release any Required Borrowing Base Property from the Liens of the Security Documents, in each case, without the prior written consent of the Super Majority Lenders;

(xiv) while any Term Loans remain outstanding: (A) no amendment, modification or waiver of Section 6.2 itself shall be effective to require the Revolving Lenders to make Revolving Loans when such Lenders would not otherwise be required to do so unless such amendment, modification or waiver is approved in writing by the Requisite Revolving Lenders; (B) solely for the purpose of determining satisfaction of the conditions set forth in Section 6.2, no amendment, modification or waiver of any other provision of this Agreement will be given effect if such amendment, modification or waiver has the impact of requiring the Revolving Lenders to make Revolving Loans when such Lenders would not otherwise be required to do so, unless such amendment, modification or waiver is approved in writing by the Requisite Revolving Lenders, or (C) change the L/C Commitment Amount without the prior written consent of the Requisite Revolving Lenders; or

(xv) (A) amend, modify or waive any condition to borrowing set forth only in Article 6.2 itself without the consent of the Requisite Revolving Lenders and (B) solely for the purpose of determining satisfaction of the conditions set forth in Section 6.2, no amendment, modification or waiver of any Default or Event of Default will be given effect if such amendment, modification or waiver has the impact of requiring the Revolving Lenders to make Revolving Loans when such Lenders would not otherwise be required to do so unless such amendment, modification or waiver is approved in writing by the Requisite Revolving Lenders.

(c) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.5 or the obligations of the Issuing Banks under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Banks. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of a Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of each affected Lender under the immediately preceding (b) that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Parent, any other Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to amend or amend and restate this Agreement if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitments or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(d) Technical Amendments. Notwithstanding anything to the contrary in this Section 12.7, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Banks or materially change the intent of any provision of this Agreement. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement. The Administrative Agent will provide the Lenders with a copy of any such amendment.

Section 12.8 Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any other Subsidiary or any other Loan Party. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower.

Section 12.9 Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent, each Issuing Bank and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Parent or PREIT in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices solely in connection with the transactions contemplated by this Agreement but in any event may make disclosure: (a) to any of their respective Affiliates (provided any such Affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment and/or Loans or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Administrative Agent’s, such Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) if an Event of Default exists, to any other Person, in connection with the exercise by the Administrative Agent, the Issuing Banks or the Lenders of rights hereunder or under any of the other Loan Documents; (f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent, any other Borrower or any Affiliate; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulator or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; and (h) with the consent of the Parent or PREIT.

Section 12.10 Indemnification.

(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, any Affiliate of the Administrative Agent, each Issuing Bank, and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.10 or Section 5.1 or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or the issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or the Letters of Credit; (iv) the Administrative Agent’s, any Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Banks and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent, the Issuing Banks and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, PREIT and the other Subsidiaries; (vii) the fact that the Administrative Agent, the Issuing Banks and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, PREIT and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Banks or the Lenders may have under this Agreement or the other Loan Documents including, but not limited to, the foreclosure upon, or seizure of, any collateral or the exercise of any other rights of a secured party; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in clause (i) or (viii) to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct; or (ix) any violation or non-compliance by the Parent, PREIT or any other Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Banks as successors to the Borrower) to be in compliance with such Environmental Laws.

(b) The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Parent, PREIT, any other Loan Party or any other Subsidiary.

(d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party in connection with an Indemnity Proceeding shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such

Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f) If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g) The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 12.10 to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.11 Termination; Survival.

This Agreement shall terminate and any and all security interest in the Collateral provided for in the Loan Documents shall be automatically released at such time as (a) none of the Lenders is obligated any longer under this Agreement to make any Loans and each Issuing Bank is no longer obligated under this Agreement to issue Letters of Credit and (b) all Obligations (other than (i) obligations that survive as provided in the following sentence, (ii) all Specified Derivatives Obligations that have been Cash Collateralized in an amount satisfactory to all of the Specified Derivatives Providers, in the reasonable discretion of all the Specified Derivatives Providers, or such other arrangements satisfactory to the Specified Derivatives Providers have been made, and (iii) obligations and liabilities under Letters of Credit that have been Cash Collateralized or as to which other arrangements satisfactory to the relevant Issuing Bank have been made) have been paid and satisfied in full. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Administrative Agent, the Issuing Banks and the Lenders are entitled under the provisions of Section 11.7, Section 12.2 and Section 12.10 and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 12.5, shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Banks and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.12 Severability of Provisions.

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.13 GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.14 Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Delivery of an executed counterpart via facsimile, portable document format (“PDF”) or electronic mail shall constitute delivery of an original. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. The parties hereto hereby consent to the use of electronic signatures and records in connection with this Agreement.

Section 12.15 Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.16 Obligations with Respect to Loan Parties.

The obligations of PREIT, PREIT-RUBIN or the Parent to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense PREIT, PREIT-RUBIN, the Parent or any other Loan Party may have that it does not control such Loan Parties.

Section 12.17 Limitation of Liability.

None of the Administrative Agent, any Issuing Bank, any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, any Issuing Bank, or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, the Second Amendment Payment Letter or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent, any Issuing Bank or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, the Fee Letter, the Second Amendment Payment Letter or any of the transactions contemplated by this Agreement or financed hereby. Notwithstanding anything in this Section to the contrary, no Defaulting Lender shall be entitled to claim any of the benefits of this Section.

Section 12.18 Entire Agreement.

This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 12.19 Construction.

The Borrower, the Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Administrative Agent and each Lender.

Section 12.20 Time of the Essence.

Time is of the essence of each and every provision in this Agreement.

Section 12.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.22 No Novation.

(a) Existing Bridge Credit Agreement. Upon satisfaction of the conditions precedent set forth in Sections 6.1 and 6.2 of this Agreement, this Agreement and the other Loan Documents shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Bridge Credit Agreement, and the Existing Bridge Credit Agreement shall be superseded in all respects, in each case, on a prospective basis only.

(b) NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT TO AMEND AND RESTATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER, THE EXISTING BRIDGE CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING BRIDGE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING BRIDGE CREDIT AGREEMENT).

Section 12.23 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 12.24 Reservation of Rights.

Notwithstanding anything to the contrary contained in this Agreement, Borrower reserves the right to seek a final determination from the Bankruptcy Court as to whether default interest under the Existing Bridge Loans, the Existing Term Loans and the Existing Revolver/Term Loans was due and payable prior to the Agreement Date and enter further relief consistent with any such finding.

[Signature Pages Intentionally Omitted]

ANNEX II

Schedule 1.1(F)

[See attached.]